UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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PG&E Corporation | Pacific Gas and Electric Company

Joint Notice of 2026 Annual Meetings
Joint Proxy Statement

Thursday, May 21, 2026
10:00 a.m., Pacific Time

Proxy Guide

1	Joint Notice of 2026 Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company
2	Overview
11	Proposal 1: Election of Directors of PG&E Corporation and Pacific Gas and Electric Company
12	Director Biographies
22	Governance
25	Operations
29	Oversight
32	Related Person Transactions
33	Compensation of Non-employee Directors
36	Share Ownership Information
40	Proposal 2: Advisory Vote to Approve Executive Compensation for PG&E Corporation and Pacific Gas and Electric Company
41	Compensation Discussion and Analysis
69	Compensation Committee Report
72	Executive Officer Compensation
98	Proposal 3: Ratification of the Appointment of Deloitte and Touche LLP as the Independent Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company
98	Report of the Audit Committees
User guide
102	Defined Terms
104	Website Availability of Governance Documents
105	General Information About the 2026 Annual Meetings and Voting
109	2027 Annual Meeting

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement

PG&E Corporation | Pacific Gas and Electric Company
April 9, 2026

Today at PG&E,[1] we continue to deliver progress in serving our triple bottom line of People, our Planet, and California’s Prosperity as we deliver safe, affordable, reliable, and clean energy to our customers. Last year, we made meaningful strides forward:

•On the safety front, we achieved a significant reduction in serious injury and motor vehicle incidents, resulting in some of our best ever safety performance.
•We reduced CPUC-reportable ignitions by over 40%, resulting in our third consecutive year with no major fires caused by our equipment.
•On March 1 this year, we delivered our fifth reduction in residential bundled electric rates in two years. Combined with prior decreases, our residential bundled electric rates are now 13% lower than January 2024, with the typical customer paying about $25 less per month.
•On electric reliability, our systemwide performance improved by 19% from 2024; and we delivered over 99% reliability for natural gas customers.

We’re not done yet. We’re working tirelessly to remove wildfire-related costs from customer bills, we’re expanding system hardening with overhead and underground powerlines, and we’re embracing innovation to keep costs low and reliability high even as we meet our customers’ growing demand for energy.

To deliver on our goals, we remain steadfast in our plan: what we call our Simple, Affordable Model. In 2025, we extended our investment plan to $73 billion through 2030 to deliver for customers and investors now and for the long run.

Consistent with our plan, we reduced non-fuel operating and maintenance (O&M) costs by 2.5% in 2025. In fact, we’ve exceeded our non-fuel O&M targets for four years in a row, allowing us to redeploy over $700 million for the benefit of customers.

We also continue to see the potential for new and growing electricity demand to reduce costs for all customers. When it comes to new data center projects, we now have over 3.5 gigawatts in the final engineering stage with about half of this on track to be connected by 2030. We estimate that every gigawatt of new electric load from data centers can lower our average electric bills by 1% or more.

As we continue our efforts to save money by working smarter, we are energized by our new goal for future customer bills. We are now targeting an average annual bill trajectory of 0-3% versus our previous 2-4% goal. We plan to continue to focus on non-fuel O&M savings, supporting electric load growth across our California service area, reducing other pass-through costs, and efficient financing as we continue to drive improvements in our credit profile.

Moving forward, we will continue to prioritize investment grade ratings to reduce borrowing costs, which in turn deliver financing cost savings for our customers. As ever, we will continue to plan conservatively. Our five-year financial plan is built to deliver earnings per share growth of “9% plus” through 2030 without the need for any additional external equity financing.

In December, we announced an increase in our annual common dividend per share from 10 cents to 20 cents, doubling our payment and bringing our payout ratio to 13% of our 2025 non-GAAP core earnings per share. This keeps us on track to reach our 20% by 2028 payout target.

Every day, our team wakes up with one purpose: to deliver warmth in the cold and light in the dark—safely and affordably.

We strive to earn trust through our continued progress. Thank you for giving us the opportunity to share our performance as we write the next chapter of our story.

Leading with Love,

Kerry W. Cooper Chair of the Board PG&E Corporation	Patricia K. Poppe CEO PG&E Corporation

(1) “PG&E” or “companies” refer to both PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, or the “Utility.”
PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement

Disclaimers and Cautionary Statement Concerning Forward-Looking Statements
This Joint Proxy Statement contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans, and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding PG&E Corporation’s operating results, equity issuances, rate base growth, capital expenditures, cost savings, customer bills, affordability initiatives, dividends, wildfire risk mitigation (including undergrounding), load growth, climate and clean energy goals and commitments, executive compensation performance targets, regulatory proceedings and outcomes, and other expectations, estimates, plans, and strategies. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the Securities and Exchange Commission (SEC), which are available on PG&E Corporation’s website at pgecorp.com and on the SEC’s website at sec.gov. Factors that may cause the Utility’s actual non-fuel O&M results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. Expected drivers of forecasted electric load growth include data centers, electric vehicle adoption, and building electrification. Some of the factors that could cause future climate and clean energy results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include whether we are able to dedicate adequate resources to implement our climate strategy; uncertainty regarding maturing technologies; uncertainty whether the necessary infrastructure updates will be made to enable a diverse supply of cleaner fuels; the degree to which customers adopt technologies and behaviors that reduce greenhouse gas emissions; regulatory and financing innovations needed to reduce unnecessary new costs for the energy system, and recovering necessary costs in a sustainable, equitable, and affordable manner; the degree to which we attract, retain, and develop a workforce with the required skill profiles to meet our climate strategy; and the impact of changes to federal, state, and local climate policies. Additionally, some of the factors that could cause future customer bills to differ materially from those expressed or implied by the forward-looking statements include risks and uncertainties associated with energy supply costs, emergency response costs, the timing and outcomes of regulatory proceedings, customer energy usage, and procurement costs. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.
The Corporation and the Utility are providing the address to various websites in this Joint Proxy Statement solely for the information of investors and for convenience only. PG&E Corporation and the Utility also make available to investors information about the companies’ climate goals and progress in the Corporate Sustainability Report and Climate Strategy Report. The information on these websites and in these reports is not incorporated by reference into this Joint Proxy Statement.

Joint Notice of 2026 Annual Meetings of Shareholders of
PG&E Corporation and Pacific Gas and Electric Company

Proposal to be Voted On		Corporation	Utility	Recommendation
1.	Election of Directors	•	•	FOR
2.	Advisory Vote to Approve Executive Compensation	•	•	FOR
3.	Ratification of the Appointment of Deloitte and Touche LLP as the Independent Public Accounting Firm	•	•	FOR

Meeting information	Voting your shares
IMPORTANT NOTICE OF AVAILABILITY OF 2026 PROXY MATERIALS FOR THE ANNUAL MEETINGS:
We are making the Joint Proxy Statement and form of proxy available to shareholders starting on or about April 9, 2026. The Joint Proxy Statement and 2025 Annual Report are available at investor.pgecorp.com/financials/annual-reports-and-proxy-statements. Detailed information on how to vote your proxy is included in the “User Guide” at the end of this Joint Proxy Statement.
Brian M. Wong
Corporate Secretary
PG&E Corporation
Pacific Gas and Electric Company
April 9, 2026

Date: May 21, 2026 Time: 10:00 a.m. Pacific Time Location: Virtual Meeting[1]	Your vote is extremely important
The deadline to vote is:

Record Date
Shareholders as of March 23, 2026, are entitled to vote at the Annual Meetings.

Solicitation of Proxies
The Boards of Directors are soliciting proxies from you for use at the Annual Meetings or any adjournments or postponements. Proxies allow designated individuals to vote on your behalf.
11:59 p.m. Eastern Time on May 20, 2026 — or — 11:59 p.m. Eastern Time on May 18, 2026 if you are a participant in the 401(k) Plan.

Internet	Phone	Proxy Card by Mail	2026 Annual Meeting
(1) Holders of PG&E Corporation shares can access the 2026 Annual Meeting, vote, and ask questions at virtualshareholdermeeting.com/PCG2026. Holders of Utility shares can access the 2026 Annual Meeting, vote, and ask questions at virtualshareholdermeeting.com/PCG-P2026.
PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    1

Overview
PG&E Corporation and the Utility together provide combined natural gas and electric utility service to approximately 16 million Californians. Our customers are at the heart of everything we do and why we strive to provide safe, reliable, affordable, and clean energy to our hometowns every day. They also look to us for grid modernization, clean energy technology, and support in achieving our state’s ambitious carbon goals.1
Delivering for our hometowns, serving our planet, and leading with love—is underpinned by a strong focus on Safety, People, Planet, and California’s Prosperity. With our True North strategy as the guidepost, our organizational design and regional service model are bringing us closer to the hometowns we serve. We are committed to designing an electric system that is resilient to climate change, decarbonized, and optimized to local and system needs.
PG&E’s Performance Playbook is built on our Lean operating system, including its five Lean “plays” designed to transform performance—visual management, operating reviews, problem solving, standardization, and waste elimination. We have implemented an operating review process and aligned the organization around key performance indicators focused on safety, delivery, cost, quality, customer, and coworker morale. Our standardized problem-solving process allows coworkers to identify, contain, and solve breakdowns in performance at the root cause. We identify and eliminate inefficiencies in both process and workflow in a sustainable manner. We have accomplished this in part by delivering direct Lean training, coaching, and support to our coworkers.

Visual Management	Operating Reviews	Problem Solving	Standardization	Waste Elimination

We make decisions through a framework that prioritizes safety for everyone, rewards actions that prevent wildfires, and leads to a future carbon-neutral energy system, but we know that we are not done. For more information about performance and how it impacted pay, please refer to page 43.
Safety
Our commitment to safety is always at the forefront of everything we do. We are focused on keeping the public, our coworkers, and our contractors safe. This commitment extends to all operations, and it begins with our stands that catastrophic wildfires shall stop and everyone and everything is always safe.
The PG&E Safety Excellence Management System (PSEMS), one of the three pillars of the PG&E Performance Playbook, is a systematic management of processes, assets, and occupational health and safety to prevent injury and illness. The PSEMS framework allows the organization to operate safely and deliver safe, reliable, affordable, and clean energy to our customers and hometowns.

(1) The information in this section represents information for, or as of the end of, 2025, except where otherwise noted. Numbers have been rounded for presentation purposes. Information provided in graphics is qualified by descriptive language provided elsewhere in this section, if applicable.
PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    2

At PG&E, we are focused on preventing serious injuries and fatalities (SIFs) by providing skills and tools to our coworkers (employees and contractors). We continue to hold our coworkers and contractors accountable for completing work safely, stopping the job when hazards are identified or if the work becomes unsafe, and promoting a culture where speaking up, listening up, and following up for safety is expected and supported. Contractors’ performance is tracked and managed through our Contractor Safety Program. We continue to support the speak-up award program, recognizing coworkers for raising concerns that positively impact safety and promote a strong safety culture.
All work occurring in 2026 builds on the progress made in previous years to understand our risks, prioritize our work, and implement essential controls to reduce risk. We remain focused on building a strong safety culture, holding our coworkers accountable for their safety and the safety of the public, for raising issues, and for engagement at all levels of the organization. Doing so will help us achieve our 2026 targets and meet our stand that everyone and everything is always safe.
People
At PG&E, we attract and retain coworkers with stable, benefits-paying jobs, professional development, and growth opportunities paired with our focus on health, wellness, and joy at work. We want our coworkers to feel known, loved, and proud, and to enjoy working for PG&E.
In 2025, PG&E reinforced its commitment to fostering a workplace culture of inclusion and belonging for all coworkers, delivering on our stand that it is enjoyable to work with and for PG&E:

Inclusion and Belonging Pillars
Culture	Create an environment where every coworker experiences joy and belonging.
Career	Build a diverse and engaged workforce, supporting equity and zero talent outages.
Community	Support the diverse hometowns we serve.
Customer	Embed inclusion and belonging into how we serve our customers.
PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    3

Our workforce is strong

Approximately 17,000 of our nearly 28,000 coworkers are covered by a collective bargaining agreement.	45 percent of our employees have a tenure of more than 10 years.

Our workforce reflects the hometowns we serve

1.3M HOURS		39

Technical, leadership, and coworker training provided by PG&E	In 2025, PG&E delivered the majority of its training through instructor-led training (71%) complemented by web-based training, which represented 29% of total training	Apprenticeship job classifications trained through apprenticeship programs that reduce barriers to entry for prospective employees

We create opportunity with PG&E PowerPathway™, a nationally acclaimed workforce development program designed to help prepare individuals for careers in the construction and energy industry. PowerPathway provides a combination of classroom and hands-on learning in partnership with local community-colleges, trade schools and workforce development boards. In 2025, PowerPathway celebrated 18 years delivering programs for our Bay Area, Central Coast, and Sacramento/North Valley regions. Upon completion, and since its 2008 inception, PowerPathway has delivered 61 signature programs through our hometowns resulting in 1,380 graduates, of whom 87% were hired by PG&E.

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    4

Planet
At PG&E, we remain committed to climate change action—and to making collective progress towards a clean energy future in partnership with our customers and other stakeholders. We have a proven performance record on clean energy—and we believe clean energy should be affordable for and inclusive of customers from all economic and social backgrounds.
We have set ambitious climate goals to guide our work in helping California transition to a decarbonized economy. We are also taking action to build a more climate-resilient energy network to ensure we can continue to deliver for customers even as California continues to experience the impacts of climate change.
Our Commitment: Helping to heal the planet
PG&E is committed to helping to heal the planet through a pledge to achieve:

Notes:
Scope 1:     Direct emissions from PG&E’s operations.
Scope 2:     Indirect emissions from facility electricity use and electric line losses.
Scope 3:     Emissions resulting from value chain activities not owned or controlled by PG&E but that can be indirectly impacted by PG&E actions.
“Scope 4”:     An emerging term for categorizing emission reductions enabled by a company. PG&E can make a significant contribution by enabling these emission reductions in our service area.

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    5

Our Progress

As the state’s largest energy provider, we embrace our foundational role in transitioning California to a decarbonized and more climate-resilient economy. Today, about one in eight electric vehicles in the nation plugs into PG&E’s grid and we are actively helping customers adopt clean energy products through tools, resources, and programs. We are also partnering with a broad spectrum of stakeholders to create a pathway to a more equitable and affordable energy future.

Continued to supply clean energy to customers	Implemented contracts for more than 4.9 GW of battery energy storage capacity, strengthening California’s grid efficiency and reliability	Brought the total number of interconnected private solar customers to more than 950,000

Helped enable the total number of electric vehicles operating in our service area to exceed 820,000	Met the CPUC-mandated methane emission reduction target ahead of schedule	Helped customers reduce emissions and energy costs through robust energy efficiency programs

We continue to do this work transparently, reporting progress on our climate goals in our annual Corporate Sustainability Report and in our responses to the CDP (formerly the Carbon Disclosure Project) and related organizations.
PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    6

California’s Prosperity
We believe clean energy alternatives need to be affordable for and inclusive of all economic backgrounds, and we are addressing energy affordability and equity in collaboration with the CPUC and community partners. During 2025, we saw the following highlights:

3.2 million customers	796,000+ MT of CO2 avoided	$50.6 million lent

Home Energy Reports reached 3.2 million customers. We are a utility leader in the US for number of customers served and the program resulted in over $127 million in bill savings for customers in 2025	Helped customers avoid more than 796,000 metric tons of carbon dioxide emissions through our energy efficiency programs	Energy efficiency financing program funded 343 loans for a total of $50.6 million lent

1.39M
CARE discount customers	$3M in grants

Helped 296,000 customers enroll in the California Alternate Rates for Energy program, providing income-qualified customers with a monthly discount on their Utility bill, for a total of 1.39 million PG&E customers enrolled in the program. These customers received discounts totaling approximately $1.2 billion
Awarded $3 million in multiple grants to local FireSafe Councils to reduce the increased threat of wildfires in northern and central California

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    7

Community support
We support our hometowns through charitable giving programs, coworker donations and matching gift donations. Our coworkers also volunteered more than 52,000 hours in their communities while supporting 330 PG&E sponsored volunteer events throughout our service territory.

The PG&E Corporation Foundation

More than $9.3 million in total contributions from PG&E coworkers, retirees, and matching gifts from The PG&E Corporation Foundation to nearly 5,000 non-profit organizations and schools.
PG&E and Foundation

$36.6 million in charitable giving from PG&E and The PG&E Corporation Foundation to non-profit organizations and schools.

Performance
Our triple bottom line of People, Planet, and Prosperity is underpinned by our unwavering focus on safety and improving our operational and financial performance. We have set specific goals to reduce wildfire risk, invest in our hometowns, and drive earnings growth.

Wildfire safety

PG&E has taken a stand that catastrophic wildfires shall stop. In 2025, we met or exceeded all 55[1] of our Wildfire Mitigation Plan (WMP) commitments as we continued to focus on improvements in system hardening, vegetation management, system inspections and monitoring, and modeling capabilities.

Sectionalized devices installed: 1,688 since 2019	System hardening: 2,552 line miles hardened since 2019	Over 279,000 poles inspected in High Fire Threat Districts and High Fire Risk Areas in 2025

(1) We met two commitments subject to external factors, which are exceptions based on reasonable circumstances that may impact execution such as landholder refusals and environmental delays.

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    8

We have committed to making a “game-changing” investment in undergrounding powerlines as a long-term solution to preventing wildfires. Since 2021 we have undergrounded over 1,200 miles. We are continuing our undergrounding in 2026, and with greater efficiencies and forecasted reduction in costs, we are on target to underground nearly 1,000 miles between 2024 and 2026 (in alignment with the funding approved in PG&E’s 2023 General Rate Case). Our work is designed to focus on areas where undergrounding can have the greatest effect on reducing wildfire risk, while also improving reliability for customers.
A Game-Changing Commitment:
Miles of Powerlines Undergrounded or Planned

Our layers of wildfire protection have significantly reduced wildfire risk on our equipment and help keep our customers and hometowns safe. For the safety of our customers and communities, we have enhanced safety settings on our powerlines that automatically turn off power within one-tenth of a second, or faster, if a wildfire hazard is detected. These settings are known as Enhanced Powerline Safety Settings, or EPSS, and they protect 2 million customers and approximately 47,000 powerline miles in and around high fire-risk areas.
When hazards contact powerlines, they can cause ignitions that can potentially lead to wildfires. Safety settings are in place to quickly turn off power when this happens and prevent ignitions. By stopping ignitions, we help prevent wildfires from starting and spreading.
Every year since the pilot of the EPSS Program in 2021, there has been a significant decrease in ignitions on powerlines protected by the settings. EPSS continues to sustain a 69% reduction in R3+ ignitions rate compared to pre-EPSS baselines on powerlines protected by safety settings.1
In previous years, we observed a decrease in the total high fire-threat district (HFTD) and high fire-risk areas (HFRA) acres burned relative to the pre-EPSS 2018-2020 three-year average.2 We understand EPSS helps drive this decrease by reducing the amount of energy delivered to a fault location. EPSS is a proven wildfire prevention technology and a critical part of our layers of wildfire protection.
The Public Safety Power Shutoff (PSPS) program proactively de-energizes powerlines in response to forecasted weather conditions with high winds and dry fuels. In 2025, we had four PSPS events impacting a total of 17,967 customers.

(1) Based on an evaluation of the effectiveness of EPSS under conditions of elevated likelihood of destructive fire outcomes (R3 Fire Potential Index rating).
(2) The HFRA informs the geographic scope of PSPS events by identifying areas in PG&E service territory where existing or future overhead electrical infrastructure could be the source of an ignition that, during a hazardous offshore wind event, results in a catastrophic fire. HFTDs are areas identified by the CPUC where there is an elevated wildfire risk.

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    9

Climate Resilience

The impacts of climate change on our infrastructure are already a reality. Peak electric loads are expected to increase with rising temperatures due to direct impacts of ambient temperatures on equipment and direct impacts on electricity demand driven by rising air conditioning installation and usage.
Climate change will continue to intensify the potential for wildfires throughout California. Additionally, our assets on the coast and in or near watersheds face potential increased exposure to flooding because of climate-driven changes in precipitation and sea-level rise.
In 2024, we completed our first system-wide Climate Adaptation and Vulnerability Assessment which identifies potential climate change vulnerabilities of our assets and operations to projected future environmental conditions. The assessment supports PG&E in prioritizing adaptive actions needed to build a climate-resilient energy system. Community needs and preferences, especially for our most socially vulnerable customers, were identified in the assessment and will be considered as we make decisions about how to adapt the energy system to climate change. We are preparing our next assessment, which will be submitted to the CPUC in 2027.

Financial Performance

PG&E’s physical layers of protection—including wildfire mitigation programs (e.g., system hardening and undergrounding), EPSS, PSPS, and situational awareness—are combining to make our system safer and more resilient in the face of evolving climate challenges. Additionally, management is focused squarely on earning the trust of our customers and owners by delivering customer bill affordability alongside consistent superior financial performance. PG&E’s plan is designed to sustain the high levels of capital investment required to deliver the service our hometowns deserve, and key elements of our strategy include sustainable operating cost savings, improved balance sheet health and pursuit of efficient financing opportunities.

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    10

Proposal 1:
Election of Directors of PG&E Corporation and Pacific Gas and Electric Company

Board Recommendation
What are you voting on?
PG&E Corporation and the Utility each asks its respective shareholders to approve the 2026 director nominations. PG&E Corporation and Utility directors are elected to hold office until the 2027 Joint Annual Meeting, or until their successors are elected and qualified, except in the case of death, resignation or removal of a director. If any of the nominees is unable at the time of the Joint Annual Meeting to accept nomination or serve as a director, the proxy holders named on the PG&E Corporation or Utility Proxy Card (as applicable) will vote for substitute nominees at their discretion.

Vote “FOR” Each Nominee

Board Overview
All nominees for director of PG&E Corporation (the Corporation) in 2026 also are nominees for director of the Utility. Mr. Singh is a nominee for the Utility Board only. The following individuals were nominated by the Board of the respective company: Rajat Bahri, Cheryl F. Campbell, Edward G. Cannizzaro, Kerry W. Cooper, Leo P. Denault, Jessica L. Denecour, Mark E. Ferguson III, W. Craig Fugate, Arno L. Harris, Carlos M. Hernandez, John O. Larsen, Patricia K. Poppe, Sumeet Singh, William L. Smith, and Benjamin F. Wilson. All of the current non-employee directors are independent.

Director Nominee tenure ranges

Board Nominees
Independence		Representation

Board nominees at Corporation are independent under NYSE definitions	Board nominees at Utility are independent under NYSE definitions	Board nominees at Corporation are either women or racially and ethnically diverse	Board nominees at Utility are either women or racially and ethnically diverse
PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    11

Director Nominee Biographies
The names of the nominees for directors of the Corporation and the Utility and certain biographical information as of March 24, 2026 are set forth below:

Rajat Bahri	Director Since	Age	Current Board Committees
	July 2020	61	•Audit •Finance and Innovation
	Current Position Chief Financial Officer, Icertis

Skills Matrix Financial Performance and Planning Technology and Cybersecurity Large-Scale Customer Experience
Background
•Chief Financial Officer, Icertis (Contract lifecycle management software company) (2022 to present)
•Chief Financial Officer, ID.me, Inc. (Digital identity network) (2021 to 2022)
•Chief Financial Officer, Wish (Digital marketplace) (2016 to 2021)
•Chief Financial Officer, Jasper Technologies Inc. (Internet of Things service platform) (2013 to 2016)
•Chief Financial Officer, Trimble Navigation Limited (Information technology) (2005 to 2013)
Experience, Skills, and Expertise
Mr. Bahri is a seasoned Chief Financial Officer with public company experience and extensive knowledge of finance, financial performance, and planning and audit. He is skilled at building enterprise-wide systems and teams, and brings decades of experience in executive compensation, enterprise risk management, and corporate governance, as well as the operation of audit committees. As a California resident, Mr. Bahri also provides the perspective of a PG&E customer to the Boards.
Past Public Company Board Service
•STEC, Inc. (2008 to 2011) (Chair of the Audit Committee)

Cheryl F. Campbell	Director Since	Age	Current Board Committees
	April 2019	66	•Executive (Chair, Pacific Gas and Electric Company) •Safety and Nuclear Oversight (Chair) •Sustainability and Governance
	Recent Position Retired Senior Vice President of Gas, Xcel Energy, Inc.

Skills Matrix Natural Gas Transmission, Distribution, and Safety Workforce and/or Public Safety Risk Management
Background
•Energy Industry Consultant (2019 to 2021)
•Senior Vice President, Gas (2015 to 2018); President and Chief Executive Officer, West Gas Interstate Company (2012 to 2018), Xcel Energy, Inc. (Electric and natural gas utility)
Experience, Skills, and Expertise
Ms. Campbell has 35 years of energy experience in midstream, interstate pipelines, and utilities. At Xcel Energy, she developed industry-leading gas integrity and risk management programs, and improved operating, environmental, and safety metrics. Ms. Campbell championed public safety at the national level, serving on the U.S. Department of Transportation’s Gas Pipeline Advisory Committee to provide guidance on pipeline safety regulations. She is also involved in local and industry groups that work to advance leadership development and STEM education.
Public Company Board Service
•TC Energy Corporation (2022 to present)
Other Board Service
•National Association of Corporate Directors (NACD), Colorado Chapter (2022 to present)
•JANA Corporation (2020 to present)
•Summit Utilities, Inc. (2020 to present) (Chair of the Board)
Past Board Service
•Women’s Leadership Foundation (2020 to 2023) (Chair of the Board)
•Gold Shovel Association (2020 to 2022)
•National Underground Group (2018 to 2023)

PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    12

Edward G. Cannizzaro	Director Since	Age	Current Board Committees
	February 2023	65	•Finance and Innovation •Audit
	Recent Position Former Global Head of Quality, Risk and Regulatory, KPMG International

Skills Matrix Financial Performance and Planning Risk Management Audit
Background
•Global Head of Quality, Risk and Regulatory, KPMG International (2018 to 2022); National Managing Partner - Risk Management (2016 to 2018); Global Lead Engagement Partner (2009 to 2016), Western Area Managing Partner (2007 to 2009), KPMG (Professional services firm)
Experience, Skills, and Expertise
Mr. Cannizzaro brings decades of experience as a global financial executive to the Boards of the Corporation and the Utility. Over the course of his 40-year career at KPMG, he held various leadership positions in audit, risk management, and operational regulatory compliance where he advised clients in a wide range of industries, including e-commerce and financial technology. Most recently, Mr. Cannizzaro served as the Global Head of Quality, Risk and Regulatory with KPMG International where he was responsible for the design and implementation of quality controls and ethics and compliance monitoring programs across 145 countries. Mr. Cannizzaro also provides the perspective of a PG&E customer and California resident.
Public Company Board Service
•Ross Stores, Inc. (2022 to present)
Past Board Service
•KPMG LLP (2015 to 2018)

Kerry W. Cooper	Director Since	Age	Current Board Committees
	July 2020	54	•Executive (Chair, PG&E Corporation) •Finance and Innovation •People and Compensation
	Recent Position Former President and Chief Operating Officer, Rothy’s Inc.

Skills Matrix Large-Scale Customer Experience Financial Performance and Planning Technology
Background
•President and Chief Operating Officer, Rothy’s Inc. (Consumer goods) (2017 to 2020)
•Chief Executive Officer, Choose Energy Inc. (National energy marketplace) (2013 to 2016)
•Chief Operating Officer, Chief Marketing Officer, Modcloth (Consumer goods) (2010 to 2013)
•Vice President, Global eCommerce (2010); Chief Marketing Officer, Vice President of Marketing and Strategy (2008 to 2010), Walmart.com (Consumer goods)
Experience, Skills, and Expertise
Ms. Cooper, the Corporation’s Independent Board Chair, has extensive experience implementing large-scale and innovative customer programs, which is critical as the Boards oversee the companies’ efforts to deliver a regionalized hometown experience for its customers. As the Chief Executive Officer of Choose Energy, she built the brand and oversaw its expansion to all deregulated states and added natural gas and solar, resulting in a sustainable business model. Ms. Cooper has a strong track record leading customer-focused, growth-oriented companies, and brings her knowledge and expertise from her role as an executive coach at The ExCo Group. She also provides the perspective of a PG&E customer and California resident.
Public Company Board Service
•Upstart Holdings Inc. (2021 to present)
Other Board Service
•Mozilla (2023 to present)
Past Board Service
•Fictiv (2023 to 2025)
•Gradient (2020 to 2024)
•TPB Acquisition Corporation Inc. (2021 to 2023)
•Fernish (2020 to 2023)

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Leo P. Denault	Director Since	Age	Current Board Committees
	February 2025	66	•Audit •Finance and Innovation
	Current Position Senior Advisor, ArcLight Capital Partners, LLC

Skills Matrix Financial Performance and Planning Risk Management Utility Operations or Related Engineering Experience
Background
•Senior Advisor, ArcLight Capital Partners, LLC (Middle market infrastructure investor) (2023 to present)
•Executive Chairman, Entergy Corporation (Electric and natural gas utility) (2022 to 2023)
•Chief Executive Officer, Entergy Corporation (2013 to 2022)
•Executive Vice President and Chief Financial Officer, Entergy Corporation (2004 to 2013)
Experience, Skills, and Expertise
Mr. Denault brings decades of executive leadership experience in the energy sector with expertise in utility operations, strategic planning, and finance. Under his leadership at Entergy, Mr. Denault transformed the company into a premier utility with one of the nation's cleanest energy portfolios. Additionally, Mr. Denault brings nuclear operations experience from his time at Entergy and having previously served on the boards of directors for the Institute of Nuclear Power Operators and the World Association of Nuclear Operators Atlanta Centre.
Public Company Board Service
•Huntington Ingalls Industries, Inc. (2022 to present) (Chair of the Audit Committee)
Other Board Service
•Alpha Generation (2024 to present)
Past Public Company Board Service
•Entergy Corporation (2013 to 2023) (Chair of the Board)

Jessica L. Denecour	Director Since	Age	Current Board Committees
	July 2020	64	•Sustainability and Governance (Chair) •People and Compensation •Safety and Nuclear Oversight •Executive
	Recent Position Former Senior Vice President and Chief Information Officer, Varian Medical Systems

Skills Matrix Technology and Cybersecurity Workforce and/or Public Safety Community Leadership
Background
•Senior Vice President, Chief Information Officer, Varian Medical Systems (Medical device manufacturer and software for cancer treatments) (2006 to 2017)
•Vice President, Global IT Application and Solution Services and Global Infrastructure and Operations, Agilent Technologies, Inc. (Chemical analysis, life sciences, and diagnostics) (2000 to 2005)
Experience, Skills, and Expertise
Ms. Denecour has more than 30 years of experience leading global companies into the digital age. As a senior executive and Chief Information Officer, she gained a deep understanding of threats and mitigations in cybersecurity risk management, and experience overseeing investments in new, innovative technology. During her career, she led multiple IT transformations, built effective data privacy and security programs, and implemented state-of-the-art IT governance and systems. A long-time California resident and Utility customer, Ms. Denecour has also demonstrated a commitment to the community through her board work supporting gender parity in the boardroom, and creativity and lifelong learning in children.
Past Public Company Board Service
•MobileIron Inc. (2017 to 2020) (Chair of the Cybersecurity Committee; Chair of the Nominating and Governance Committee)
Past Board Service
•Athena Alliance (2016 to 2018) (Founding member)
•Children’s Discovery Museum of San Jose (2010 to 2017)

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Mark E. Ferguson III	Director Since	Age	Current Board Committees
	July 2020	69	•People and Compensation (Chair) •Safety and Nuclear Oversight •Executive
	Current Position Independent Defense and Aerospace Consultant

Skills Matrix Nuclear Generation Safety Workforce and/or Public Safety Management Incentives
Background
•Independent Defense and Aerospace Consultant, MK3 Global LLC (2016 to present)
•Senior Advisor, McKinsey & Company (2016 to 2020)
•Commander of the U.S. Naval Forces in Europe and Africa (2014 to 2016); Vice Chief of Naval Operations (2011 to 2014), U.S. Navy
•Chief of Naval Personnel, U.S. Navy (2008 to 2011)
Experience, Skills, and Expertise
Admiral Mark Ferguson, USN (ret.) brings experience in nuclear reactor operations and engineering, risk and change management, human resources, and cyber preparedness from his 38-year career in the U.S. Navy. Through his leadership positions, he directed the transformation of its personnel management system and education programs. His organization received the Workforce Magazine Optimas Award for innovative personnel policies supporting diversity and women in the workplace. Admiral Ferguson presently is a member of several veteran service organizations and holds a NACD certification in cyber risk oversight.
Public Company Board Service
•VSE Corporation (2017 to present) (Chair of the Nominating and Governance Committee)
Past Board Service
•Center for Naval Analyses (2017 to 2021) (Chair of the Audit Committee)

W. Craig Fugate	Director Since	Age	Current Board Committees
	July 2020	66	•Safety and Nuclear Oversight •Sustainability and Governance
	Current Position Principal, Craig Fugate Consulting, LLC

Skills Matrix Wildfire Safety, Prevention and Mitigation Climate Change and Climate Resilience Nuclear Generation Safety
Background
•Principal, Craig Fugate Consulting, LLC (Emergency management and crisis response) (2017 to present)
•Senior Advisor, Interagency Readiness Solutions (Emergency management support) (2017 to present)
•Chief Resilience Officer, One Concern (Emergency management technology) (2017 to 2022)
•Administrator of the Federal Emergency Management Agency (FEMA) (Appointed by the President, Senate Confirmed) (2009 to 2017)
Experience, Skills, and Expertise
Mr. Fugate has a deep background in emergency management and crisis response at the county, state, and federal level. During his time at FEMA, Mr. Fugate led the organization through multiple record-breaking disaster years and oversaw the Federal Government’s response to major events, such as the Joplin and Moore tornadoes, Hurricane Sandy, Hurricane Matthew, and the 2016 Louisiana flooding. Mr. Fugate has a strong track record in establishing a robust safety culture and driving a community-oriented approach to emergency management.
Public Company Board Service
•Genasys (2024 to present)
Other Board Service
•America’s Public Television Stations (2017 to present)

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Arno L. Harris	Director Since	Age	Current Board Committees
	July 2020	56	•Audit •Sustainability and Governance
	Current Position Managing Partner, AHC

Skills Matrix Innovation and Technology in the Clean Energy or Utility Industry Climate Change and Climate Resilience Technology
Background
•Managing Partner, AHC (Clean energy and transportation consulting) (2015 to present)
•Chief Executive Officer, Alta Motors (Electric motorcycle manufacturer) (2017 to 2018)
•Founder and Chief Executive Officer, Recurrent Energy, LLC (Utility-scale solar project developer) (2006 to 2015)
Experience, Skills, and Expertise
Mr. Harris has spent the last 25 years starting and growing successful businesses in high tech, clean energy, and electric mobility. He is passionate about solving climate change through the intersection of technology, business, and public policy. He advises startups and growth companies, helping them to raise capital and achieve scale. His understanding of energy, sustainability, and commercial operations within California’s regulatory environment contributes to the Boards’ effective oversight of environmental, social, and governance (ESG) and climate change issues. Mr. Harris is also a longtime California resident and PG&E customer.
Other Board Service
•Revolv Global Inc. (2023 to present)
•Gator Holdings, LLC (2022 to present)
Past Public Company Board Service
•ArcLight Clean Transition II (2021 to 2022)
•Azure Power Global Limited (2016 to 2022) (Chair of the Audit Committee; Chair of the Capital Committee)
•ArcLight Clean Transition Corp. (2020 to 2021)

Carlos M. Hernandez	Director Since	Age	Current Board Committees
	March 2022	71	•Audit •Finance and Innovation
	Recent Position Former Chief Executive Officer, Fluor Corporation

Skills Matrix Risk Management Workforce and/or Public Safety Public Policy
Background
•Chief Executive Officer (2019 to 2020); Interim Chief Executive Officer (2019); Executive Vice President, Chief Legal Officer, and Secretary (2007 to 2019), Fluor Corporation (Engineering and construction)
•General Counsel and Secretary, Arcelor Mittal Americas (Steel and mining) (2004 to 2007)
Experience, Skills, and Expertise
Mr. Hernandez brings decades of experience in legal affairs, risk management, financial restructuring, corporate governance, and compliance. He has a strong foundation in law, business, and engineering, having served as General Counsel of publicly-traded companies in engineering, procurement, construction (EPC), manufacturing, and distribution. During his time at Fluor Corporation, he developed, led, and executed project risk assessment, established new selectivity criteria, and restored confidence in the company’s financial reporting. He has experience with environmental and safety matters, as well as government affairs.
Public Company Board Service
•Granite Construction, Inc. (2024 to present)
Other Board Service
•Steward Health Care System (2021 to present)
Past Public Company Board Service
•Fluor Corporation (2019 to 2020)
Past Board Service
•ICA / Fluor (2016 to 2019)
•NuScale Power LLC (2011 to 2019)

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John O. Larsen	Director Since	Age	Board Committees
	May 2025	62	•Safety and Nuclear Oversight •People and Compensation
	Recent Position Retired Chief Executive Officer, Alliant Energy

Skills Matrix Utility Operations or Related Engineering Experience Workforce and/or Public Safety Large-Scale Customer Experience
Background
•Chairman of the Board and Executive Chairman (2024); Chairman and Chief Executive Officer (2023); Chairman, President, and Chief Executive Officer (2019 to 2023), Alliant Energy Corporation (Electric and natural gas utility holding company)
Experience, Skills, and Expertise
Mr. Larsen provides deep utility operations and large-scale customer engagement from his 36-year career at Alliant Energy, where he held key leadership positions across the regulated utility’s business sectors, including engineering, power generation, and strategic planning. During his tenure as chief executive, Mr. Larsen spearheaded Alliant Energy’s Clean Energy Blueprint, which guided the company’s investment in a sustainable and diversified electric portfolio, and more adaptable and resilient infrastructure. He is a strong advocate of fostering community vitality and has served on local and industry boards, including the Edison Electric Institute and Electric Power Research Institute.
Other Board Service
•TruStage Financial Group, Inc (2021 to present)
Past Public Company Board Service
•Alliant Energy Corporation (2019 to 2025)
Past Board Service
•American Gas Association (2022 to 2024) (Advisory Director)
•Electric Power Research Institute (2021 to 2024)
•American Transmission Company Management, Inc. (2019 to 2024) (Lead Director)
•Edison Electric Institute (2019 to 2024)

Patricia K. Poppe	Director Since	Age	Current Board Committee
	January 2021	57	•Executive
	Current Position Chief Executive Officer, PG&E Corporation

Skills Matrix Workforce and Public Safety Utility Operations and Related Engineering Experience Financial Performance and Planning
Background
•Chief Executive Officer, PG&E Corporation (2021 to present)
•President and Chief Executive Officer, CMS Energy and Consumers Energy (2016 to 2020)
Experience, Skills, and Expertise
Ms. Poppe brings over 15 years of experience, including as chief executive, in the highly regulated utility industry. Under her leadership, PG&E has implemented lean business principles to transform how the company operates and to improve customer experience and brand trust. With safety as a foundation, PG&E has increased efficiencies and reduced operational waste resulting in operating cost savings and improved resilience. During her time as CEO of CMS Energy and Consumers Energy, the companies earned consistent industry recognition and maintained strong operational and financial performance. PG&E values Ms. Poppe’s extensive utility experience delivering meaningful progress for PG&E customers by championing workplace and public safety, stabilizing – and lowering – energy prices, increasing wildfire safety and improving energy reliability.
Other Board Service
•Institute of Nuclear Power Operations (2021 to present)
•AEGIS Insurance Services, Inc. (2020 to present)
•Edison Electric Institute (2016 to present)
•Stanford Graduate School of Business Advisory Council (2024 to present)
•Stanford Leadership Institute Advisory Board (2025 to present)
Past Public Company Board Service
•Whirlpool (2019 to 2024)
Past Board Service
•Electric Power Research Institute (2021 to 2025)
•California Chamber of Commerce (2022)
•American Gas Association (2016 to 2021)

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Sumeet Singh	Director Since	Age	Current Board Committee
	March 2023	47	•None
	Current Position Chief Executive Officer, Pacific Gas and Electric Company, and Executive Vice President, Energy Delivery

Skills Matrix Wildfire Safety, Emergency Preparedness, Prevention, Mitigation, Response, and Recovery Utility Operations or Related Engineering Experience Risk Management
Background
•Chief Executive Officer, Pacific Gas and Electric Company, and Executive Vice President, Energy Delivery (2026 to present)
•Executive Vice President, Operations and Chief Operating Officer, Pacific Gas and Electric Company (Utility) (2023 to 2025)
•Executive Vice President, Chief Risk and Chief Safety Officer (2022 to 2023); Senior Vice President and Chief Risk Officer (2021), PG&E Corporation and the Utility
•Interim President and Chief Risk Officer of the Utility and Senior Vice President and Chief Risk Officer, PG&E Corporation (2020 to 2021)
•Gas Integrity & Safety Officer, Picarro Inc. (Advanced gas analyzer and systems manufacturer) (2020)
•Vice President, Asset Management and Community Wildfire Safety Program, Utility (2018 to 2020)
Experience, Skills, and Expertise
Mr. Singh provides the Utility Board with knowledge of the Utility’s operations, experienced utility leadership, and engineering background. He also brings experience in safety, risk, electric and gas operations, and asset management developed during his career with PG&E. As the Utility’s Chief Executive Officer, Pacific Gas and Electric Company, and Executive Vice President, Energy Delivery, Mr. Singh focuses on advancing safety performance and culture, enhancing operational excellence, and fostering greater connectivity among engineering, shared services, and operational teams.
Other Board Service
•California Chamber of Commerce (2023 to present)
•Nuclear Energy Institute (NEI) (2023 to present)
•GTI Energy (2021 to present)
•American Gas Association (AGA) (2025 to present)

William L. Smith	Director Since	Age	Current Board Committees
	October 2019	68	•Finance and Innovation (Chair) •Safety and Nuclear Oversight •Executive
	Recent Position Retired President of Technology Operations, AT&T Services, Inc.

Skills Matrix Technology and Cybersecurity Large-Scale Customer Experience Utility Operations or Related Engineering Experience
Background
•Interim Chief Executive Officer, PG&E Corporation (2020 to 2021)
•President, Technology Operations (2014 to 2016); President, Network Operations (2008 to 2014), AT&T (Telecommunications)
Experience, Skills, and Expertise
Mr. Smith brings in-depth knowledge of PG&E’s operations to the Boards, having served as the Interim Chief Executive Officer in 2020 while PG&E Corporation searched for a long-term leader. He also brings decades of technology and strategy experience from his 37-year tenure at AT&T. This includes large-scale integration and modernization of vast infrastructure networks, identification and implementation of new technologies, and a track record of delivering on commitments to public and employee safety. Additionally, Mr. Smith offers expertise in cybersecurity, having led the operational cybersecurity team at AT&T and having had significant interaction with the NSA, FBI, and DHS on cyber matters.
Other Board Service
•Zayo Communications (2023 to present)
Past Public Company Board Service
•OCLARO, Inc. (2012 to 2018)
Past Board Service
•Apex Global Infrastructure Services, LLC (2017 to 2024) (Chair of the Board)

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Benjamin F. Wilson	Director Since	Age	Current Board Committees
	July 2020	74	•Audit (Chair) •Sustainability and Governance •Executive
	Recent Position Retired Chairman, Beveridge & Diamond P.C.

Skills Matrix Risk Management Climate Change and Climate Resilience Public Policy
Background
•Chairman (2017 to 2021); Managing Principal (2008 to 2016), Beveridge & Diamond PC (Environmental law practice)
•Adjunct Professor, Howard University (2004 to present)
Experience, Skills, and Expertise
Mr. Wilson brings 45 years of practice in both state and federal courts on commercial litigation and environmental regulation and litigation matters. During his leadership at Beveridge & Diamond PC, he served as lead counsel in numerous complex environmental and regulatory matters for major consumer product corporations, retailers, oil and gas companies, municipalities, and developers. Mr. Wilson’s service as the Court-appointed Monitor for the Duke Energy coal ash spill remediation project and as Deputy Monitor in the Volkswagen AG emissions proceedings provides an important perspective to the Board. Additionally, Mr. Wilson offers deep experience on environmental justice issues and is a recognized leader on diversity and inclusion issues in the legal profession.
Other Board Service
•APCO Worldwide (2021 to present)
•DC Bar Foundation (2020 to present)
Past Board Service
•Northwestern Mutual Life Insurance Company (2008 to 2023) (Lead Director)
•Environmental Law Institute (2017 to 2022)
•Dartmouth College (2012 to 2020) (Chair of the Audit Committee)

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Board Composition
The composition of our Boards reflects the communities we serve. The Sustainability and Governance Committee and the Boards annually assess whether the composition of the Boards serves the needs of the companies, as part of the director refreshment process, which is described more on page 23.

					Committee Memberships					Other Public Boards
	Independent	Diverse	Age	Tenure	A	FI	PC	SNO	SG
Rajat Bahri	•	•	61	6	•	•
Cheryl F. Campbell	•	•	66	7				*	•	1
Edward G. Cannizzaro	•	•	65	3	•	•				1
Kerry W. Cooper	•	•	54	6		•	•			1
Leo P. Denault	•		66	1	•	•				1
Jessica L. Denecour	•	•	64	6			•	•	*
Mark E. Ferguson III	•		69	6			*	•		1
W. Craig Fugate	•		66	6				•	•	1
Arno L. Harris	•		56	6	•				•
Carlos M. Hernandez	•	•	71	4	•	•				1
John O. Larsen	•		62	1			•	•
Patricia K. Poppe		•	57	5
Sumeet Singh		•	47	3
William L. Smith	•		68	6		*		•
Benjamin F. Wilson	•	•	74	6	*				•

A = Audit Committees	FI = Finance and Innovation Committee	PC = People and Compensation Committee	SNO = Safety, Nuclear, and Oversight Committees	SG = Sustainability and Governance Committee	* = Chair
Independence
On each of PG&E Corporation’s and the Utility’s Boards, all of the current non-employee directors are independent as defined by the New York Stock Exchange (NYSE). The definitions of independence found in the Corporation’s and Utility’s Corporate Governance Guidelines reflect the applicable NYSE definitions and are available on our website as described further on page 104.
We found no transactions or relationships that would compromise any non-employee director’s general independence during 2025 and thus required the Boards’ consideration and review.
There are no familial relationships between any director of the Corporation or the Utility, executive officer of the Corporation or the Utility, or person nominated or chosen to become a director or executive officer of the Corporation or the Utility.

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Skills
Our Boards exhibit a diversity of experience, skills, and attributes, and this allows them to effectively oversee PG&E's operations. Key Board leaders have substantial expertise in areas such as wildfire mitigation, natural gas operations, risk management, and cybersecurity. The Sustainability and Governance Committee reviews, and the Boards approve, the skills matrix annually, taking into account the current composition of the Boards and the criteria previously agreed upon with our key stakeholders and regulators.

Skills Matrix
•	Wildfire safety, preparedness, prevention, mitigation, response, and/or recovery	•	Workforce safety and public safety
•	Technology and cybersecurity	•	Nuclear generation safety
•	Natural gas transmission, distribution, operation, and safety	•	Public policy (legal, regulatory, or government)
•	Leadership in the energy or utility industry	•	Utility operation or related engineering experience
•	Innovation and technology in the clean energy or utility industry	•	Risk management (including enterprise risk management)
•	Climate change mitigation or climate resilience	•	Renewable energy and related engineering experience
•	Financial performance and planning	•	Financial literacy
•	Audit	•	Management incentives
•	Labor relations	•	Large-scale customer experience
•	Public company board experience	•	Community leadership
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Governance
We believe our current governance practices provide the foundation for excellence. Our best practices include:

Board Composition and Policies		Shareholder Rights
•	All non-executive directors are independent, including Board chairs	•	Takeover defenses — directors are elected annually
•	All independent committees (other than the Executive Committees)	•	Majority vote for directors, with mandatory resignation policy and plurality carve-out for contested elections
•	Separation of leadership roles of the Chair of the Board and the Chief Executive Officer	•	Proxy access provisions consistent with market standards —three percent for three years
•	Director over-boarding policy prohibiting service on more than three public company boards	•	No supermajority vote requirements
•	Regular executive session meetings without management	•	One share, one vote
•	Board oversight of key areas, including risk, cybersecurity, safety, sustainability, climate resilience, compliance, and ethics	•	No anti-takeover poison pill — shareholder approval required for adoption
•	Annual Board and Committee evaluations	•	Confidential voting policy for uncontested elections
•	Ongoing director education	•	Policy limiting certain types of services provided by the independent auditor
•	Executive and director stock ownership guidelines	•	Right to amend bylaws
Many of our governance practices are documented in the Corporate Governance Guidelines adopted by the Boards of PG&E Corporation and the Utility and available on our website as described further on page 104. These Guidelines are reviewed annually and updated as recommended by the Sustainability and Governance Committee.
Leadership Structure
Each company’s Board maintains a flexible policy regarding board leadership structure, including whether the offices of Chair and CEO (or President, if the office of CEO is not filled) should be separate and, if the roles are separate, whether the Chair should be elected from management or from among the non-management directors. The Board assesses the appropriateness of the Board’s leadership structure at least annually, and when there is a vacancy in the positions of either the Chair or the CEO, given the specific facts at the time of assessment including, for example, regulatory requirements, the skills, expertise, and experience of individuals serving as Chair or CEO, and corporate structural needs.
At both the Corporation and the Utility, the Chair of the Board is independent. The Chair’s primary duties are to preside over meetings of the Board, including special meetings and set meeting agendas. For joint meetings of both companies’ Boards, the Corporation Chair performs these functions. Additionally, the Chair is consulted regarding each Board’s nomination process and the composition and chairmanship of Board committees. At both companies, the independent directors meet at each regularly scheduled Board meeting in executive session. These executive sessions generally are chaired by the independent Chair, who also establishes the agenda for each executive session and determines which, if any, other individuals (including members of management) attend. For joint executive session meetings of both companies’ Boards, the Corporation Chair performs these functions.
At each company, if the Chair is not independent, then the independent directors elect a lead independent director from among the independent Chairs of the standing Corporation and Utility Board committees. Currently, each company has an independent Chair, so neither company has a lead independent director.
PG&E Corporation
At PG&E Corporation, the positions of Chair and CEO have been separated since March 2017. Kerry Cooper has served as PG&E Corporation’s independent non-executive Chair of the Board since October 2024. Patricia K. Poppe assumed the role of CEO on January 4, 2021. Having separate CEO and Chair roles allows Ms. Poppe to focus on the business of PG&E Corporation and its strategic priorities, while Ms. Cooper leads the Board of Directors.
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Pacific Gas and Electric Company
At Pacific Gas and Electric Company, the positions of Chair and CEO have been separated since January 2008. In December 2022, Cheryl F. Campbell became the independent non-executive Chair of the Utility Board. In January 2026 Sumeet Singh was appointed the Chief Executive Officer, Pacific Gas and Electric Company and Executive Vice President, Energy Delivery. Until 2026, no single individual served as the Utility’s PEO, and the Utility Board had allocated the duties and powers of the office of the Utility President to three Executive Vice Presidents. Separating the roles of Chair and PEO allows the Utility to preserve continuity while continuing to attract and retain top talent and allows customers and other stakeholders to benefit from the complementary skill sets and business experiences of Ms. Campbell and Mr. Singh. As a subsidiary of PG&E Corporation, the Utility also benefits from the fact that Ms. Cooper is a member of the Utility Board. Pursuant to the CPUC’s affiliate rules, no individual may serve as Chair of the Board, CEO, or President, or in a functionally equivalent position, of both PG&E Corporation and the Utility.
Director Refreshment
Our ongoing process to select directors begins with the Sustainability and Governance Committee, which selects the nominees who will be submitted for shareholder vote.
The Sustainability and Governance Committee’s written policy, as reflected in each company’s Guidelines, is to seek nominees with a range of different backgrounds, perspectives, skills, experiences, and fit with Board culture, including characteristics like integrity, ethical standards, judgment, interpersonal skills and relations, communication skills, and the ability to work collaboratively with others. The Guidelines also require the Committee and Boards to consider important public policy objectives, such as reflecting the populations and regions PG&E serves and commitment to California’s climate change goals, and also consider a candidate’s age (in light of each Board’s director retirement policy in the Guidelines), applicable legal requirements, and other factors as it deems appropriate given the current needs of the Board and each Company. The Guidelines for both companies may be found at pgecorp.com/about/corporate-governance.html.
The director refreshment process includes an annual review of the incumbent directors’ independence, skills, qualifications, and commitment to serving on the Boards. The ability to commit to serving on the Boards is considered broadly and includes an assessment of all outside commitments.
For new Board nominees, the Sustainability and Governance Committee (in consultation with the Chair of the applicable Board) works with independent search firms (retained by the Boards or the Committee) to identify candidates who are qualified to serve. The independent search firm develops lists of candidates that meet the criteria and, as a whole, represent a variety of the desired skills, attributes, and experiences.
The companies also accept recommendations for director nominees from a variety of sources, including shareholders, community-based organizations, management, and other directors, which are also referred to independent search firms for review. The Committee uses the same criteria to review all candidates recommended for nomination at the annual meetings—including candidates nominated by shareholders—and reviews all such candidates at the same time.
Shareholders may recommend a person for the Committee to consider as a nominee for director of PG&E Corporation or the Utility by writing to that company’s Corporate Secretary. Recommendations must include (a) a description of the candidate (name, age, principal occupation, business address, and residence address), (b) the class and number of shares of the company’s stock owned by the shareholder and the candidate, (c) other information about the candidate that would be included in a proxy statement listing the candidate as a director nominee, and (d) any interest of the shareholder in the candidate’s nomination. We may request additional information about the candidate or the shareholder.
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Board and Committee Evaluation Process
Each Company’s Corporate Governance Guidelines require that the Sustainability and Governance Committee oversees the process for evaluating and assessing the performance of the Boards, including Board committees. The Sustainability and Governance Committee conducts the Board evaluation process at least annually to determine whether each Board as a whole and its committees are functioning effectively, and engages an external third party to facilitate the process at least every three years, most recently in 2024-2025. The Board evaluation includes an assessment of the Board’s contribution as a whole and of specific areas in which the Board and/or management believes that a better contribution could be made. Board evaluation topics include board duties and responsibilities, board composition and leadership, corporate governance and effectiveness, and board culture. The Sustainability and Governance Chair presents the evaluation summary and conclusions to each Committee and to the Boards for review and concurrence. Additionally, the evaluation process includes a formal mid-year check-in on the effectiveness of implemented changes to help ensure accountability for improvements.
Service on Other Boards
If a director is considering serving on the board of another public, private, or non-profit company (in addition to PG&E Corporation, the Utility, and their respective subsidiaries), that director must notify the General Counsel of PG&E Corporation, the Chair of the Sustainability and Governance Committee, and the Chair of the Board of the Corporation and/or the Utility, as applicable, before accepting membership on any such board. Unless otherwise approved by the applicable Board, (1) a director may not serve on more than three public company boards (in addition to the Corporation and Utility Boards) and (2) a director who is the PEO of a public company (including the Corporation and the Utility) may not serve on more than two public company boards in addition to the board of his or her employer. For these purposes, the Boards of the Corporation and the Utility count as one board.
If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than PG&E Corporation, the Utility, and their respective subsidiaries, the Committee member must inform the applicable company’s Board. In order for that member to continue serving on the Audit Committees, each Board must affirmatively determine that the simultaneous service does not impair that committee member’s ability to serve effectively on the applicable Audit Committee.
All members of the Boards are in compliance with the above policies regarding service on other public company boards, as well as on audit committees of other public company boards.
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Operations
Committee Responsibilities
The Boards of PG&E Corporation and the Utility have permanent standing committees, which support each Board’s basic responsibilities, with formal charters that set forth their responsibilities. Each Board also may establish temporary ad hoc committees, subcommittees, or other informal governing bodies from time to time. Where a committee exists at PG&E Corporation only, that committee’s responsibilities include assisting and advising the Utility Board on matters within the committee’s scope of responsibility.

Committee Name	Company	Scope of Responsibility/Topics Discussed

Executive	PG&E Corporation and Utility	Exercises powers and performs duties of the applicable Board, subject to limits imposed by state law.
Audit(1)	PG&E Corporation and Utility	Oversees and monitors:
		•	Integrity of the company financial statements, and financial and accounting practices
		•	Internal control over financial reporting, and external and internal auditing programs
		•	Selection and oversight of the companies’ Independent Auditor
		•	The compliance and ethics program, including but not limited to, evaluating the effectiveness of such program
		•	Compliance with legal and regulatory requirements, in concert with other Board committees
		•	Related person transactions
		•	Guidelines and policies for risk management, and the allocation of specific risks to committees for oversight

People and Compensation	PG&E Corporation	Oversees matters relating to compensation and benefits, including:
		•	Compensation for non-employee directors
		•	Development, selection, and compensation of policy-making officers
		•	Annual approval of the corporate goals and objectives of the PG&E Corporation CEO and the Utility CEO
		•	Management evaluation and officer succession planning
		•	Employment, compensation, and benefits policies and practices
		•	Human capital management

Finance and Innovation(2)	PG&E Corporation	Oversees matters relating to financial and investment planning, policies, and risks, including:
		•	Financial and investment plans and strategies, including a multi-year financial outlook
		•	Dividend policy
		•	Proposed capital projects and divestitures
		•	Financing plans
		•	Strategic investments in technology, clean energy, and technology infrastructure
		•	Strategic plans and initiatives for potential investments in businesses, joint ventures, mergers, acquisitions, and other business combinations involving the companies

Sustainability and Governance	PG&E Corporation	Oversees matters relating to selection of directors, corporate governance, and Environmental, Social and Governance (ESG) issues, including:
		•	Recommendation of Board candidates, including a review of skills and characteristics required of Board members
		•	Selection of the chairs and membership of Board committees
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Committee Name	Company	Scope of Responsibility/Topics Discussed

		•	Corporate governance matters, including the companies’ governance principles and practices, and the review of shareholder proposals
		•	Evaluation of the Boards’ performance and effectiveness
		•	Climate change and climate resilience planning
		•	Environmental compliance
		•	Charitable and political contributions

Safety and Nuclear Oversight	PG&E Corporation and Utility	Oversees matters relating to safety, risk, wildfire safety, and operational performance, including:
		•	Safety programs, promotion of safety culture, and long-term and short-term safety plans
		•	Wildfire risk reduction and performance against the wildfire safety commitments made by the Utility
		•	Operational performance and risks related to the Utility’s nuclear, generation, and gas and electric transmission and distribution facilities
		•	Cybersecurity

(1) Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
(2)    Each year, the Finance and Innovation Committee presents for the PG&E Corporation and the Utility Boards’ review and/or concurrence (1) a multi-year financial outlook for the Corporation and the Utility that, among other things, summarizes projected financial performance and establishes the basis for the annual budgets, and (2) an annual financial performance plan that establishes financial objectives and sets operating expense and capital spending budgets that reflect the first year of the multi-year financial outlook. Members of the Boards receive regular reports that compare actual to budgeted financial performance and provide other information about financial and operational performance.

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Committee Membership Requirements
Each of the standing committees (other than the Executive Committees) is composed entirely of independent directors, as defined in the applicable company’s Guidelines and the committees’ charters.
The Audit Committees, the People and Compensation Committee, and the Sustainability and Governance Committee are composed entirely of independent directors, as required and defined by the NYSE.
Each member of the Audit Committees and each member of the People and Compensation Committee also satisfies heightened independence standards established by SEC rules and applicable stock exchange requirements regarding independence of audit committee members and compensation committee members.
Each member of the Audit Committees is also financially literate. The following Audit Committee members also have been identified as audit committee financial experts: Rajat Bahri, Edward G. Cannizzaro, Leo P. Denault, Arno L. Harris, and Benjamin F. Wilson. See background information for these audit committee financial experts in their director biographies beginning on page 12.
Members of the Safety and Nuclear Oversight Committees are required to have specific substantial expertise in one of the following areas (pursuant to an agreement with the CPUC):
• Wildfire safety, wildfire prevention, and/or wildfire mitigation
• Safe operation of a natural gas distribution company
• Enterprise risk management, including cybersecurity, and/or experience with nuclear safety
The Sustainability and Governance Committee, in consultation with the Chair of the applicable Board and the applicable CEO, with consideration of the interests of the individual directors, recommends to the full Board the chairmanship and membership of each committee. Committee chairs are appointed for three years at a time but may serve consecutive terms. The regular review cadence for committee membership is generally aligned with the Board and committee self-evaluation processes, and committee assignments consider input gathered during such evaluations.
Current committee membership for all directors can be found in the table on page 20.
Compensation Committee Interlocks and Insider Participation
There were no impermissible interlocks or inside directors on the People and Compensation Committee.
Orientation and Continuing Education
As part of the onboarding of new directors, the PG&E Corporation and Utility Boards host several topic-specific onboarding sessions, during which new and continuing directors meet, and with management, to discuss, among other things, the companies’ operations, strategy, financial performance, and governance framework, as well as education relating to the energy and utility industry.
Directors regularly receive information on subjects that would assist them in discharging their duties both in formal Board and committee meetings and on an ad hoc basis in response to PG&E or industry events or expressed areas of interest or growth. Topics include business operations, safety, risk management, cybersecurity, corporate governance matters, legal proceedings, the regulatory and policy landscape, sustainability goals and activities, financial performance, and other key stakeholder issues.
Directors attend continuing education and industry topical conferences and are expected to stay current on important developments pertaining to their oversight function and duties to the companies by attending such programs as appropriate.
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Commitment to Our Board
During 2025, there were seven meetings of the PG&E Corporation Board and seven meetings of the Utility Board. Director attendance rates at Board meetings for the Corporation and the Utility were both 99 percent. Each incumbent director attended at least 75 percent of the total meetings of the Boards and the committees on which he or she served.
Under each company’s Guidelines, directors are also expected to attend annual meetings of that company’s shareholders. All of the directors attended the joint annual meeting held in 2025.

	Boards	Audit(1)	People & Compensation	Finance & Innovation	Sustainability & Governance	Safety & Nuclear Oversight(1)
Number of Meetings in 2025	7	8	5	5	4	7

(1)	Meetings of the Corporation and Utility committees are concurrent, and numbers reflect attendance for both committees.
Shareholder Engagement
We value our shareholders’ views and maintain an open and constructive dialogue with shareholders throughout the year.
In 2025, activities included:
•Outreach to and meetings with our largest institutional investors
•Engagement at industry investor and other conferences
•Quarterly earnings calls and live Q&A
•Investor Update and hosted on-site meetings
Discussion topics with our shareholders included wildfire risk reduction, climate change strategy, governance practices, including board composition, and executive compensation.
Director Correspondence
PG&E Corporation has a record of Board responsiveness to shareholders. Under the companies’ Guidelines, the independent Chairs of the Boards are responsible for responding to written communications that are directed to the Boards from shareholders and other parties. See page 108 in the “User Guide” for information on how to correspond with directors.

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Oversight
Strategy
The Boards oversee and provide guidance on the business strategy and also monitor the performance of the Corporation and the Utility. The Boards have delegated responsibility for day-to-day business operations to senior management who in turn provides regular updates to the Boards on progress towards accomplishing strategic goals. Board members are expected to develop and maintain a broad understanding of the companies’ strategic opportunities and plans. Board members actively participate in the regular updates related to strategic planning and goals, providing insight and direction.
Risk
PG&E enterprise risk management program uses a consistent framework to identify and manage significant risks. The companies work closely with our key regulators on the risk framework, seeking and reflecting their input, and use this framework in rate case proceedings. As a part of the governance structure, the Chief Risk Officer is accountable to the CEO and the Board for ensuring that enterprise risk oversight and management processes are established and operating effectively, and committee charters authorize the Chief Risk Officer to provide reports directly to the Safety and Nuclear Oversight Committees and the Audit Committees.
The Boards’ oversight of risk management programs includes reviewing that programs are designed and implemented by management appropriately and are functioning as intended. It begins with the Audit Committees, which oversee the guidelines and policies that govern the process by which major risks are identified, assessed and managed, and thus review the full spectrum of key enterprise risks on an annual basis. The Audit Committees’ oversight includes allocation of responsibility for an in-depth review of each enterprise risk to various Board committees, based on the scope of each committee’s charter. The Safety and Nuclear Oversight Committees have been allocated responsibility for overseeing most of the identified risks. Identified enterprise risks are considered when the companies prepare financial disclosures filed with the SEC. Management provides regular reports to the committees on the effectiveness of risk mitigations for each risk, including looking ahead and planning for future conditions, among other things. Management’s risk team and representatives from the functional areas regularly perform horizon scanning exercises, including leveraging academic and other third-party surveys, to assist in the identification of future threats and trends. Each committee provides a report of its activities to the Boards. The specific allocation of Board-level risk oversight was most recently reviewed by the Audit Committees in December 2025.

Board and Committee Risk Oversight Responsibilities
Boards: Oversee risks associated with major investments and strategic initiatives	People and Compensation: Oversees potential risks arising from the companies’ compensation policies and practices
Audit: Oversees enterprise risk program, and guidelines and policies that govern the processes by which major risks are assessed and managed. Allocates oversight of specific key risks to committees.
Safety and Nuclear Oversight: Oversees risks arising from operations, including wildfire, employee and public safety, electric, gas and generation operations, other risks associated with facilities, emergency response, and cybersecurity

Finance and Innovation: Oversees risks associated with financial markets and liquidity	Sustainability and Governance: Oversees risks associated with climate change
The Boards’ role in risk oversight was not considered by either Board when assessing that Board’s leadership structure. However, each company’s chair has expertise in risk management. Further, the Audit Committees and Safety and Nuclear Oversight Committees play primary roles in Board-level oversight of the companies’ key risks. The independent Chairs may be consulted regarding the composition of these committees, and the Utility chair is chair of the Safety and Nuclear Oversight Committees.
Safety
The Boards believe that the safety of employees, contractors, customers, and the public is the top priority for the PG&E Corporation and the Utility CEOs, and the respective senior management teams. PG&E’s Chief Safety Officer has broad responsibilities to implement safety programs and culture. As part of the Boards’ oversight function, the Boards engage directly with the Chief Safety Officer, Chief Risk Officer, and other operational leaders within the companies on the development and implementation of these programs. The Boards’ Safety and Nuclear Oversight Committees maintain joint responsibility with the Boards for safety oversight at the companies. The Safety and Nuclear Oversight Committees receive regular
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safety reports from management that include performance metrics, reporting on serious incidents, and actions to improve employee, contractor, customer, and public safety.
In 2025, the Safety and Nuclear Oversight Committees continued to receive regular updates on the execution of the WMP, to engage with senior leadership, and to report out to the Boards on progress regularly. In addition, the Chair of the Safety and Nuclear Oversight Committees personally interacts with the CPUC on an ad hoc basis to provide insight on the WMP. Other significant focus areas have included worker and public safety, safety culture, safe nuclear operations, and evaluation of top enterprise risks, such as risks to key assets, facilities, and technologies.
As discussed in the Compensation Discussion and Analysis below (page 41), the Safety and Nuclear Oversight Committees work closely with the People and Compensation Committee in the selection of the safety performance metrics for inclusion in the short-and long-term incentive compensation programs, and in the evaluation of performance to determine individual awards.
Sustainability and Corporate Responsibility
At PG&E, corporate sustainability as business strategy is integral to delivering on the triple bottom line of People, Planet, and Prosperity underscored by strong operational performance. PG&E believes that integrating and managing ESG topics, such as addressing climate change, into PG&E’s business strategy creates long-term value for PG&E and for our customers, communities, coworkers, and other stakeholders. Mitigating and adapting to the impacts of climate change presents opportunities for growth for our business and economic opportunity in our communities. It highlights the need to adopt a longer-term perspective about potential risks posed by climate change and to incorporate a resilience mindset and approach. The Boards oversee safety, climate change, and other ESG topics with the support of committees.

The Boards	•
Oversee ESG risks and opportunities, including the direction of the companies’ opportunities in decarbonization, electric vehicles, greening the gas supply, and helping California define and implement green energy policy

	•	Review corporate goals related to safety, reliability, people management, and sustainability commitments
	•	Engage with ERGs to support the companies’ inclusion and belonging initiatives
Safety and Nuclear Oversight	•	Oversee the risks associated with the impact of climate change on operations, assets and facilities, and planned mitigations
	•	Oversee the companies’ programs related to public, employee and contractor safety, and operational excellence, including training
Sustainability and Governance	•	Considers the balance of experience and skills when identifying Board nominees
	•	Oversees corporate sustainability issues, such as environmental compliance and leadership, climate change resilience, and community investments
	•	Includes an annual review of PG&E’s sustainability practices and performance
People and Compensation	•	Approves incentive compensation structures, which reinforce sustainability commitments
	•	Oversees human capital management, including workforce planning and management succession
Finance and Innovation	•	Approves capital budgets and investments in zero-carbon technologies and grid modernization
For additional information regarding PG&E’s sustainability efforts and progress, please see our Corporate Sustainability Report, which can be accessed at the sustainability portion of PG&E Corporation’s website at pge.com/en/about/corporate-responsibility-and-sustainability/report.html.

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Political Contributions
The Sustainability and Governance Committee provides oversight of the strategy, budget, and direction of PG&E Corporation’s and the Utility’s political contributions and recommends Board approval limits for political contributions from the companies to candidates, measures, initiatives, political action committees, and certain other organizations that may engage in activities involving elections. All political contributions from the companies are made in full compliance with applicable federal, state, local laws, and regulations. The companies prioritize political contributions that result in support of the companies’ goals of combating climate change, strengthening energy infrastructure, and advancing the companies’ strategic initiatives. The Sustainability and Governance Committee also directs preparation of an annual report, which summarizes political contributions and certain other expenditures made by the companies during the preceding year.
Additional information regarding each company’s political engagement policies and political contributions is available at pgecorp.com/about/corporate-governance/political-engagement.html.
Ethics and Compliance
Oversight of the companies’ ethics and compliance programs rests with the Audit Committees of PG&E Corporation and the Utility. The Audit Committees receive regular reports on the maturity of the companies’ compliance programs. In addition, the Audit Committees review instances of fraud, focusing on the development of effective controls to prevent and detect fraud. As a part of the governance structure, the Chief Ethics and Compliance Officer is accountable to the CEO and the Boards, and committee charters authorize the Chief Risk Officer to provide reports directly to the Safety and Nuclear Oversight Committees and the Audit Committees. PG&E’s Code of Conduct applies to all employees and describes our core values, which should be incorporated into every business decision. PG&E also has a Supplier Code of Conduct, as well as a Code of Conduct for members of the Boards of Directors. Additional information regarding our Codes of Conduct is available at pgecorp.com/about/compliance-and-ethics.html.
Management Succession
At least annually, each of the PG&E Corporation and Utility Boards reviews the applicable company’s plan for PEO succession, both in the ordinary course of business and in response to emergency situations. Each company’s Board develops profiles of appropriate responsibilities, attributes, and requirements for the PEO positions, which reflect that company’s business functions, vision, and strategy. Potential candidates for PEO positions may be identified internally within the companies in consultation with the People and Compensation Committee, which oversees the evaluation of management, and the PG&E Corporation CEO, as well as externally through various sources, including independent third-party consultants.
The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for PEOs and candidates for other leadership positions within the companies. The People and Compensation Committee is responsible for reviewing the CEO’s long-range plans for officer development and succession for PG&E Corporation and the Utility in connection with its review of officer elections, promotions, and compensation matters during the year.
Throughout 2025, the People and Compensation Committee addressed management succession and executive development in connection with its review of officer elections, promotions, and compensation matters during the year.

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Related Person Transactions
Related Person Transactions Policy
The Boards of PG&E Corporation and the Utility each adopted a written policy (the companies’ Related Person Transaction Policy, or the “Policy”), which generally requires the applicable Audit Committee’s approval or ratification of transactions that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (Item 404(a)), except that the Policy has a lower dollar threshold than Item 404(a).

Annual Review
At the first meeting of each year, each company’s Audit Committee reviews, approves, and/or ratifies related person transactions (other than the types of transactions that are excluded from disclosure under Item 404(a)) with values exceeding $10,000 in which either company participates and in which any “Related Person” has a material direct or indirect interest. For these purposes, “Related Person” includes (1) any director, nominee for director, or executive officer, (2) holders of greater than 5 percent of that company’s voting securities, and (3) those parties’ immediate family members.

Periodic Review
After the annual review and approval of related person transactions, if either company wishes to enter into a new related person transaction, then that transaction must be either pre-approved or ratified by the applicable Audit Committee. If a transaction is not ratified in accordance with the Policy, management will make all reasonable efforts to cancel or annul that transaction.

Where it is not practical or desirable to wait until the next Audit Committee meeting to obtain approval or ratification, the Chair of the applicable Audit Committee may elect to approve a particular related person transaction. If the Chair of the applicable Audit Committee has an interest in the proposed related person transaction, then that transaction may be reviewed and approved by another independent and disinterested member of the applicable Audit Committee. In either case, the individual approving the transaction must report such approval to the full Audit Committee at the next regularly scheduled meeting.

When reviewing any related person transaction, the Audit Committees consider whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, and whether the transaction is inconsistent with the best interests of the companies and their shareholders. The Policy also requires that each Audit Committee disclose to the respective Board any material related person transactions.
Since January 1, 2025, all related person transactions have been approved or ratified by the applicable Audit Committee in accordance with this Policy.

Related Person Transactions
BlackRock, Inc. and its affiliates (BlackRock) provide asset management services to the Utility’s nuclear decommissioning trusts, customer credit trust, and various trusts associated with the companies’ employee benefit plans. During 2025, BlackRock earned approximately $3.8 million for these services.
Fidelity Management and Research Company, LLC and its affiliates (Fidelity) provide recordkeeper and trustee services for benefit plans sponsored by PG&E Corporation. During 2025, Fidelity earned approximately $0.4 million for these services.
State Street Corporation and its affiliates (State Street) provide asset management services for the Utility’s nuclear decommissioning trusts and the defined contribution plan associated with the companies’ employee benefit plans. During 2025, State Street earned approximately $2.9 million for these services.
Each of BlackRock, Fidelity, and State Street beneficially owns at least 5 percent of PG&E Corporation’s common stock, and such services were initiated prior to becoming 5 percent owners of PG&E Corporation’s common stock. PG&E Corporation expects that these companies will continue to provide similar services and products in the future, at similar levels, in the normal course of business operations.
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Compensation of
Non-employee Directors
Each of the Boards of PG&E Corporation and the Utility establishes the level of compensation for that company’s non-employee directors, based on the recommendation of the People and Compensation Committee. Directors who serve as employees of either company receive no additional compensation for concurrent service as directors.
The People and Compensation Committee periodically reviews the amount and form of compensation paid to non-employee directors of PG&E Corporation and the Utility. As part of this review, the People and Compensation Committee reviews the compensation provided to the companies’ non-employee directors as compared to other companies.
Compensation paid to non-employee directors for 2025 for service on the Boards and their committees was based upon periodic compensation reviews conducted in consultation with the People and Compensation Committee’s executive compensation consultant for 2025, Meridian Compensation Partners, LLC. In connection with the People and Compensation Committee's May 2025 review of the companies' non-employee director compensation program, PG&E Corporation and the Utility adjusted the compensation program and, effective July 1, 2025, the following changes took effect: the annual retainer fee increased from $30,000 to $32,500 per quarter, the additional retainer fee for the Chair of the PG&E Corporation Board increased from $20,000 to $22,500 per quarter, the additional retainer fee for the Chair of the Utility Board increased from $5,000 to $8,750, and the additional annual equity award to the PG&E Corporation Chair of the Board increased from $100,000 to $110,000.
Non-Employee Director Total 2025 Compensation Summary
The following framework was in effect as of the end of 2025. Additional details are provided in the sections that follow.

Annual Retainer(1)	Per Quarter(1)	Annual
Non-Employee Directors(2)	$32,500	$130,000
Corporation Chair of the Board	$22,500 additional	$90,000 additional
Utility Chair of the Board(2)	$8,750 additional	$35,000 additional
Committee Chair Additional Retainers
Audit Committees(2)	$7,500	$30,000
People and Compensation Committee	$5,000	$20,000
Safety and Nuclear Oversight Committees	$5,000	$20,000
Finance and Innovation Committee	$5,000	$20,000
Sustainability and Governance Committee	$5,000	$20,000

(1)	Amounts shown are effective as of the end of 2025. Mid-year retainer changes are noted in the 2026 Director Compensation table below.
(2)
No additional retainer, equity award, or per-meeting fee will be paid by the Utility for any quarter during which the director is paid a retainer, equity award, or per-meeting fee from the Corporation for the same role.

Annual Equity Awards
Non-Employee Directors	N/A	$180,000
Corporation Chair of the Board	N/A	$110,000 additional

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Retainers
Retainers are paid as described in the summary table above. Other than the Utility Chair retainer, there are no retainers paid to Corporation Directors for concurrent service on the Utility Board or any of its Committees. There are currently no per meeting fees.
Non-Employee Director Stock-Based Compensation; Compensation Limits
Under the 2021 Long-Term Incentive Program (LTIP), each non-employee director of PG&E Corporation is entitled to receive annual awards of stock-based compensation. Pursuant to the terms of the applicable LTIP, as approved by PG&E Corporation’s shareholders, the annual value of equity awards provided to any one non-employee director is limited to $400,000 in any calendar year.
Since 2021, the maximum aggregate value of equity and cash-based awards to any non-employee director of PG&E Corporation during any calendar year may not exceed $750,000 except that, in the case of a non-employee director who is serving as Chair of the Board, the annual limit is increased by 200 percent. This limitation was approved by shareholders of PG&E Corporation in connection with the approval of the 2021 LTIP at the 2021 Annual Meeting of Shareholders of PG&E Corporation and the Utility.
LTIP awards for 2025 were granted on May 22, 2025. Each non-employee director’s award—other than that for the Chair of PG&E Corporation—had a total aggregate value of $180,000 (rounded down to reflect awards equivalent to whole units with values equivalent to whole shares of PG&E Corporation common stock) and consisted of restricted stock units (RSUs) that were granted to each non-employee director after his or her election to the Board. The award for the Chair of PG&E Corporation had a total aggregate value of $290,000 (rounded down to reflect awards equivalent to whole units with values equivalent to whole shares of PG&E Corporation common stock) and consisted of RSUs that were granted after her election to the Board. These RSUs vest at the earlier of the first anniversary of the date of grant (May 22, 2025), or the end of the director’s annual term, and then will be settled as shares of PG&E Corporation common stock. RSUs will also vest and be settled upon the director’s death or disability, or if the director is terminated and there is a Change in Control (as defined in the LTIP and on page 89). Otherwise, RSUs are forfeited if the director ceases to be a member of the Board prior to vesting. Non-employee directors also may elect to defer settlement of vested RSUs.
2025 Director Compensation
The following table summarizes the principal components of compensation paid or granted to individuals for their service as non-employee directors of PG&E Corporation and the Utility during 2025.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Rajat Bahri	125,000	179,987	0	0	304,987
Cheryl F. Campbell	172,500	179,987	0	0	352,487
Edward G. Cannizzaro	125,000	179,987	0	0	304,987
Kerry W. Cooper	210,000	289,987	0	0	499,987
Leo P. Denault (4)	108,667	179,987	0	0	288,654
Jessica L. Denecour	145,000	179,987	0	0	324,987
Mark E. Ferguson III	145,000	179,987	0	0	324,987
W. Craig Fugate	125,000	179,987	0	0	304,987
Arno L. Harris	125,000	179,987	0	0	304,987
Carlos M. Hernandez	125,000	179,987	0	0	304,987
John O. Larsen (5)	78,187	179,987	0	0	258,174
Michael R. Niggli (6)	47,143	0	0	0	47,143
William L. Smith	145,000	179,987	0	0	324,987
Benjamin F. Wilson	155,000	179,987	0	0	334,987
(1)    Represents receipt of retainers described above under “Non-Employee Director Total 2025 Compensation Summary.”
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(2)    Represents the grant date fair value of RSUs granted to non-employee directors of PG&E Corporation in 2025, measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (FASB ASC Topic 718). Grant date fair value for RSUs is measured using the closing price of PG&E Corporation common stock on the date of grant. Each non-employee director elected at the 2025 Annual Meetings of Shareholders of PG&E Corporation and the Utility—except the Chair of the PG&E Corporation Board—received 10,575 RSUs with a grant date value of $179,987. The Chair of the PG&E Corporation Board received 17,038 RSUs with a grant date value of $289,987. The aggregate number of RSUs outstanding for each non-employee director at December 31, 2025 was 10,575 each, except for Ms. Cooper, who held 17,038 RSUs as of December 31, 2025.
(3)    No stock options were granted in 2025. No option awards were outstanding as of December 31, 2025.
(4)    Mr. Denault deferred 100% of his 2025 cash retainer in 2025. See “Deferral of Retainers and Annual Equity Awards” below.
(5)    Mr. Larsen joined the Boards in May 2025.
(6)    Mr. Niggli’s Board service ended effective May 22, 2025.
Stock Ownership Guidelines
Non-employee directors of PG&E Corporation are expected to own shares of PG&E Corporation common stock having a dollar value of at least five times the value of the then-applicable annual Board retainer. Non-employee directors must hold 100 percent of their qualifying stock holdings until the guidelines are attained. If any non-employee director is on the Utility Board only, then that director also may satisfy his or her stock ownership obligation with Utility preferred stock. Directors generally should achieve this target within five years from the date of their election to the Board. Ownership includes beneficial ownership of common stock, as well as RSUs and common stock equivalents. These guidelines were adopted to more closely align the interests of directors and each company’s shareholders. All non-employee directors comply with these guidelines.
Deferral of Retainers and Annual Equity Awards
Under the PG&E Corporation 2005 Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation and the Utility may elect to defer all of their retainers, all of their meeting fees (if any), or both. Directors who participate in the Deferred Compensation Plan may elect either to (1) convert their deferred compensation into common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock, or (2) have their deferred compensation deemed to be invested in the AA Utility Bond Fund, which is described in the narrative following the “Non-Qualified Deferred Compensation—2025” table beginning on page 82. For 2025, Mr. Denault deferred 100% of his cash retainer. No other directors elected to defer their cash retainer for 2025.
As noted above under the discussion of “Non-Employee Director Stock-Based Compensation,” non-employee directors also may elect to defer settlement of vested RSUs. Under the LTIP, directors may elect to defer the settlement of their annual equity awards (vested RSUs). Directors who elect to defer settlement of their vested RSUs must do so prior to December 31 of the calendar year prior to the grant date of the equity award and may choose to have the vested RSUs settled in either (1) a lump sum or (2) a series of 10 equal annual installments. If they elect to defer settlement of their vested RSUs, they may choose to receive or commence their distribution at one of the following (1) in January of the year following the first anniversary of the grant date, (2) in January of another specified year, (3) within 30 days following their separation from service, or (4) in January of the year following their separation from service, in each case subject to acceleration in the event of death, disability or certain separations from service following a Change in Control. For 2025, the following directors elected to defer settlement of their annual equity award: Cheryl F. Campbell, Edward G. Cannizzaro, Leo P. Denault, Carlos M. Hernandez, John O. Larsen, and Benjamin F. Wilson.
Reimbursement for Travel and Other Expenses
Directors of PG&E Corporation and the Utility are reimbursed for reasonable expenses incurred in connection with attending Board, Board committee, or shareholder meetings, or participating in other activities undertaken on behalf of the Corporation or the Utility.
Non-employee directors are not eligible for other miscellaneous benefits.
Retirement Benefits from PG&E Corporation or the Utility
The non-employee directors of the Boards of PG&E Corporation and the Utility are not provided retirement benefits.
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Share Ownership Information
Security ownership of management
The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 14, 2026, by the directors, the nominees for director, the NEOs, and all directors and current executive officers of each of PG&E Corporation and the Utility as a group. As of March 14, 2026, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under the Corporation’s deferred compensation and equity plans. Directors and Section 16 Officers of the Corporation and the Utility may not engage in any hedging or monetization transactions that limit or eliminate the officer’s ability to profit from an increase in the value of company stock, and are prohibited from pledging company stock as collateral for a loan.
The address of each person listed below is c/o PG&E Corporation or Pacific Gas and Electric Company, as applicable, 300 Lakeside Drive, Oakland, CA 94612.

Name	Beneficial Stock Ownership(1)(2)	Percent of Class(3)	Common Stock Equivalents(4)	Total
Rajat Bahri(5)	61,547	*	0	61,547
Cheryl F. Campbell(5)	63,946	*	0	63,946
Edward G. Cannizzaro(5)	20,745	*	0	20,745
Kerry W. Cooper(5)	50,283	*	8,148	58,431
Leo P. Denault(5)	6,300	*	7,162	13,462
Jessica L. Denecour(5)	60,020	*	0	60,020
Mark E. Ferguson III(5)	51,438	*	0	51,438
W. Craig Fugate(5)	58,378	*	0	58,378
Arno L. Harris(5)	73,241	*	0	73,241
Carlos M. Hernandez(5)	35,555	*	0	35,555
John O. Larsen(5)	7,500	*	0	7,500
Patricia K. Poppe(5)(6)	2,304,518	*	0	2,304,518
Sumeet Singh(5)(6)	241,186	*	0	241,186
William L. Smith(5)	231,789	*	0	231,789
Benjamin F. Wilson(5)	21,312	*	37,557	58,869
Carolyn J. Burke(6)	166,668	*	0	166,668
Jason M. Glickman(6)	134,920	*	0	134,920
Marlene M. Santos(6)	316,667	*	0	316,667
John R. Simon(6)	533,947	*	0	533,947
Stephanie N. Williams(6)	41,386	*	0	41,386
Alejandro T. Vallejo(6)	42,157	*	0	42,157
Ajay Waghray(6)	204,427	*	0	204,427
All PG&E Corporation directors, director nominees, and current executive officers as a group (22 persons)	4,836,786	*	52,867	4,889,653
All Utility directors, director nominees, and current executive officers as a group (20 persons)	4,027,315	*	52,867	4,080,182
*    Less than 1 percent
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(1)    This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.
     This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Ferguson 41,683, Mr. Harris 14,864 shares and Mr. Simon 489,796 shares, all PG&E Corporation directors and executive officers as a group 696,422 shares, and all Utility directors and executive officers as a group 56,547 shares. No reported shares are pledged.
(2)    This column includes the following shares of PG&E Corporation common stock that the individuals have the right to acquire within 60 days of March 14, 2026, through the exercise of vested stock options, the vesting of outstanding PSUs or RSUs, settlement of vested RSUs that have been deferred, or the settlement of vested phantom stock awards: Ms. Campbell 9,780, Mr. Cannizzaro 9,868, Mr. Ferguson 9,755, Mr. Hernandez 9,961, Ms. Burke 144,806, Mr. Simon 44,151 shares, Ms. Williams 2,738 shares, Mr. Vallejo 3,715, all PG&E Corporation directors and executive officers as a group 232,036 shares, and all Utility directors and executive officers as a group 45,817 shares. These individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options or with respect to the unvested RSUs or phantom stock awards, settled in shares of PG&E Corporation common stock, under the terms of the 2014 LTIP and 2021 LTIP, as applicable.
(3)    The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of February 4, 2026, which was 2,675,711,544. Of that number, 2,197,967,954 shares are entitled to vote, and 477,743,590 shares, which is the number of shares owned by the Utility, are not entitled to vote.
(4)    This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans, as well as vested RSUs that have been deferred. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.
(5)    Messrs. Bahri, Cannizzaro, Denault, Ferguson, Fugate, Harris, Hernandez, Larsen, Smith, and Wilson and Mses. Campbell, Cooper, Denecour, and Poppe are directors of both PG&E Corporation and the Utility. Mr. Singh is a director of the Utility only.
(6)    Mses. Poppe and Burke and Mr. Simon are included in the Summary Compensation Table as NEOs of PG&E Corporation. Ms. Santos and Mr. Singh are included in the Summary Compensation Table as NEOs of both PG&E Corporation and the Utility. Ms. Williams and Messrs. Glickman, Vallejo, and Waghray are included in the Summary Compensation Table as NEOs of the Utility only.
Delinquent Section 16(a) Reports
In accordance with Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, PG&E Corporation’s and the Utility’s directors and certain officers, as well as persons who own greater than 10 percent of the Corporation’s or the Utility’s equity securities, must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish the Corporation or the Utility with copies of all such reports that they file.
Based solely on review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and the Utility believe that during 2025, all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied, except that Kaled Awada filed a Form 4 on August 14, 2025 that was required to be filed by March 18, 2025 regarding his acquisition of phantom stock under the PG&E Corporation Supplemental Retirement Savings Plan and the PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan upon the deferral of his 2024 STIP award. No information is reported for individuals during periods in which they were not directors, officers, or 10 percent shareholders of the applicable company.
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Principal shareholders
The following table presents certain information regarding shareholders that PG&E Corporation and the Utility know are beneficial owners of more than 5 percent of any class of voting securities of the Corporation or the Utility as of March 27, 2026 (except as noted below).

Class of Stock(1)	Name and Address of Beneficial Owner(3)	Amount and Nature of Beneficial Ownership		Percent of Class
Pacific Gas and Electric Company stock(2)	PG&E Corporation(4) 300 Lakeside Drive Oakland, CA 94612	264,374,809		96.2%
PG&E Corporation common stock	BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	178,042,986	(5)	8.1%
PG&E Corporation common stock	FMR LLC 245 Summer Street, Boston, MA 02210	132,160,040	(6)	6.0%
PG&E Corporation common stock	Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	118,822,231	(7)	5.4%
PG&E Corporation common stock	State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	114,004,068	(8)	5.2%
Pacific Gas and Electric Company first preferred stock	Stonehill Capital Management LLC, et al. 320 Park Avenue, 26th Floor, New York, New York, 10022	816,943	(9)	7.9%
(1)    For PG&E Corporation common stock, the percent of class calculation is based on the number of shares outstanding and entitled to vote as of February 4, 2026. On that date, PG&E Corporation had 2,675,711,544 shares outstanding, of which 2,197,967,954 shares are entitled to vote and 477,743,590 shares, which is the number of shares owned by the Utility, are not entitled to vote. For Pacific Gas and Electric Company stock, the percent of class calculation is based on the number of shares of Utility’s common stock and preferred stock outstanding as of February 4, 2026, which was 274,694,591 shares. For Pacific Gas and Electric Company first preferred stock, the percent of class calculation is based on the number of shares of Utility’s preferred stock outstanding as of February 4, 2026, which was 10,319,782 shares.
(2)    The Utility’s common stock and preferred stock vote together as a single class. Each share is entitled to one vote.
(3)    The Vanguard Group Inc. reported beneficial ownership of 248,207,725 shares (11.3%) of PG&E Corporation’s common stock in a Schedule 13G filed with the SEC on November 12, 2024. The Vanguard Group Inc. subsequently reported in a Schedule 13G/A filed with the SEC on March 27, 2026, that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over PG&E Corporation’s securities beneficially owned by various Vanguard subsidiaries or business divisions.
(4)    The Corporation held 100 percent of the issued and outstanding shares of Utility common stock and no Utility preferred shares.
(5)    The information relates to beneficial ownership as of March 31, 2025, as reported in a Schedule 13G/A filed with the SEC on April 25, 2025, by BlackRock, Inc. (BlackRock). For these purposes, BlackRock has sole voting power with respect to 162,002,738 shares and sole dispositive power with respect to 178,042,986 shares of PG&E Corporation’s common stock on behalf of itself and the following subsidiaries: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock France SAS; BlackRock Fund Advisors; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, National Association; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd.; and BlackRock Life Limited.
(6)     The information relates to beneficial ownership as of June 30, 2025, as reported in a Schedule 13G/A filed with the SEC on August 6, 2025, by FMR LLC and Abigail P. Johnson (FMR LLC’s Director, Chairman, and Chief Executive Officer). For these purposes, FMR LLC reports sole voting power with respect to 111,209,892.70 shares, and FMR LLC and Ms. Johnson report sole dispositive power with respect to 132,160,039.56 shares of PG&E Corporation’s common stock.
(7) The information relates to beneficial ownership as of December 31, 2024, as reported in a Schedule 13G filed with the SEC on February 13, 2025, by Massachusetts Financial Services Company (Massachusetts Financial Services). For these purposes, Massachusetts Financial Services Company has sole voting power with respect to 112,957,642 shares and sole dispositive power with respect to 118,822,231 shares of PG&E Corporation’s common stock.
(8) The information relates to beneficial ownership as of March 31, 2025, as reported in a Schedule 13G filed with the SEC on May 13, 2025, by State Street Corporation (State Street). For these purposes, State Street has shared voting power with respect to 74,911,496 shares and shared dispositive power with respect to 113,995,455 shares of PG&E Corporation’s common stock on behalf of itself and the following subsidiaries: SSGA Funds Management, Inc. (IA); State Street Global Advisors (Japan) Co., Ltd. (IA); State Street Global Advisors Asia Limited (IA); State Street Global Advisors Europe Limited (IA); State Street Global Advisors Limited (IA); State Street Global Advisors Singapore Limited (IA); State Street Global Advisors Trust Company (IA); State Street Global Advisors, Australia, Limited (IA); and State Street Global Advisors, Ltd. (IA).

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(9)     The information relates to beneficial ownership as of September 30, 2025, as reported in a Schedule 13G/A filed with the SEC on November 14, 2025 by (i) Stonehill Capital Management LLC (Stonehill Management), (ii) Stonehill Institutional Partners, L.P., and (iii) John Motulsky, Jonathan Sacks, Michael Thoyer, Michael Stern, Samir Arora, Garrett Zwahlen, and Peter Sisitsky (the “Stonehill Individuals”). For these purposes, Stonehill Management has shared voting and shared dispositive power with respect to 816,943 shares of the Utility’s first preferred stock; Stonehill Institutional Partners, L.P. owns and has shared voting and shared dispositive power with respect to 480,247 shares; and each of the Stonehill Individuals owns and has shared voting and dispositive power with respect to 816,943 shares.

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Proposal 2:
Advisory Vote to Approve Executive Compensation for PG&E Corporation and
Pacific Gas and Electric Company

Board Recommendation
What are you voting on?
PG&E Corporation and the Utility each asks its respective shareholders to approve, on an advisory basis, the compensation paid for 2025 to the companies’ executive officers named in the Summary Compensation Table of this Joint Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion.

Vote “FOR”

Each of PG&E Corporation and the Utility believes that its executive compensation policies and practices for 2025 were effective in tying a significant portion of pay to performance, while providing competitive compensation to attract, retain, and motivate talented executives, and aligning the interests of our executive officers with those of our shareholders. At the Joint Annual Meeting in 2025, shareholders showed strong levels of support for the 2024 officer compensation program.
PG&E Corporation’s officer compensation programs for 2025 (which also cover officers of the Utility) generally are designed to meet four objectives. These objectives, and how they were met for 2025, are discussed in more detail the Compensation Discussion & Analysis (CD&A), which can be found immediately following this Proposal 2. These objectives are summarized here.
Summary of Objectives

• A significant portion of every officer’s compensation should be tied directly to PG&E Corporation’s performance without promoting excessive risk-taking.
All variable elements of 2025 annual compensation for our Named Executive Officers (NEOs) were tied to operational, financial, and/or stock price performance. This provides a direct connection between compensation and performance in the achievement of both key operating results and long-term shareholder value creation. For Patricia K. Poppe, the PG&E Corporation Chief Executive Officer (CEO), approximately 91 percent of 2025 target compensation was at-risk and tied to performance. For the other NEOs, this averaged approximately 72 percent.
The People and Compensation Committee’s independent compensation consultant during 2025, Meridian Compensation Partners, LLC (Meridian), assessed the pay programs and advised that for 2025 the design of the companies’ incentive pay plans and related policies did not encourage excessive risk-taking. As such, the incentive plan design posed a low likelihood of incenting employees to engage in behaviors that were likely to have an adverse material impact on the companies.
• A significant component of officer compensation should be tied to PG&E Corporation’s long-term performance for shareholders in the form of long-term incentive awards.
Annual long-term incentive awards for 2025 to NEOs were made in the form of performance share units (PSUs), which emphasize safety, our customers, and our financial performance and restricted share units (RSUs) which align our NEOs with long-term financial stability and promote retention. PSUs awarded in 2025 can be earned depending on performance related to metrics in the areas of public safety (weighted at 40 percent), customer experience (weighted at 25 percent) and relative total shareholder return (TSR) (weighted at 35 percent). PSUs will vest, if at all, at the end of a three-year period, and their value is tied to the price of PG&E Corporation common stock. RSUs will vest pro-rata over a three-year period and their value is also tied to the price of PG&E Corporation common stock.
• Target direct compensation (base salary and target incentives) should be competitive with the compensation for comparable officers in the 2025 Pay Comparator Group.
Target direct compensation for NEOs in 2025 was within competitive market range in the 2025 Pay Comparator Group.
 • Officer compensation program complies with legal requirements.
The officer compensation structure is designed and reviewed to reflect both the letter and spirit of legal requirements.

This vote is non-binding and is required by Section 14A of the Securities Exchange Act of 1934. PG&E Corporation and the Utility each currently plan to submit this vote to shareholders annually, and expect to next submit this matter to shareholders in connection with next year’s annual shareholder meeting. If the shareholders of either company do not approve this proposal, the People and Compensation Committee and members of management will examine the reasons for disapproval and will consider those reasons when developing future executive compensation programs, practices, and policies.
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Compensation Discussion
and Analysis

This CD&A provides our shareholders and other stakeholders with information about PG&E Corporation’s and the Utility's performance, compensation framework, compensation decisions, and associated governance for our 2025 NEOs, who are listed below.
Please note that for 2025, three individuals concurrently served as principal executive officers (PEOs) of the Utility: Mr. Glickman, Ms. Santos, and Mr. Singh. As of January 1, 2026, Mr. Singh serves as the sole PEO of the Utility.

1. Executive Summary	45
2. Compensation Design	48
3. Compensation Governance	52
4. 2025 Compensation Decision and Outcomes	59
5. 2026 Compensation Structure	68
6. Additional Information	69

PG&E Corporation
(positions as of 12/31/25)

	Patricia K. Poppe	Carolyn J. Burke	John R. Simon
	Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

Pacific Gas and Electric Company
(positions as of 12/31/25)

	Jason M. Glickman(1)	Marlene M. Santos(1)(2)	Sumeet Singh(1)(2)
	Executive Vice President, Engineering, Planning & Strategy	Executive Vice President and Chief Customer Officer and Enterprise Solutions Officer	Executive Vice President, Operations and Chief Operating Officer

	Alejandro T. Vallejo(3)(4)	Ajay Waghray(4)	Stephanie N. Williams(5)
	Executive Vice President, Chief People Officer	Executive Vice President and Chief Information Officer	Vice President, Chief Financial Officer, and Controller

(1)
Effective January 1, 2026, the Utility Board elected Mr. Singh to Chief Executive Officer, Pacific Gas and Electric Company, and Executive Vice President, Energy Delivery. Mr. Singh will serve as the sole Principal Executive Officer of the Utility for 2026. Also, effective January 1, 2026, the PG&E Corporation and Utility Boards elected Mr. Glickman as Executive Vice President, Strategy and Growth, and Ms. Santos as Executive Vice President, Enterprise Transformation Office.

(2)	Also served as NEOs of PG&E Corporation during 2025.
(3)	The Boards elected Mr. Vallejo as Executive Vice President and Chief People Officer, effective September 30, 2025.
(4)	As of December 31, 2025, also held these positions at PG&E Corporation, although do not have NEO status at PG&E Corporation.
(5)	Also served as Vice President and Controller of PG&E Corporation during 2025.
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Executive Summary
•    Maintained overall emphasis on safety and operational performance, which is critical to PG&E’s long-term financial stability and ensuring compliance with our regulatory commitments. Wildfire safety related metrics account for 35% of the short-term incentive plan and 40% of the long-term incentive plan. Key wildfire safety metrics include weather normalized CPUC-reportable fire ignitions, quality inspection pass rate, system hardening, and electric corrective maintenance. The incentive plans also continue to emphasize the safe, reliable and efficient delivery of electricity and gas to our hometowns, including (within the Short-Term Incentive Plan “STIP”) the safety of our coworkers and contractors.
•    Updated 2025 STIP metrics to continue to reflect organizational priorities and simplification. The preventable motor vehicle incident (PMVI) rate metric, where PG&E has consistently performed in the top quartile, was removed, and the weighting of the serious injury actual count metric, which includes motor vehicle incidents, was increased from 5% to 10%. This change maintained an overall 60% weighting of safety metrics and reflects our continued focus on keeping coworkers, contractors, and customers safe. Customer metrics remained weighted at 10%, with the customers experiencing multiple interruptions (CEMI) metric simplified to just CEMI-5 (previously CEMI-5 and 10) and a customer transaction score metric introduced to represent the voice and experience of our customers.
•    Delivered on short-term objectives with 2025 STIP outcome of 139.0% of target. Performance reflected strong results across the majority of metrics, with outcomes including 10.3% growth in non-GAAP core Earnings Per Share (EPS) to $1.50.(1)
•    Made strong multi-year progress in areas of system hardening and corrective maintenance contributing to a performance share unit (PSU) score of 130.0% of target. The 2023 - 2025 PSU awards were earned based on achievements against multi-year safety, customer, and financial stability metrics. Although safety and customer metrics, as required by the CPUC’s decision approving the POR OII, exceeded maximum performance, relative TSR fell below threshold. Relative TSR performance during the three-year performance period was negatively affected by the January 2025 Southern California wildfires, including the Eaton fire, and heightened California regulatory uncertainty, factors that were not indicative of the companies’ underlying operational performance.
•    Updated the 2025 - 2027 PSU relative measurement methodology to increase alignment with PG&E’s performance. Given the negative impact of the Eaton fire on PG&E’s stock price described above, and the inclusion of a majority of non-California utilities in our Performance Comparator Group that are not impacted by the same California regulatory uncertainty factors as PG&E, the relative TSR metric will be assessed based on the average of three one-year relative return periods, rather than a three-year cumulative return. The overall metric weightings were maintained. We believe this approach appropriately measures sustained performance over the measurement period, while maintaining alignment with shareholder interests and performance outcomes.
•    Introduced RSUs as part of the annual target equity mix. In 2025, the target equity mix was updated to include RSUs, weighted at 30% with PSUs accounting for the remaining 70%. This change was made to further align our practices with utility industry long-term incentive structures as well as to strengthen the retention of our executive team. There were no changes to the PSU performance metrics or weights, and RSUs will vest annually on a pro-rata basis over three years.
(1) PG&E Corporation discloses historical financial results and bases guidance on “Non-GAAP core earnings” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. Non-GAAP core earnings are not a substitute or alternative for income available for common shareholders presented in accordance with Generally Accepted Accounting Principles (GAAP) (see Exhibit A at the end of this CD&A for a reconciliation of results based on earnings from operations to results based on income available for common shareholders in accordance with GAAP).
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Performance Highlights
PG&E continues to make progress on our Triple Bottom Line approach serving People, the Planet and California’s prosperity.

Continued progress on wildfire risk mitigation, with a fourth consecutive year of zero major fires. Additionally, for long-term wildfire risk reduction, we have buried over 1,200 miles of powerlines in the highest fire-risk areas, installed 698 AI-enabled wildfire cameras, and added more than 1,600 sectionalizing devices to narrow the impact of wildfire safety outages.

Delivered strong financial performance. In 2025 the quarterly dividend payment was increased. PG&E Corporation also delivered GAAP EPS of $1.18, representing 3% growth over 2024 and non-GAAP core EPS of $1.50, representing 10.3% growth over 2024.

A fifth reduction in residential bundled customer rates in two years as of March 2026, resulting in a reduction of 13% since January 2024, with the typical customer paying about $25 less per month.

A third consecutive year of achieving several hundred million dollars of operating cost savings, for a total of $1.4 billion in capital savings from 2023-2025 with $560 million coming from Inspections, New Business and Bundling.

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Compensation Framework
Our core executive compensation program, which consists of base salary, a cash-based short-term incentive, and equity-based annual long-term incentive awards granted in the form of PSUs and RSUs, is applied consistently to NEOs of both PG&E Corporation and the Utility.

Core Pay Component and Rationale(1)	2025 PG&E Corporation CEO Target Direct Compensation Mix(2)	2025 NEO Target Direct Compensation Mix(3)	2025 Performance Measures	Performance Period	Form of Payment
Base Salary Fixed pay to attract and retain talent; takes account of scope, performance, and experience			N/A	N/A	Cash
Short-Term Incentives Variable pay to incent and recognize performance in areas of short-term strategic importance			• Safety • Customer • Financial • Individual	One year	Cash
Long-Term Incentives Equity-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders			• Safety • Customer • Financial	Three years (cliff)	70% PSUs
			Continued service	Three years (ratable)	30% RSUs
(1)    In addition to these core direct components of compensation, during 2025 NEOs were eligible to participate in post-employment benefit programs on terms broadly similar to our other coworkers, and were covered by an executive severance plan.
(2)    Reflects 2025 target compensation mix for Ms. Poppe, the CEO of PG&E Corporation.
(3)    Reflects average target compensation for all of our active NEOs as of December 31, 2025 other than Ms. Poppe. Mix for each NEO is calculated based on eligible earnings for STIP purposes, the target STIP amount for 2025, and the approved target LTIP value for the year.
RSUs were introduced to our 2025 executive compensation framework, which otherwise remained largely consistent with 2024. The STIP design maintained the overall safety, customer and financial weights with minor updates, detailed on page 48, to ensure continued alignment with organizational priorities and regulatory commitments.
These changes continue to align our executive compensation program with operating safely and providing affordable reliable services to customers, while promoting long-term financial stability and performance.
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Compensation design
Compensation Objectives
Our companies’ primary purpose is to deliver safe, reliable, affordable, and clean electricity and gas to our customers. Our focus on customer welfare, prioritizing both public and coworker safety, is central to how we operate and reflected in our executive officer compensation program design. We believe that focusing on those attributes of our business will lead to long-term value creation for our shareholders. This focus also aligns with the criteria under AB 1054 and our commitments under the POR OII.
To be successful, we need to attract, motivate, and retain executives with the necessary skills and experience, who are aligned with our vision and who can deliver on our commitments to all stakeholders. Four fundamental objectives form the foundation of our compensation program.

Objective		How we achieve this
Pay for performance	•
At-risk performance and/or stock based pay (target STIP and Long-Term Incentive Plan “LTIP” value, inclusive of RSUs) represents a significant proportion of total target compensation, accounting for approximately 91% of PG&E Corporation’s CEO target compensation and an average of 72% for other NEOs in 2025.

	•	Short- and long-term incentives are earned based on performance reflecting safety, customer, operational, and financial goals, including shareholder returns.
	•	Metrics and goals are designed so as not to promote excessive risk-taking.
Align with shareholders	•
Annual equity-based compensation, the value of which reflects movements in our stock price, accounted for more than 77% of Corporation CEO target compensation and an average of approximately 52% for other NEOs in 2025.

	•	Total shareholder return relative to our Performance Comparator Group is used as a performance measure.
Provide market competitive pay	•	Target direct compensation is set to be competitive with comparable roles in our Pay Comparator Group.
	•	Our compensation structure provides for the attraction and retention of talented and experienced executives, while ensuring alignment with long-term shareholder interests.
Comply with legal requirements	•	Officer compensation is designed and reviewed to reflect both the letter and spirit of legal requirements.
Compensation Policies and Practices
We are focused on creating an effective compensation program that successfully aligns our key strategic objectives with the interests of our shareholders and broader stakeholders. To reinforce this, we have adopted policies and practices that guide our compensation programs as summarized below.
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We do...	We do not...
Pay for performance | Majority of compensation is at risk, linked to company performance and shareholder interests.	Pay tax gross-ups | No tax gross-ups are provided, except for those generally available to all management coworkers, such as for one-time relocation expenses upon hire.
Engage with stakeholders | Ongoing discussions with key institutional investors and regulators, including on the topic of compensation.	Permit hedging or pledging | Our policy prohibits hedging and pledging of either company’s stock.
Require meaningful ownership | Executives subject to stock ownership and retention requirements.	Reprice stock options | Any repricing would require advance shareholder approval.
Engage an independent consultant | The People and Compensation Committee engages an independent consultant and annually assesses independence.	Provide additional executive service credits | No granting of additional service under the Supplemental Executive Retirement Plan or Defined Contribution Executive Supplement Retirement Plan.
Operate clawback provisions | All incentive compensation and severance for certain officers is subject to clawback or recoupment, with provisions beyond those required by the listing exchange.	Pay unearned dividends | No dividends or dividend equivalents are paid on unvested equity awards.
Have a double trigger | Change in control severance requires a change in control and involuntary termination (includes constructive termination for good reason).
Provide excessive benefits or perquisites | Benefits and perquisites are limited, and do not exceed market norms unless necessitated due to identified security concerns and at the directive of the PG&E Corporation Board.

Commitment to Compliance
The Utility is subject to AB 1054, a California law which, among other things, establishes certain criteria regarding the design of the Utility’s executive compensation program. Although these criteria only apply to the Utility’s executive officers as defined in AB 1054, the criteria have also influenced the executive compensation design and arrangements for officers at PG&E Corporation. There are also additional executive compensation requirements that the Utility is subject to as a result of the POR OII.

Requirement(1)	How We Achieve This(2)
Compensation should be structured to promote safety as a priority and to ensure public safety.
•Incentive plan metrics are weighted toward customer and workforce welfare, placing a priority on public safety.
•All LTIP awards also incent customer and public welfare directly through customer and safety focused performance metrics and indirectly due to their exposure to absolute and relative stock performance.

A significant portion of long-term incentive compensation shall be based on safety, customer satisfaction, engagement, and welfare; the remaining portion may be based on financial performance or other considerations.
•PSU metrics promote customer experience and public safety.
Compensation should be structured to promote utility financial stability.
•Incentive plan metrics collectively promote customer, public, and workforce safety, thus contributing indirectly to financial stability.
•The STIP metrics include core earnings per share and operating cash flow, which are key measures of financial health and indicators of financial stability.
•All equity compensation is subject to changes in stock price. Additionally, PSUs are subject to a financial or relative TSR metric that reduces payouts if our relative returns lag those of other peer utilities.

Incentive compensation should be based on meeting performance metrics that are measurable and enforceable.
•Incentive plan metrics are designed to be objective, measurable, enforceable, and auditable.
•Metrics are predominantly outcome-based, focused on end results rather than operational activity or effort.

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Requirement(1)	How We Achieve This(2)
Guaranteed cash compensation should be limited, with the primary portion of executive officers’ compensation based on the achievement of objective performance metrics.
•Compensation structure emphasizes at-risk, performance and/or stock-based variable pay, making up an average of 74% of all NEO target compensation in 2025.
•STIP awards are based entirely on the achievement of quantitative performance metrics, prior to the application of any individual performance modifier.
•PSUs are aligned with shareholders and are performance-based through the application of performance metrics that determine the level of any payout.

The compensation structure must not include any guaranteed monetary incentives.	•Short- and long-term incentives are at risk through the application of performance measures and/or share price exposure. •The only guaranteed cash payment is base salary.
The compensation should include a significant long-term element based on the electrical corporation’s long-term performance and value, held or deferred for at least three years.	•LTIP awards represent a significant portion of total compensation. •Performance-based equity is subject to a three-year performance period.
Ancillary compensation that is not aligned with shareholder and taxpayer interests in the electrical corporation should be minimal or eliminated.	•Since 2022, executive officers are not eligible to receive stipends.
(1)    This is an abbreviated summary of some of the criteria and not intended to be comprehensive or contain formal legal definitions.
(2)    Comments in this column with regard to target compensation refer to the aggregate of eligible earnings for STIP purposes, the target STIP amount for 2025, and the approved target LTIP grant value for the year (inclusive of promotion awards as applicable), for our serving NEOs on December 31, 2025.

Strategic Alignment
It is important that the performance metrics used in our officer compensation framework align with our strategic priorities if we are to be effective in paying for performance and demonstrating accountability. Our performance metrics that are described below and in the “2025 Compensation Decisions and Outcomes” section that begins on page 58, reflect our focus on customer welfare, prioritizing both public and coworker safety, including contributing to long-term sustainable value for our shareholders. They also reflect our regulatory and compliance commitments in the state of California and are regularly assessed relative to other California-regulated utility peers both in terms of the number and types of metrics used.

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2025 Performance Metric	Short-Term	Long-Term	Why This Matters
Safety
Weather-normalized CPUC-reportable fire ignitions rate	●		Public safety measure of the results of work to mitigate wildfire risk and reduce the overall number of wildfires in high fire-threat districts (HFTD) and high-fire risk areas (HFRA).
Quality pass rate	●		Public safety index measure of the quality of wildfire mitigation inspection programs in vegetation management.
Total gas dig-in rate	●		Public safety measure of the results of work to mitigate the risk of loss of containment from underground gas transmission and distribution facilities.
Diablo Canyon Power Plant (DCPP) reliability and safety indicator	●
Public safety measure of the results of work to reduce the risk of a nuclear core damaging event with the potential for radiological release; composite metric of 10 performance indicators developed by the nuclear industry.

Safe dam operating capacity	●		Public safety measure of the results of work to mitigate the risk of large uncontrolled water release.
Serious injury actual count	●		Workplace measure of safety effectiveness, covering coworkers, contractors, and our community.
System hardening effectiveness		●	Public safety and reliability measure assessing actions taken to mitigate the risk of catastrophic wildfires.
Electric corrective maintenance in HFRA		●	Public safety and reliability measure assessing actions taken to reduce the risk of catastrophic wildfires.
Customer experience
Customers experiencing five or more sustained interruptions (planned and unplanned) (CEMI-5)	●		Customer experience measure that promotes system reliability.
Customer transaction score	●		Customer experience measure that promotes service quality and accountability.
System average interruption duration index (SAIDI)		●	Customer experience measure that promotes system reliability.

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Our incentive programs also incorporate metrics and goals reflecting our financial performance.

Supporting Information: What “Financial Performance” Means for Us

Our business model generates revenue through making investments in operating assets and earning an authorized rate of return on those assets through regulated rates, or “cost of service ratemaking.” There is no guarantee that regulated rates will yield the authorized rate of return; only by managing costs within the framework of authorized rates can we deliver value to shareholders. With limited exceptions, we do not make more money by selling more electricity and gas. Reducing our operating cost, which is tied to customer affordability through our rate-setting process, is directly aligned with creating shareholder value.

2025 Performance Metric	Short-Term	Long-Term	Why This Matters
Financial
Non-GAAP core earnings per share	●		Measure to promote and assess financial stability; aligns with cost efficiency; promotes customer affordability and financial stability critical to continued provision of services to customers.
Operating cash flow	●		Measure to drive smart investments in wildfire risk reduction for the benefit of customers; promotes responsible cash management.
Relative total shareholder return (TSR)		●	Measure to assess relative value created for our shareholders, provides an indirect external assessment of our performance in all other areas.
The STIP also includes an individual performance modifier which enables greater individual accountability for contributions to our success in delivering results in the areas described above.

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Compensation Governance
Role of the People and Compensation Committee
The People and Compensation Committee is comprised of independent directors who collectively have the delegated authority to oversee matters relating to certain compensation, benefits, and human capital issues. In discharging their duties, the People and Compensation Committee receives input from the management teams and external independent consultants as appropriate.

Management	People and Compensation Committee	Boards
Present proposals to the Committee on aspects of compensation and incentive plan design.	Oversee the companies’ compensation programs and makes recommendations to the Boards.	Review and approve the People and Compensation Committee’s recommendations related to PG&E Corporation CEO and Utility PEO pay, and other matters brought to the Boards.

Independent Consultants and Advisors
Provide independent advice to the Committee, including the provision of market data, guidance on incentive plan design and legal/regulatory updates.
 The core activities of the People and Compensation Committee include:
•    Recommending the total target compensation for the CEO of PG&E Corporation and the Utility President (or equivalent officer(s)) to the relevant Board for approval, informed by reviews of comparative data, advice from the People and Compensation Committee’s independent compensation consultants, and an assessment of individual performance, objectives, and scope of responsibilities.
•    Approving the total target compensation for other senior officers (including all NEOs) based on similar contextual inputs and proposals from the PG&E Corporation CEO and the Utility President (or equivalent officer(s)), as applicable. The PG&E Corporation CEO has the authority to approve compensation within the guidelines approved by the People and Compensation Committee for lower-level officers (excluding Section 16 Officers) and non-officer coworkers.
•    Approving compensation guidelines based on input from management for different categories of coworkers, including target short- and long-term incentive opportunities, an aggregate cap on the value of LTIP awards, and the terms and conditions that will apply to LTIP awards made during the year.
•    Administering the LTIP, under which equity-based awards are made, with the ability to delegate ministerial matters to management.
•    Reviewing and approving the performance metrics and associated goals for the short- and long-term incentive awards proposed by management.
Role of Management
The PG&E Corporation CEO and the Utility President (or equivalent officer(s)) are generally invited to People and Compensation Committee meetings but do not participate in committee discussions on their own compensation. The People and Compensation Committee welcomes their feedback on NEO performance which is considered in the executive compensation-setting process. The People and Compensation Committee may exercise its discretion to accept, reject, or modify the officers’ recommendations based on factors including the People and Compensation Committee members’ collective assessment of the NEOs’ performance and pay position relative to the peer groups, and PG&E’s overall financial and operating performance.
Use of Consultants and Advisors
To assist in discharging its duties, the People and Compensation Committee retains an independent compensation consultant to provide advice and data, including advising on and reviewing annual executive compensation arrangements and individual compensation packages. In addition to being of value to the People and Compensation Committee, retaining a nationally recognized independent consultant is also a commitment under POR OII.
The People and Compensation Committee continued to engage Meridian in 2025 as its independent compensation consultant. Meridian does not provide services to management of either company or their respective affiliates, although Meridian was invited to maintain a working relationship with management to effectively fulfill an advisor role to the People and Compensation Committee. During and in respect of 2025, Meridian advised and supported the People and Compensation Committee on various items, such as:
•    Board of director compensation
•    Market competitiveness of executive officer compensation
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•    Emerging trends and best practices in executive pay and corporate governance
•    Performance goal evaluation and metric selection
• Selection of pay and performance comparator groups
•    Compensation risk assessment
•    Shareholder advisory firms’ perspectives
•    Disclosures relating to compensation
The People and Compensation Committee determined that no conflicts of interest were raised by the work of Meridian during 2025. The People and Compensation Committee may also engage other compensation consultants, legal counsel, and advisers, after consideration of their independence and the potential for conflicts of interest. PG&E Corporation pays reasonable compensation costs for any such advisers and consultants. Management may also retain separate compensation consultants.
Shareholder Engagement
Feedback from shareholders is an important consideration for the People and Compensation Committee when reviewing and setting compensation for our executive officers. In a typical year, this feedback is collected through two primary channels:
•    Directly through proactive engagement with our major shareholders and stakeholders throughout the year, and
•    Indirectly through the results of our Say-on-Pay vote.

Shareholder and Stakeholder Meetings
Provides an opportunity to speak directly to our shareholders and other relevant stakeholders (such as regulators and proxy advisors) on compensation, as well as broader topics such as ESG and our long-term strategy.
Say-On-Pay Vote Results Provides opportunities for shareholders to vote on an advisory basis on our compensation arrangements, typically on an annual basis.

Review of Feedback
The People and Compensation Committee actively considers feedback from shareholders, regulators, and other relevant stakeholder groups as part of its broader review of executive compensation arrangements.

The People and Compensation Committee regularly reviews executive compensation, taking into consideration input received through PG&E’s regular and ongoing engagement with investors, as well as indirect feedback from proxy advisor voting recommendations and investor voting guidelines. This feedback is then considered alongside the applicable regulatory requirements and our commitment to reach balanced and informed decisions.
Prior to the 2026 Annual Meetings, we reached out to the top ten shareholders, which hold approximately 50% of the outstanding shares. When executive compensation was raised in these meetings, shareholders communicated that they did not have any concerns with our programs.
In addition to reviewing feedback from direct engagement, the People and Compensation Committee also considers the results of the annual Say-on-Pay vote. At our 2025 annual meeting, over 95% of the Corporation’s and 99% of the Utility’s votes cast on each company’s Say-on-Pay proposal were in support of our executive compensation program, which reinforced that a majority of our investors more broadly remain supportive of PG&E’s executive compensation program and design for the companies.

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Compensation and Risk
The People and Compensation Committee annually reviews an assessment of the general risk factors associated with the companies’ compensation policies and practices to determine whether they encourage inappropriate risk-taking. In 2025, the Committee determined that the compensation programs and policies are not reasonably likely to have a material adverse effect on either PG&E Corporation or the Utility.

Annual Risk Assessment	Safety and Nuclear Oversight Committees’ Input	Compensation Risk Mitigation Policies and Practices

The annual risk assessment conducted by Meridian concluded that the companies' compensation arrangements do not encourage excessive risk-taking having considered:

• Compensation philosophy and process, including the role of the Safety and Nuclear Oversight Committee
• Compensation structure and mix
• Incentive plan structures and associated time horizons
• Other pay plans
• Governance of plan design and administration oversight
• Target and maximum opportunities
• Nature and mix of performance metrics
• People and Compensation Committee/Boards’ discretion to reduce or eliminate performance
• Change in control severance provisions
• Use of risk-mitigation policies and practices (see final column)
• Regulatory compliance

• Advice regarding appropriate safety and operational incentive measures
• Assessment of emphasis on and overlap/consistency in safety metrics and weightings, and the extent to which these metrics and weightings support an organization-wide focus on safety

•  Range of complementary incentive metrics and time horizons
•  Payout caps at market-typical levels
•  Responsible use of equity
•  Executive stock ownership guidelines
•  Clawback policies (a Dodd-Frank Act compliant policy and a broader recoupment policy)
•  Insider Trading Standard, including hedging and pledging provisions
•  Severance and change-in-control benefits
•  Incentive goal-setting approach

Executive Stock Ownership Guidelines
We believe that stock ownership further aligns the interests of our executives with those of our shareholders, encouraging executives to consider the long-term performance and prospects for our companies. Our guidelines require all officers to achieve and maintain a minimum investment in PG&E Corporation common stock, expressed as a multiple of their base salary. Compliance with the ownership target includes beneficially owned stock, phantom stock units credited to the Supplemental Retirement Savings Plan, stock held in the stock fund of any defined contribution plan sponsored by either Company or its subsidiaries, and unvested RSUs. Officers have five years to meet the ownership target for their respective positions. All NEOs have already met their requirement or are expected to meet it within the remainder of the applicable five-year period. Until an officer meets the applicable ownership target, the officer is subject to a 100% holding requirement in relation to net shares realized after tax withholding from the vesting of RSUs or PSUs. The Committee may determine, based on its judgment and on a case-by-case basis, whether to temporarily suspend such guidelines if compliance would create severe hardship or prevent an officer from complying with a court order. In 2025, the Committee granted a temporary exception to one NEO to transfer shares; however, as of March 14, 2026, all NEOs are in compliance with the guidelines.
The current ownership targets are as follows:

Roles	Ownership Targets (% of Base Salary)
CEO, PG&E Corporation	600%
Executive Vice Presidents	300%
Senior Vice Presidents	200%
Vice Presidents	100%
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Clawback
We maintain three policies that provide the People and Compensation Committee and Boards with the ability to recoup payments in defined circumstances. The People and Compensation Committee periodically reviews these three policies, all of which remained unchanged throughout 2025. Summaries of each policy are provided below.
•    The Dodd-Frank Clawback Policy complies with applicable listing standards and applies to current and former Section 16 Officers across both companies. It requires the recoupment of excess incentive-based compensation received by the officer during a three-year look back following a financial restatement due to material noncompliance with any financial reporting requirements.
•    The Executive Incentive Compensation Recoupment Policy is a broader clawback policy that affords the People and Compensation Committee and Boards discretion to recoup specified incentive-based compensation, including STIP awards, PSUs and time-vested RSUs made to Section 16 Officers across both companies in defined circumstances, including no-fault scenarios that would negatively impact our shareholders.
•    The 2012 PG&E Corporation Officer Severance Policy enables the People and Compensation Committee and Boards to recoup severance rights, payments, and benefits provided to executive officers across both companies (including executive officers as defined in AB 1054) in defined circumstances.

Element	Dodd-Frank Clawback Policy	Executive Incentive Compensation Recoupment Policy	2012 Officer Severance Policy

Covered individuals	Current and former Section 16 Officers	Current and former Section 16 Officers	Executive Officers

Covered compensation	Incentive compensation that is granted, earned, or vested based wholly or in part upon a financial reporting measure, which includes stock price and total shareholder return	All performance-based and time-vesting compensation	Severance benefits

Triggers
Restatements due to material noncompliance with applicable requirements, including restatements that correct immaterial errors that would result in material noncompliance if left uncorrected, commonly referred to as “Big R” and “little R” restatements

• Financial restatement with the SEC for any of the three most recently completed fiscal years
• A material miscalculation with respect to the amount of any payment
• Individual involvement in fraud or misconduct that causes material financial or reputational harm
Individual misconduct that materially contributes to PG&E Corporation or Utility felony conviction relating to public health or safety or company financial misconduct

Each policy can be found attached to PG&E Corporation's and the Utility's Annual Report on Form 10-K for the year ended December 31, 2025. No clawback-related actions pursuant to any of these policies were required or pursued in 2025.
Insider Trading Policies
PG&E Corporation and the Utility have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of their securities by directors, officers, and employees. PG&E Corporation and the Utility have a policy of not issuing or purchasing securities while in possession of material nonpublic information but do not have written procedures for the repurchase of their securities. PG&E Corporation and the Utility believe their insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable listing standards. A copy of the insider trading policy is filed as Exhibit 19 to PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2025.
Anti-Hedging and Anti-Pledging Policy
The Insider Trading Standard prohibits certain hedging and pledging activities conducted by the companies’ Board members, officers, and designated coworkers who are subject to a quarterly earnings blackout period or event-specific blackout period. The policy covers equity instruments related directly or indirectly to either company or their subsidiaries. Covered individuals may not engage in short sales, transactions in publicly traded options, or hedging or monetization transactions; hold securities in a margin account; or pledge securities as collateral for a loan.
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Use of Market Data
The People and Compensation Committee maintains two peer groups: one for benchmarking pay and the other for measuring relative total shareholder return performance. Distinct groups are maintained to help ensure each is relevant for its primary purpose.

Pay Comparator Group	•
Provides insights into compensation levels and designs at companies that PG&E Corporation and the Utility compete with for talent, that are similar in terms of size, and/or that have similarly complex business operations.

	•	Primarily comprises publicly traded utility companies, augmented with complex and size-relevant companies in other sectors.
	•	Supplemented by pay practice data from surveys for the broader energy services sector and general industry companies based on survey data.

Performance Comparator Group	•	Provides comparative benchmark for PG&E Corporation’s TSR performance, and other relative industry-standard benchmarks that might be considered in goal setting.
	•	Comprises publicly traded electric and/or gas utility companies that are categorized consistently by the investment community as “regulated” and have a market capitalization of at least $6 billion.

The People and Compensation Committee, with assistance from its independent compensation consultant, annually reviews and approves the constituents of the pay and performance comparator groups. For 2025, the People and Compensation Committee modified the Pay Comparator Group as follows:
•    Three companies were removed due to their relative revenue and market capitalization: AES, Entergy, and Public Service Enterprise Group.
•    Six companies were added to ensure sufficient representation of other large, complex organizations, and to better position PG&E Corporation's relative revenue and market capitalization: Molina Healthcare, NRG Energy, Nucor, Occidental Petroleum, Southwest Airlines, and Union Pacific. The companies added were evaluated based on size, regulated operations, capital intensity, and customer focus.
In combination, these changes to the Pay Comparator Group positioned PG&E Corporation closer to median on key scoping metrics including revenue, market capitalization, enterprise value, EBITDA and headcount.
For 2025, the People and Compensation Committee approved adding CenterPoint Energy, Entergy, and Dominion Energy to the Performance Comparator Group to improve the group composition with the addition of similarly scaled, predominantly regulated utilities facing comparable operating and strategic conditions.
The resulting 2025 comparator groups are summarized below.

Company	Pay	Performance
Alliant Energy (NASDAQ: LNT)		●
Ameren (NYSE: AEE)		●
American Electric Power (NASDAQ: AEP)	●	●
CenterPoint Energy (NYSE: CNP)	●	●
CMS Energy (NYSE: CMS)		●
Consolidated Edison (NYSE: ED)	●	●
Constellation Energy (NASDAQ: CEG)	●
Dominion Energy (NYSE: D)	●	●
DTE Energy (NYSE: DTE)	●	●
Duke Energy (NYSE: DUK)	●	●
Edison International (NYSE: EIX)	●	●
Entergy (NYSE: ETR)		●
Evergy (NASDAQ: EVRG)		●
Eversource Energy (NYSE: ES)	●	●
Exelon (NASDAQ: EXC)	●	●
FirstEnergy (NYSE: FE)	●	●
Molina Healthcare (NYSE:MOH)	●
NextEra Energy (NYSE: NEE)	●
NiSource (NYSE: NI)		●
NRG Energy (NYSE: NRG)	●
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Company	Pay	Performance
Nucor (NYSE: NUE)	●
Occidental Petroleum (NYSE: OXY)	●
Pinnacle West Capital (NYSE: PNW)		●
PPL (NYSE: PPL)		●
Sempra Energy (NYSE: SRE)	●
Southwest Airlines (NYSE: LUV)	●
The Southern Company (NYSE: SO)	●	●
Union Pacific (NYSE: UNP)	●
WEC Energy (NYSE: WEC)		●
Xcel Energy (NASDAQ: XEL)	●	●
In reviewing pay data, the People and Compensation Committee does not adhere strictly to formulas or data to determine the actual mix and amounts of compensation. When referencing positioning against market data, the People and Compensation Committee also considers factors including each NEO’s scope of responsibility and organizational impact, experience, and performance, as well as PG&E Corporation’s and the Utility’s overall safety, operating, and financial results in reaching decisions. This flexibility is important in supporting the overall pay-for-performance philosophy and in meeting the People and Compensation Committee’s objectives of attracting, retaining, and motivating a talented executive leadership team.
Incentive Plan Goal Setting
To be successful in aligning pay with performance, it is important that performance goals are set appropriately within our incentive programs. For each of the metrics used in our incentive plans, the People and Compensation Committee reviews a comprehensive analysis that typically sets out the following, on a metric-specific basis:
•    Data on historic performance, showing multi-year trends;
•    Projected performance on a multi-year basis, driven by workplans, regulatory commitments, and anticipated timing of milestone achievements;
•    Relevant industry benchmarks;
•    Target setting methodology, with recommended ranges around the target to establish threshold and maximum goals; and
•    Degree of change in the proposed threshold, target, and maximum goals as compared with the prior year.
Each metric also has management associated contacts and approvers to maximize accountability and transparency.
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2025 Compensation Decision and Outcomes
Base Salary
Base salaries are reviewed on an annual basis and are targeted to be within a competitive range of market for comparable roles in the Pay Comparator Group. In determining each NEO’s base salary, consideration is given to role scope and individual experience and performance. The People and Compensation Committee believes that this level of comparability to market is appropriate and consistent with its pay philosophy of taking into consideration factors other than market data in establishing individual pay levels, while delivering cash compensation that is competitive with the market. In reviewing salaries for 2025, increases reflected merit adjustments of 3.25%, other than for Ms. Poppe who received no adjustment to her base salary.

NEO	2025 Salary	(1)	Increase	(2)
Patricia K. Poppe	$1,400,000		—%
Jason M. Glickman	$799,042		3.25%
Marlene M. Santos	$972,466		3.25%
Sumeet Singh	$972,466		3.25%
Carolyn J. Burke	$774,762		3.25%
Stephanie N. Williams	$401,707		3.25%
John R. Simon	$912,218		3.25%
Kaled H. Awada (3)	$738,238		3.25%
Alejandro T. Vallejo (4)	$505,000		—%
Ajay Waghray	$749,130		3.25%

(1)	Annualized salary as of December 31, 2025.
(2)	Unless otherwise noted, salaries were effective March 1, 2025, with increases reflecting change relative to salary on December 31, 2024.
(3)	Mr. Awada resigned effective September 30, 2025.
(4)	Mr. Vallejo became Executive Vice President and Chief People Officer of PG&E Corporation and Pacific Gas and Electric Company effective September 30, 2025, with salary in effect from this date.

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Short-Term Incentives
Our STIP is designed to drive the companies’ business objectives and strategic priorities, providing an opportunity for a cash payout reflecting the results achieved during the year. The plan focuses on quantifiable outcome-based metrics in the overall company score, with an individual performance modifier (IPM) based on year-end ratings for all eligible participants, including NEOs. This ensures any earned incentive is based on a combination of company and individual performance, enabling greater individual accountability in contributing to our overall success.
The People and Compensation Committee establishes an annual target opportunity, expressed as a percentage of base salary, set with reference to market median practices in our Pay Comparator Group. Target opportunities for NEOs ranged from 55% to 150% of actual salary earned, with two NEOs receiving increases in their target opportunities for 2025. In respect of the company score, achieving threshold performance will earn a payout at 50% of target, and achieving maximum performance will earn a payout up to 200% of target. Performance below the threshold goal results in zero payout for that metric. The individual performance modifier cannot exceed 1.2, and the overall payout cannot exceed 200% of target.
The People and Compensation Committee retains complete and sole discretion to adjust any performance formula or score, including to zero, any or all short-term incentive performance measures for any reason, including consideration of (without limitation) performance with respect to safety, compliance, and ethics.
The People and Compensation Committee established 2025 metrics across the same three performance areas as 2024, retaining a weighting of 70% on safety and customer metrics, and 30% on financial stability metrics, which is inherently tied to our safety performance.

Financial Stability (30%)
•Non-GAAP core earnings per share
•Operating cash flow

Customer Experience (10%)
•Customer experiencing multiple planned and unplanned interruptions (CEMI-5)
•Customer transaction score

Safety (60%)
•Weather-normalized CPUC-reportable fire ignitions rate in HFRA
•Quality pass rate
•Total gas dig-in rate
•DCPP reliability and safety indicator
•Safe dam operating capacity
•Serious injury actual count

For 2025, the number of weighted metrics remained at ten, with minor changes to reflect continued alignment with organizational priorities:
•    The weight of the serious injury actual count metric was increased from 5% to 10% and the standalone PMVI rate metric weighted at 5% was removed. This maintains our focus on coworker, contractor, and public safety, while simplifying our safety metrics holistically, given consideration of motor vehicle incidents within the serious injury actual count metric.
•    A new customer transaction score metric was added at 5%, reflecting the voice of the customer in the STIP across various customer interactions with PG&E. The Customers Experiencing Multiple Interruptions (CEMI) metric is now simplified to focus solely on the industry standard of CEMI-5 with a weight of 5%, maintaining a consistent focus on customer experience.
•    The quality pass rate metric definition has been updated to focus on quality control, rather than quality assurance. This change reflects our continued focus on reducing the risk of wildfires and meeting regulatory commitments.
In determining and approving the appropriate performance metrics in each of these three performance areas, the People and Compensation Committee considered factors including:
•    The alignment with our fundamental belief that safety is paramount, complemented by a focus on customer welfare across all aspects of our business.
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•    Balancing metrics to ensure they collectively drive the right behaviors. For example, an overly narrow focus on reporting might result in coworkers failing to seek appropriate medical treatment for work-related injuries in order to keep reported injury metrics low.
•    The proportion of metrics that are outcome-based, as opposed to metrics that are based on operational activity or effort.
•    Guidance from the CPUC reinforcing the priority placed on outcome-based metrics for alignment with reducing the companies’ highest-priority risks, such as the risk of catastrophic events like wildfires.
•    The companies’ ability to establish robust threshold, target, and maximum achievement milestones.
•    Alignment with California-regulated utility peers and a need to comply with California regulatory agency requirements.
The Utility received approval from the Office of Energy Infrastructure Safety on the 2025 STIP design in December 2025 as part of the annual safety certification.
Each metric has a clear definition with a predetermined and pre-approved calculation methodology.

Metric	Definition(1)
Weather-normalized CPUC-reportable fire ignitions in HFRA
The rate of distribution and transmission ignition incidents occurring in high-risk weather conditions normalized by 100,000 circuit miles over a rolling 365-day period. The number of fire incidents is calculated using the following criteria: (i) occur within PG&E’s HFTD and HFRA; (ii) occur in high-risk weather conditions defined as meeting the criteria of Fire Potential Index (FPI) or R3, R4, R5, and R5+; and (iii) is reportable to the CPUC per Decision 14-02-015. A reportable fire incident includes all the following: (1) Ignition is associated with PG&E electric assets, (2) something other than PG&E facilities burned, and (3) the resulting fire travelled more than one meter from the ignition point.
In the event of either of the following, this metric is scored at zero:
(1) Fire ignition incidents that result in fires that cause a third-party, coworker or a contract partner fatality.
(2) Fire ignition incidents that result in fires that damage or destroy > 500 structures.

Quality pass rate
Equally weighted index that measures Vegetation Management’s quality performance across two core Wildfire Mitigation programs:
(1) Percentage of System Inspection Transmission inspections that pass the Quality Control review.
(2) Percentage of Vegetation Management Distribution trees that pass the Quality Control review.

Total gas dig in-rate
The number of gas dig-ins per 1,000 Underground Service Alert tickets received, excluding Pole Test and Treat tickets. The dig-in component tracks all gas dig-ins to PG&E gas subsurface installations. A dig-in refers to damage which occurs during excavation activities (impact or exposure) and results in a repair or replacement of an underground gas facility.

DCPP reliability and safety indicator
The year-end combined (average) score for Unit 1 and Unit 2, representing a composite of 10 performance indicators for nuclear power generation developed by the nuclear industry and applied to all U.S. nuclear power plants. Indicator performance periods range from 18 to 36 months (rolling).

Safe dam operating capacity
Measure of operating capability of mechanical equipment used as main control to reduce the enterprise risk of any Large Uncontrolled Water Release. Performance is based on the ratio of all controlled outlet days forced out over the controlled outlet days available.

Serious injury actual count
A work-related incident from work at or for PG&E, including motor vehicle incidents, that results in any of the following to coworkers, contractors, or directly supervised contractors:
(1) A life-threatening injury or illness that required immediate life-preserving action that if not applied immediately would likely have resulted in the death of that person.
(2) A life-altering injury or illness that resulted in a permanent and significant loss of a major body part or organ function.
The count includes the number of injuries meeting the metric definition.
In the event of either of the following, this metric is scored at zero:
(1) A coworker or contractor fatality, other than those associated with an ignition from our equipment.
(2) A public fatality due to an asset failure (when an authorized party determines the incident resulted directly from (a) incorrect operation of equipment, (b) failure or malfunction of utility-owned equipment, or (c) failure to comply with any Commission rule or standard.

Customers experiencing multiple planned and unplanned interruptions (CEMI-5)
The total number of customers experiencing 5 or more (CEMI-5) sustained interruptions (planned and unplanned). Metric is reported for a 12-month period, and calculated as a customer count. Exclusions consists of:  (i) 2.5 Beta major event days (MEDs) based on the IEEE Standard 1366 (also referred to as the “2.5 Beta Method”), (ii) ISO initiated outages (rotating outages), (iii) momentary outages, (iv) secondary and service-level outages (not reported in the ILIS database), and (v) non-restorable customers.

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Metric	Definition(1)
Customer transaction score
Customers rate their overall satisfaction with PG&E interactions through email and web based post-transaction surveys. The score is based on a weighted average of the mean score for survey programs for the question: “Overall, how satisfied were you with your [recent transactional] experience?”. Surveys are weighted as follows (i) PGE.com (30%), (ii) unplanned outage (20%), (iii) post-call IVR (20%), (iv) live agent (10%), (v) planned outage (5%), (vi) after field visit (5%), (vii) service planning (5%), and (viii) business accounts (5%).

Non-GAAP core earnings per share
Financial performance from ongoing core operations, in dollars per share. The measurement is Non-GAAP core earnings. Non-GAAP core earnings excludes non-core items (expenses that Management does not consider representative of ongoing earnings and affects comparability of financial results between periods).

Operating cash flow
Operating cash flow measures cash the company’s normal operations generates. The definition aligns with the consolidated GAAP financial statements and is calculated by starting with cash income from customers and subtracting cash spend from operating activities.

(1)	These are abbreviated summary definitions and may not reflect complete details, including certain exclusions, for each metric.

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In the first quarter of 2026, the People and Compensation Committee reviewed and certified the following results for the company score.

Performance Metrics	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Unweighted Score	Weighted Score
Safety	60%
Weather-normalized CPUC-reportable fire ignitions in HFRA	25%	1.75	1.16	0.56	1.10	1.100	0.275
Quality pass rate	10%	0.500	1.000	2.000	1.977	1.977	0.198
Gas dig-in rate	5%	1.13	1.08	1.03	0.84	2.000	0.100
DCPP reliability and safety indicator	5%	95.0	97.5	100.0	100.00	2.000	0.100
Safe dam operating capacity	5%	97.0%	97.5%	98.0%	98.1%	2.000	0.100
Serious injury actual count(1)	10%	5	4	3	4	0.000	0.000
Customer Experience	10%
CEMI-5 index	5%	516,834	506,497	490,992	420,005	2.000	0.100
Customer transaction score	5%	7.3	7.5	7.7	7.4	0.750	0.038
Financial Stability	30%
Non-GAAP core earnings per share	20%	$1.46	$1.48	$1.50	$1.50	2.000	0.400
Operating cash flow	10%	$7,905	$9,300	$10,695	$8,716	0.791	0.079
2025 Final STIP Company Score							1.390

(1)
Consistent with the definition of the serious injury actual count metric, as noted in the table above, the score of this metric is zero due to a contractor fatality and a public fatality that occurred during 2025.

To assess company performance relative to the above scorecard, the People and Compensation Committee can apply a modifier to reflect individual performance during the year via the IPM. This can modify awards to as low as zero and by up to 120%, subject to an overall cap of 200% when combined with the company score. Following an assessment of individual performance in 2025, IPMs of 100 to 110% were approved. The table below shows the STIP compensation paid to each of the NEOs for 2025 performance:

NEO	Target Incentive (percent of Base) (1)	Target Incentive (2)	Company Score	Individual Performance Modifier (3)	Actual Incentive (4)	Actual Incentive (percent of Target)
Patricia K. Poppe	150%	$2,100,000	1.390	100%	$2,919,000	139.0%
Jason M. Glickman	75%	$596,137	1.390	100%	$828,631	139.0%
Marlene M. Santos	90%	$870,628	1.390	100%	$1,210,172	139.0%
Sumeet Singh	90%	$870,628	1.390	100%	$1,210,173	139.0%
Carolyn J. Burke	75%	$578,023	1.390	100%	$803,452	139.0%
Stephanie N. Williams	55%	$219,780	1.390	110%	$336,043	153.0%
John R. Simon	75%	$680,574	1.390	100%	$945,998	139.0%
Alejandro T. Vallejo (5)	65%	$296,066	1.390	100%	$411,531	139.0%
Ajay Waghray	75%	$558,900	1.390	100%	$776,871	139.0%
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(1)	Reflects the target STIP percentage effective December 31, 2025.
(2)	Reflects the actual target STIP value in effect for 2025, taking into account salary adjustments, target STIP percentage adjustments and length of service in 2025.
(3)
The 2025 STIP base award for each NEO was subject to adjustment for individual performance on key performance variables. The IPM can range from zero to 100% of the base award for NEO’s except Ms. Williams, whose modifier can range from zero to 120%, with a potential maximum total award at 200% of each NEO’s target opportunity.

(4)	Mr. Awada resigned effective September 30, 2025, and no STIP amount was paid to him.
(5)
Mr. Vallejo became Executive Vice President and Chief People Officer of PG&E Corporation and Pacific Gas and Electric Company effective September 30, 2025. His dollar target incentive opportunity for the year is determined using the STIP target incentive in effect for each of his 2025 roles.

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Long-Term Incentives
2025 Long-Term Incentive Awards
For 2025, the People and Compensation Committee approved granting LTIP awards as 70% PSUs and 30% RSUs. This mix effectively measures and incentivizes our success in ensuring continued focus on key safety programs, such as system hardening as well as customer welfare, which are critical to our long-term financial stability. Additionally, the LTIP awards are aligned to our absolute stock price and in the case of PSUs, our relative TSR performance. The People and Compensation Committee established annual target opportunities for each NEO, expressed as absolute dollar values.

NEO	2025 Target Long-Term Incentive (1)(2)	PSUs	RSUs
Patricia K. Poppe	$11,880,000	70%	30%
Jason M. Glickman	$1,750,000	70%	30%
Marlene M. Santos	$2,600,000	70%	30%
Sumeet Singh	$2,600,000	70%	30%
Carolyn J. Burke	$1,800,000	70%	30%
Stephanie N. Williams	$450,000	70%	30%
John R. Simon	$1,750,000	70%	30%
Alejandro T. Vallejo (3)	$750,000	70%	30%
Ajay Waghray	$1,000,000	70%	30%

(1)
The People and Compensation Committee approves target LTIP award values, that are converted into a number of PSUs and RSUs based on the closing price of $16.43 on March 3, 2025. Approved target values differ from the grant date fair values reported in the Summary Compensation Table which are determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718.

(2)	Mr. Awada’s 2025 LTIP awards were forfeited in connection with his resignation, and therefore the amounts thereof have been omitted from the table.
(3)
In connection with his promotion to Executive Vice President and Chief People Officer of PG&E Corporation and Pacific Gas and Electric Company, effective September 30, 2025, Mr. Vallejo also received a promotional award of PSUs and RSUs in addition to his regular annual award based on the closing price of $16.12 on October 28, 2025. These promotional awards are subject to the same conditions as the annual awards made in March and are included above.

PSU performance will be measured over a three-year period from January 1, 2025 to December 31, 2027 and vest to the extent threshold or greater performance objectives are accomplished, in accordance with the three-year holding period for equity required under AB 1054. Dividend equivalents, if any, are accrued and paid in cash at the end of the performance period on earned shares only. The People and Compensation Committee retains complete and sole discretion to adjust any performance formula or score, including to zero, on any and all incentive plan performance measures or modifiers for any reason.
In determining the performance metrics for the 2025 awards, the People and Compensation Committee considered a range of factors similar to those noted above in respect of the STIP awards. These included alignment with our core focus on customer welfare; the interaction with other metrics under the STIP and existing LTIP awards; the companies’ ability to establish robust goals; and the extent to which the metrics measure outcomes in an objective manner. The performance metrics and corresponding weighting applied in the 2025 PSU awards remained consistent with those utilized for the 2024 and 2023 awards, with some updates to the definition for relative TSR, as detailed below.
The Utility received approval from the Office of Energy Infrastructure Safety on the 2025 LTIP award design in December 2025 as part of the annual Safety Certification.
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2025-2027 Performance Metric & Goals	Weight	Threshold (50%)	Target (100%)	Maximum (200%)
Safety	40%
System hardening effectiveness	20%	95.0%	97.0%	99.0%
Electric corrective maintenance in HFRA	20%	84.0%	88.0%	92.0%
Customer Experience	25%
System average interruption duration index (SAIDI) (1)	25%	262.50	257.30	244.40
Financial Stability	35%
Relative total shareholder return (TSR) (2)	35%	25th Percentile	50th Percentile	90th Percentile

(1)	Major Event Days are not included in the SAIDI calculation (and accordingly reflected in the goals) so as not to distort the measure of sustained outages (SAIDI) solely due to extreme weather.
(2)
Measured against companies in the Performance Peer Group on page 54. For the 2023 and 2024 PSUs, TSR measures a single three-year performance period. For the 2025 PSUs, TSR measures the average of each calendar year score for three years. In light of the Eaton fire’s significant negative impact on PG&E Corporation’s common stock price in January 2025, and the inclusion of a majority of non-California utilities in our Performance Comparator Group that are not subject to the same California-specific regulatory uncertainty as PG&E, the People and Compensation Committee approved this metric definition in February 2025 for the 2025-2027 performance period, to ensure that the PSUs would adequately incent performance over the full three-year period.

Actual performance relative to the goals approved by the People and Compensation Committee will be disclosed following the conclusion of the three-year performance period and certification of results in the first quarter of 2028. The People and Compensation Committee retains complete discretion to adjust the formula, results, and final score, including to zero, on any and all incentive plan performance measures for any reason. All PSUs may be subject to earlier vesting or forfeiture upon certain events, in accordance with the terms of the grant.
The RSU awards vest in equal annual installments on the first, second, and third anniversaries of the date of grant, subject to continued service.
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Assessment of 2023 Long-Term Incentive Awards
The three-year performance period for the 2023 PSU awards concluded on December 31, 2025. In the first quarter of 2026, the People and Compensation Committee assessed performance over the three-year performance period. Consistent with our regulatory commitments including AB 1054 and the POR OII, the 2023 PSU award’s scorecard reflects our focus on key safety programs, such as system hardening and customer safety. These non-financial metrics each achieved an unweighted score of 2.0, which resulted in an overall metric score of 1.30 despite relative TSR having achieved a score of 0. The relative TSR score was negatively affected by the Eaton fire, which did not reflect the companies’ performance, as it was outside of the Utility’s service area and did not involve the Utility’s assets. Payout amounts were determined by multiplying the number of 2023 granted PSUs by the overall metric score of 130.0%.

Performance Metric	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Unweighted Score	Weighted Score
Public and Employee Safety	40%
System hardening effectiveness	20%	80.0%	84.0%	88.0%	97.2%	2.000	0.400
Electric corrective maintenance in HFRA	20%	69.0%	77.0%	85.0%	90.44%	2.000	0.400
Customer Experience	25%
System average interruption duration index (SAIDI)	25%	245.6	238.2	230.8	223.7	2.000	0.500
Financial Stability	35%
Relative TSR (1)	35%	25th Percentile	50th Percentile	90th Percentile	3.8th Percentile	0.000	0.000
2023 Overall PSU Performance Score							1.300

(1)
Comparator companies comprised those listed in our 2023 Performance Comparator Group in our 2024 Proxy Statement: Alliant Energy Corporation, Ameren Corporation, American Electric Power Company, Inc., CMS Energy Corporation, Consolidated Edison, Inc., DTE Energy Company, Duke Energy Corporation, Edison International, Evergy, Inc., Eversource Energy, Exelon Corporation, FirstEnergy Corporation, NiSource Inc., Pinnacle West Capital Corporation, PPL Corporation, The Southern Company, WEC Energy Group, Inc., and Xcel Energy Inc.

Additional Awards to Current Executives
From time to time, the People and Compensation Committee considers the need for additional awards to recognize leadership and strengthen retention of key executives. Other than the promotional LTIP awards granted to Mr. Vallejo as discussed above, no such awards were made during the year.
Non-recurring CEO Compensation
As it pertains to Ms. Poppe, on her appointment as CEO, PG&E Corporation, the independent members of the PG&E Corporation Board approved two one-time awards which were granted in 2021, intended to compensate her for compensation that was forfeited with her prior employer. At the time, the PG&E Corporation Board determined that such replacement awards were in line with market standards and that they were appropriately structured to protect shareholder interests through the application of clawback provisions and the ability to reduce payments if certain awards were not in fact forfeited on joining PG&E Corporation. These awards were granted in January 2021 at the time of Ms. Poppe’s hire. They are not included in the Summary Compensation Table given the tables cover three years (2023, 2024, and 2025).
Post-Retirement Benefits
PG&E Corporation and the Utility provide retirement benefits to eligible coworkers, including the NEOs. Eligibility for different plans reflects factors including appointment date and employing entity. Tax-qualified pensions or similar plans, other tax-qualified defined contribution plans (e.g., 401(k) plans), and non-tax-qualified retirement plans for NEOs are common in our Pay Comparator Group, and the People and Compensation Committee believes these defined benefit and defined contribution plans offer significant recruiting and retention incentives.
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The different retirement benefits that NEOs are eligible for are summarized below:

Benefit	Eligible	Key Features
PG&E Corporation Retirement Savings Plan	All NEOs
•   Tax-qualified 401(k) plan
•   Maximum matching contribution of $0.75 for each dollar contributed, up to:
•   6% of base salary for individuals eligible for the final average pay pension benefit
•   8% of base salary for individuals eligible for a cash balance pension benefit
•   Matching funds above IRS limits contributed to the NEO’s account in the PG&E Corporation 2005 Supplemental Retirement Savings Plan, a non-qualified deferred compensation plan

Retirement Plan	All NEOs	• Tax-qualified defined benefit plan • Takes the form of either a final average pay pension benefit or a cash balance benefit
PG&E Corporation Supplemental Executive Retirement Plan (SERP)	Mr. Simon only	• Non-tax-qualified defined benefit pension plan • Frozen to new entrants after 2012
PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (DC-ESRP)	All NEOs, except Mr. Simon	• Non-tax-qualified defined contribution plan • Covers all officers elected on or after January 1, 2013
Upon retirement, NEOs may also be eligible for post-retirement health, welfare, insurance, and other benefits broadly similar to those provided to all coworkers. Additional details regarding the retirement programs and post-retirement benefits, and the value of pension benefits accumulated as of December 31, 2025, for the NEOs can be found in the table entitled “Pension Benefits – 2025” on page 80, the table entitled “Non-Qualified Deferred Compensation – 2025” on page 82, and the section entitled “Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability” on page 84.
Perquisites
Certain perquisites and personal benefits are provided to the NEOs, the details of which for 2025 can be found in the footnotes to the Summary Compensation Table. These include:
•Health related benefits including health club reimbursements and executive health services;
•Financial counseling services;
•Relocation assistance, if applicable; and
•Security-related services, including, for the PG&E Corporation CEO, private car and private airplane travel and security for her personal residence.
In February 2025, the Committee approved the reinstatement of a financial services benefit for officers. This decision reflects our commitment to supporting our leadership team’s financial well-being, recognizing the increasing complexity of personal financial planning and the value these services provide in allowing officers to focus on the strategic needs of the company. By offering tailored financial guidance, we are aligned with prevalent market practices to enhance executive retention and engagement.
As the safety of all employees is essential, PG&E Corporation and the Utility provide security for all employees, as appropriate, based on an assessment of risk. This assessment includes consideration of the employee’s position and work location. Our employee security program is designed to help employees safely conduct business and thus is primarily for the benefit of the companies and our shareholders.

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In recent years, PG&E Corporation has identified a significant increase in the number and significance of threats and challenges to the safety of the PG&E Corporation’s CEO as a result of national and targeted events. Accordingly, a third-party security study was commissioned from an independent risk management and security consulting firm to assess the security risks and to recommend improvements in security that could be implemented. In 2025, the independent members of the PG&E Corporation Board authorized enhancements to the security program for the protection of the PG&E Corporation’s CEO, consistent with recommendations in the independent security study. The enhanced security program includes the following elements for the PG&E Corporation’s CEO.
•Mandatory use of private ground transportation for personal and business travel;
•Mandatory use of private aircraft for personal and business travel, including travel with her spouse or other immediate family members;
•Residential security, including one-time property security enhancements; and
•Personal security services.
The People and Compensation Committee regularly monitors and evaluates the effectiveness of the security program, taking into account both internal and third-party risk assessments and the costs of the program. These evaluations are intended to ensure continued alignment of company-provided security measures with the associated security risks, and third-party security studies will be commissioned to assess risks to other NEOs as recommended by these evaluations. The companies do not consider any of the authorized security costs to be personal benefits because the security measures are integrally and directly related to the high-profile nature of the PG&E Corporation’s CEO role. However, a fair estimate of the aggregate incremental cost of the benefits is included in the Summary Compensation Table, as described in the footnotes to that table, for those security measures that have a personal aspect or could otherwise be deemed to be perquisites.
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Severance Benefits
General severance benefits are provided to the NEOs through the Officer Severance Policy and specific incentive plan award agreements and guidelines. The purpose of this policy is to:
•Attract and retain senior management by providing severance benefits that are part of a competitive total compensation package;
•Provide consistent treatment for all terminated officers;
•Minimize potential litigation costs in connection with terminations of employment by conditioning payments upon a general release of claims; and
•Focus management on maximizing shareholder value and aligning interests, rather than being distracted by concerns about job security in a potential change-in-control situation.
Change-in-control enhanced severance benefits require a “double trigger” and are not payable based on a change-in-control event alone, which the People and Compensation Committee believes best reflects shareholder interests and aligns with typical market practices. Details of the policy are summarized below.

Termination Scenario	Eligible	Key Provisions
Termination without cause (not in connection with a Change in Control)	All NEOs	•	Cash severance of two-times (CEO) or one-times (other NEOs) the sum of base salary and STIP target and a discretionary pro‑rated STIP award based on actual earnings through termination date
		•	Continued vesting of PSUs for one year
		•	Continued vesting of unvested RSUs for one year
		•	Continued vesting of stock options for one year, with an exercise period equal to the lesser of one year or the remaining term of the options
		•	Limited COBRA benefits and outplacement services
Termination for cause or resignation when not retirement eligible	All NEOs	Termination for cause or resignation when not retirement eligible:
		•	Forfeits all unvested PSUs, RSUs, and stock options
		•	Forfeits any unpaid dividends associated with long-term incentive awards
Termination in connection with a Change in Control	All NEOs (except S. Williams)	•	Cash severance of three-times (CEO) or two-times (other NEOs) the sum of base salary and STIP target and a discretionary pro‑rated STIP award based on actual earnings through termination date
•
LTIP award agreements detail treatment that accelerate vesting of all awards on a change in control (CIC) if either (1) the officer is severed in connection with the CIC, or (2) the award is not continued, assumed, or substituted

		•	Limited COBRA benefits and outplacement services
The Golden Parachute Restriction Policy requires shareholder approval of certain defined executive severance payments provided in connection with a change in control of PG&E Corporation, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target STIP award.
The Officer Severance Policy also permits reduction and repayment of severance benefits from certain officers, with certain triggers.
Specifically, the Boards of Directors of PG&E Corporation and the Utility will have:
•A right to cancel, reduce, or require forfeiture of severance payments or benefits from (1) executive officers of either company in the event of a felony conviction of either company related to public health and safety or financial misconduct by either company following its July 1, 2020 emergence from Chapter 11 (Company Conviction), provided that an affected executive officer was serving as an executive officer of the convicted company at the time of the conduct leading to the Company Conviction; or (2) either company’s CEO or CFO if that company is required to restate its financial statements due to that company’s material non-compliance with financial reporting requirements as a result of misconduct, provided that the individual was serving as CEO or CFO during the period covered by the restatement; and
•A right to recoup or require reimbursement or repayment of severance rights, payments, and benefits from executive officers in the event such executive officers engaged in misconduct that materially contributed to some of the actions or omissions on which a Company Conviction is based.
Additional details regarding severance benefits can be found in the sections entitled “Potential Payments—Termination Without Cause” beginning on page 88, and “Potential Payments—Severance in Connection with Change in Control” beginning on page 89.

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2026 Compensation Structure
Organizational Structure
For 2026, Operations, Enterprise Service Delivery and Engineering teams have been brought into one Energy Delivery function, led by Sumeet Singh, who has been named CEO, Pacific Gas and Electric Company (the utility subsidiary) and Executive Vice President, Energy Delivery. Jason Glickman is leading a new function called Strategy and Growth as Executive Vice President, and Marlene Santos is leading a new Enterprise Transformation Office focusing on modernizing and standardizing business processes across the company to improve service and affordability.
Short-Term Incentive Plan
For 2026, the design is consistent with 2025 with safety and wildfire mitigation plan metrics making up 60% of the overall weight, and a continued emphasis on outcome-oriented and risk reduction metrics.
Long-Term Incentive Plan
The design of annual equity grants to executive officers (including NEOs) is also consistent with 2025. The focus remains on safety metrics, with the performance metrics and weightings used in 2026 remaining the same as in 2025, with the exception of the definition for relative TSR, which returned to a single three-year performance period. The structure continues to be consistent with our regulatory commitments, reflecting our commitment to key safety programs, such as system hardening as well as customer safety, which are critical to the long-term financial stability of the company.
In 2026, the People and Compensation Committee will submit the 2026 compensation program for approval under AB 1054. The plans continue to focus on safety with minor refinements to ensure alignment with our strategic priorities and external commitments.
Additional Information
Equity Grant Date Policy
The PG&E Corporation Equity Grant Date Policy, as last amended in February 2024, generally provides that annual LTIP awards, if any, are granted once per year on March 1 (or if that day is not a business day, then on the following business day). Annual LTIP awards may be granted to eligible coworkers on a date other than March 1 in certain occasions like when a coworker is on an approved leave of absence on March 1.
The companies retain discretion to grant LTIP awards other than annual awards (such as for newly hired or newly promoted officers or for retention, recognition or other like purposes). If the grant date of any non-annual LTIP award would occur during a trading blackout period, as defined under the company’s Insider Trading Standard, then the actual grant date will be the first business day after the trading blackout period ends.
The companies do not grant equity awards in anticipation of the release of material nonpublic information and do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
Use of Non-GAAP Financial Metrics
NEOs receive incentive awards that are subject to earnings metrics that are considered “Non-GAAP financial measures” under SEC rules and regulations. See “Exhibit A,” starting on page 70, for a reconciliation of these measures to GAAP measures.
Tax and Accounting Considerations
The People and Compensation Committee sets NEO compensation in accordance with our compensation philosophy and continues to believe that attracting, retaining, and motivating our coworkers with a compensation program that supports long-term value creation is in the best interests of our shareholders. In reaching decisions on executive compensation, the People and Compensation Committee considers the tax and accounting consequences. Section 162(m) of the Internal Revenue Code does not permit companies to deduct certain qualified performance-based executive compensation. Despite the limits on the deductibility of performance-based compensation, the People and Compensation Committee continues to believe that a significant portion of NEO compensation should be tied to company performance.

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Compensation Committee Report

The People and Compensation Committee of the PG&E Corporation Board of Directors has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review, the related discussions, and such other matters deemed relevant, the People and Compensation Committee has recommended to the Boards of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2025.
Mark E. Ferguson III (Chair)
Kerry W. Cooper
Jessica L. Denecour
John O. Larsen

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Exhibit A
Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with GAAP to Non-GAAP Core Earnings.
For the year ended December 31, 2025.

	Earnings	Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2025	2025
PG&E Corporation’s Earnings (Loss) on a GAAP basis	$2,593	$1.18
Non-core items:(1)
Amortization of Wildfire Fund contribution (2)	$253	$0.11
Bankruptcy and legal costs (3)	$41	$0.02
Investigation remedies (4)	$112	$0.05
Prior period net regulatory impact (5)	$190	$0.09
SB 901 securitization (6)	$26	$0.01
Tax-related adjustments (8)	$(5)	$—
Wildfire-related costs, net of insurance (9)	$97	$0.04
PG&E Corporation’s Non-GAAP Core Earnings (10)	$3,307	$1.50
All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent for 2025, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.
(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above.
(2) The Utility recorded costs of $352 million (before the tax impact of $98 million) during the year ended December 31, 2025, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.
(3) PG&E Corporation and the Utility recorded costs of $57 million (before the tax impact of $16 million) during the year ended December 31, 2025, related to costs to resolve proof of claims filed in PG&E Corporation’s and the Utility’s Chapter 11 filing
(4) Includes costs associated with the decision different for the order instituting investigation (“OII”) related to the 2017 Northern California Wildfires and 2018 Camp Fire (Wildfires OII), the system enhancements related to the locate and mark OII, the restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Twelve Months Ended December 31, 2025
Wildfires OII disallowance and system enhancements	$7
Locate and mark OII system enhancements	0
Paradise restoration and rebuild	(1)
2020 Zogg fire settlement	8
Investigation remedies	$14
Tax impacts	2
Investigation remedies (post-tax)	$16
(5) Includes adjustments to expenses (revenues) associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022, the 2021 WMCE decision dated September 18, 2025, and the 2023 WMCE decision dated February 5, 2026 as well as adjustments to interest associated with transmission right of way (TROW) costs incurred between 2017 and 2024 as shown below.
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(in millions)	Twelve Months Ended December 31, 2025
2011 GT&S rate case	$(19)
TROW adjustment	(59)
2022 WMCE decision	188
2023 WMCE decision	153
Prior period net regulatory impact	$263
Tax impacts	(73)
Prior period net regulatory impact (post-tax)	$190
(6) The Utility recorded costs of $36 million (before the tax impact of $10 million) during the year ended December 31, 2025, related to the charge for the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization, as well as any earnings-impacting investment losses or gains associated with investments related to the contributions to the Customer Credit Trust and additional contributions to the Customer Credit Trust as a result of the decision voted out on July 24, 2025.
(7) Includes probable costs to resolve legacy gas transportation issues related to its affiliate Standard Pacific Gas Line Incorporated.
(8) The Utility recorded tax benefits of $5 million during the year ended December 31, 2025 associated with certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010.
(9) Includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees, as shown below.

(in millions)	Twelve Months Ended December 31, 2025
2019 Kincade fire	$117
2021 Dixie fire	18
Wildfire-related costs, net of recoveries	$135
Tax impacts	(38)
Wildfire-related costs, net of recoveries	$97
(10) “Non-GAAP core earnings” is a non-GAAP financial measure.
Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2025.
“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in this Exhibit A. “Non-GAAP core earnings per share” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common stock outstanding on a diluted basis. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core earnings per share to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.
Non-GAAP core earnings and non-GAAP core earnings per share are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.
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Executive Officer Compensation
Summary Compensation Table – 2025
This table summarizes the principal components of compensation paid or granted during 2025 (including cash incentives earned for corporate performance in 2025 but paid in 2026). Titles are as of December 31, 2025.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Patricia K. Poppe (8) CEO, PG&E Corporation	2025	1,400,000	—	11,155,472	—	2,919,000	27,348	4,310,661	19,812,481
	2024	1,400,000	—	11,723,088	—	2,103,080	31,770	566,001	15,823,939
	2023	1,400,000	—	11,750,292	—	3,453,030	33,718	357,799	16,994,840
Jason M. Glickman EVP, Engineering, Planning and Strategy, Pacific Gas and Electric Company	2025	794,850	—	1,643,292	—	828,631	24,190	142,355	3,433,318
	2024	769,529	—	1,783,968	—	597,924	20,385	137,708	3,309,513
	2023	743,100	—	1,912,843	—	947,689	24,557	120,340	3,748,529
Marlene M. Santos EVP and Chief Customer Officer and Enterprise Solutions Officer, Pacific Gas and Electric Company	2025	967,364	—	2,441,458	—	1,210,172	36,671	210,354	4,866,019
	2024	936,182	—	3,160,150	—	872,896	24,941	235,786	5,229,955
	2023	902,344	—	2,841,929	—	1,408,549	43,618	200,978	5,397,418
Sumeet Singh EVP, Operations and Chief Operating Officer, Pacific Gas and Electric Company	2025	969,235	—	2,441,458	—	1,210,173	174,404	172,404	4,967,673
	2024	936,182	—	2,650,459	—	872,896	31,896	199,747	4,691,181
	2023	869,011	—	2,841,929	—	1,314,236	173,050	141,795	5,340,021
Carolyn J. Burke EVP and CFO, PG&E Corporation	2025	770,698	—	1,690,238	—	803,452	27,186	159,586	3,451,160
	2024	746,146	—	1,834,920		579,755	25,797	148,914	3,335,532
	2023	580,525	400,000	2,332,176		740,355	22,816	319,628	4,395,500
Stephanie N. Williams VP and Controller, PG&E Corporation and VP, CFO and Controller, Pacific Gas and Electric Company	2025	399,600	—	422,570	—	336,043	100,166	60,171	1,318,549
	2024	386,719	—	433,254		202,324	12,656	61,694	1,096,646
	2023	379,765	—	491,878	—	317,444	97,380	46,054	1,332,521
John R. Simon EVP, General Counsel, and Chief Ethics & Compliance Officer, PG&E Corporation	2025	907,432	—	1,643,292	—	945,998	1,255,985	51,119	4,803,826
	2024	878,182	—	3,283,977	—	682,347	1,185,466	48,823	6,078,795
	2023	846,308	—	1,912,843	—	1,100,899	1,096,294	38,164	4,994,509
Kaled H. Awada (8) Former EVP and Chief People Officer, PG&E Corporation and Pacific Gas and Electric Company	2025	560,442	—	1,643,292	—	—	—	116,474	2,320,208
	2024	686,504	650,000	2,783,980	—	533,413	21,540	226,136	4,901,573

Alejandro T. Vallejo (9) EVP and Chief People Officer, PG&E Corporation and Pacific Gas and Electric Company	2025	482,762	—	701,710	—	411,531	113,867	94,278	1,804,149

Ajay Waghray EVP and Chief Information Officer, PG&E Corporation and Pacific Gas and Electric Company	2025	745,200	—	939,038	—	776,871	24,919	158,292	2,644,321
	2024	724,082	—	1,529,106	—	560,444	32,508	149,267	2,995,407

(1)	Salary amounts reflect actual base salary earned during the fiscal year. Amounts may differ from the annual base salary rates due to mid-year salary adjustments.
(2)
No bonuses were paid to the named executive officers in 2025. In 2025, Mr. Awada repaid $96,033 of a previously awarded sign‑on bonus that was reported in the Summary Compensation Table for 2024 and subject to a two‑year service‑based clawback provision. Mr. Awada resigned before satisfying the required service period and was therefore required to repay the unearned portion of the sign‑on bonus under the terms of the award agreement.

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(3)
Represents the grant date fair value of PSUs and RSUs measured in accordance with FASB ASC Topic 718, without considering an estimate of forfeitures related to service-based vesting. For PSUs using safety and affordability measures, and for RSUs, grant date fair value is measured using the closing price of PG&E Corporation common stock on the grant date. Assumptions made in valuation of reported performance shares with a relative TSR measure are described in footnote 4 to the table entitled “Grants of Plan-Based Awards in 2025” on page 75. If the highest level of performance conditions were achieved, the estimated maximum grant date value of PSUs granted in 2025 would be: Ms. Poppe $15,182,920, Mr. Glickman $2,236,576, Ms. Santos $3,322,887, Mr. Singh $3,322,887, Ms. Burke $2,300,466, Ms. Williams $575,129, Mr. Simon $2,236,576, Mr. Awada $2,236,576, Mr. Vallejo $953,382, and Mr. Waghray $1,278,053.

(4)	No stock options were granted in 2025.
(5)	Amounts represent payments paid or deferred in 2026, 2025, and 2024 for achievement of corporate and organizational objectives in 2025, 2024, and 2023, respectively, under the STIP.
(6)
Amounts reported for 2025 consist of (i) the change in pension value during 2025 for all NEOs (Ms. Poppe $27,348, Mr. Glickman $24,190, Ms. Santos $36,671, Mr. Singh $170,087, Ms. Burke $27,186, Ms. Williams $100,166, Mr. Simon $1,254,824, Mr. Awada $0, Mr. Vallejo $113,867, and Mr. Waghray $24,919), and (ii) the above-market earnings on compensation deferred into the PG&E Corporation Supplemental Retirement Savings Plan and invested in the AA Utility Bond Fund for Mr. Simon ($1,161) and Mr. Singh ($4,317). The AA Utility Bond Fund accrues interest based on the long-term corporate bond yield average for AA utilities reported by Moody’s Investors Service. The above-market earnings are calculated as the difference between actual earnings from the AA Utility Bond Fund investment option and hypothetical earnings that would have resulted using an interest rate equal to 120 percent of the applicable federal rate.

(7)
Amounts reported for 2025 consist of (i) perquisites and personal benefits (Ms. Poppe $3,976,965, Mr. Glickman $17,146, Ms. Santos $23,494, Mr. Singh $54, Ms. Burke $18,813, Ms. Williams $54, Mr. Simon $10,284, Mr. Awada $6,854, Mr. Vallejo $18,497 and Mr. Waghray $22,185) and (ii) company contributions to defined contribution retirement plans (Ms. Poppe $333,696, Mr. Glickman $125,209, Ms. Santos $186,860, Mr. Singh $172,350, Ms. Burke $140,774, Ms. Williams $60,117, Mr. Simon $40,834, Mr. Awada $109,620, Mr. Vallejo $75,781, and Mr. Waghray $136,107).

(8)	Mr. Awada resigned effective September 30, 2025.
(9)	Mr. Vallejo was elected Executive Vice President, Chief People Officer of PG&E Corporation and Pacific Gas and Electric Company, effective September 30, 2025.
The following chart provides additional information regarding certain perquisites and personal benefits that are included in the Summary Compensation Table and discussed in section (i) of footnote 7.

	Fitness ($)	Executive Health ($)	Financial Services ($)	AD&D ($)	Air Transportation ($)	Ground Transportation ($)	Other Security ($)
P. K. Poppe	—	—	10,340	54	450,831	53,087	3,462,653
J. M. Glickman	—	9,500	7,592	54	—	—	—
M. M. Santos	2,809	9,500	11,131	54	—	—	—
S. Singh	—	—	—	54	—	—	—
C.J. Burke	270	9,500	8,989	54	—	—	—
S. N. Williams	—	—	—	54	—	—	—
J. R. Simon	730	9,500	—	54	—	—	—
K. H. Awada	—	—	6,800	54	—	—	—
A. T. Vallejo	—	9,500	8,943	54	—	—	—
A. Waghray	—	11,000	11,131	54	—	—	—
The above perquisites and personal benefits consist of the following:
•The value of reimbursements for health club fees, pursuant to a program available to certain management employees, including non-officers, which provides reimbursements of up to 35 percent for eligible fitness facility membership fees.
•The cost of executive health services provided to executive officers. Amounts vary among officers, reflecting (i) the decisions of each individual officer regarding the specific types of tests and consultations provided, and (ii) the exact value of reimbursed expenses.
•In February 2025, the Committee approved the reinstatement of a financial services benefit for officers, with benefit levels determined by officer position. All NEOs other than Ms. Williams are eligible for the highest benefit tier. Expenses related to the benefit are allocated on a prorated basis reflecting the actual commencement of services.
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•Ms. Poppe is required to utilize private aircraft for business-related travel and all other travel, including personal, when there is an identified security need based on an independent security assessment. Ms. Poppe may be accompanied by her spouse or immediate family member as approved by the non-executive PG&E Corporation Board Chair, but there was no incremental cost to the companies for such travel in 2025. PG&E calculates the aggregate incremental cost for personal use of private aircraft as any direct operating costs to PG&E attributable to the personal use, plus the cost to PG&E of any tax deduction disallowance due to the personal use. Because the leased private aircraft are used primarily for business travel, the direct operating costs exclude the following: operating fund, monthly management fee, and non-flight-specific insurance costs. The air travel policy also provides that any tax impact to Ms. Poppe due to recognition of the imputed value of private aircraft travel is not reimbursable by the companies.
•As described in the CD&A, PG&E evaluated Ms. Poppe’s specific risks, and required Ms. Poppe to use company-provided ground transportation for all travel as recommended by the third-party risk assessment. These costs were determined based on the applicable average lease value of the vehicles used for this purpose.
•Other security costs primarily relate to residential security for the PG&E Corporation CEO, including protective services and one‑time property security enhancements, which include perimeter and physical security enhancements as well as network and security monitoring. Enhanced residential security measures were implemented in early 2025 following a third‑party security risk assessment and PG&E Corporation Board approval, consistent with the Company’s risk‑based approach to employee security. “Other Security” also includes incremental costs for security detail for personal events.

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Please see the CD&A beginning on page 41 for additional information regarding the elements of compensation discussed above, including information regarding salary, short-term incentives, and long-term incentives. Additional information regarding grants of LTIP awards can be found in the narrative following the “Grants of Plan-Based Awards in 2025” table below.
Grants of Plan-Based Awards in 2025
This table provides information regarding incentive awards and other stock-based awards granted during 2025 to NEOs.

		Committee / Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Patricia K. Poppe			1,050,000	2,100,000	4,200,000
	3/3/2025	2/19/2025							216,921	3,564,012
	3/3/2025	2/19/2025				164,498	328,996	657,992		5,405,404
	3/3/2025	2/19/2025				88,576	177,152	354,304		2,186,056
Jason M. Glickman			298,069	596,137	1,192,275
	3/3/2025	2/19/2025							31,954	525,004
	3/3/2025	2/19/2025				24,232	48,464	96,928		796,264
	3/3/2025	2/19/2025				13,048	26,096	52,192		322,025
Marlene M. Santos			435,314	870,628	1,741,255
	3/3/2025	2/19/2025							47,475	780,014
	3/3/2025	2/19/2025				36,002	72,003	144,006		1,183,009
	3/3/2025	2/19/2025				19,386	38,771	77,542		478,434
Sumeet Singh			435,314	870,628	1,741,256
	3/3/2025	2/19/2025							47,475	780,014
	3/3/2025	2/19/2025				36,002	72,003	144,006		1,183,009
	3/3/2025	2/19/2025				19,386	38,771	77,542		478,434
Carolyn J. Burke			289,012	578,023	1,156,047
	3/3/2025	2/19/2025							32,867	540,005
	3/3/2025	2/19/2025				24,924	49,848	99,696		819,003
	3/3/2025	2/19/2025				13,421	26,842	53,684		331,230
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		Committee / Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Stephanie N. Williams			109,890	219,780	439,560
	3/3/2025	2/19/2025							8,217	135,005
	3/3/2025	2/19/2025				6,231	12,462	24,924		204,751
	3/3/2025	2/19/2025				3,356	6,711	13,422		82,814
John R. Simon			340,287	680,574	1,361,148
	3/3/2025	2/19/2025							31,954	525,004
	3/3/2025	2/19/2025				24,232	48,464	96,928		796,264
	3/3/2025	2/19/2025				13,048	26,096	52,192		322,025
Kaled H. Awada			275,387	550,773	1,101,547
	3/3/2025	2/19/2025							31,954	525,004
	3/3/2025	2/19/2025				24,232	48,464	96,928		796,264
	3/3/2025	2/19/2025				13,048	26,096	52,192		322,025
Alejandro T. Vallejo			148,033	296,066	592,131
	3/3/2025	2/19/2025							8,217	135,005
	3/3/2025	2/19/2025				6,231	12,462	24,924		204,751
	3/3/2025	2/19/2025				3,356	6,711	13,422		82,814
	10/28/2025	9/18/2025							5,584	90,014
	10/28/2025	9/18/2025				4,234	8,468	16,936		136,504
	10/28/2025	9/18/2025				2,280	4,560	9,120		52,622
Ajay Waghray			279,450	558,900	1,117,800
	3/3/2025	2/19/2025							18,260	300,012
	3/3/2025	2/19/2025				13,847	27,694	55,388		455,012
	3/3/2025	2/19/2025				7,456	14,912	29,824		184,014

(1)
Compensation opportunity granted for 2025 under the STIP. Actual amounts earned are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. Threshold equals a 0.5 times target. Maximum equals 2.0 times target.

(2)	Represents PSUs granted in 2025 under the 2021 LTIP. Threshold equals 0.5 times target. Maximum equals 2.0 times target for PSUs.
(3)	Represents RSUs granted in 2025 under the 2021 LTIP.
(4)
For PSUs with operational measures, the number and fair value of awards are measured at the grant date using the PG&E Corporation stock price which was $16.43 on March 3, 2025 and $16.12 on October 28, 2025. For PSUs with a relative TSR measure, the number of awards is calculated at the grant date using the PG&E stock price which was $16.43 on March 3, 2025 and $16.12 on October 28, 2025, and the fair value of awards are measured at the grant date using a Monte Carlo simulation valuation model. The model assumes that performance conditions are probable of being achieved, applies a risk-free interest rate meant to equal the expected yield on a U.S. 3 Year Treasury Note, and uses historical common stock volatilities from the Company and from peer companies for the 36-month period preceding the grant date. The assumed per-share value was $12.34 on March 3, 2025 and $11.54 on October 28, 2025.

The material terms of compensation reported in the tables entitled “Summary Compensation Table” on page 72 and “Grants of Plan-Based Awards” on page 75, including the relative amounts apportioned to different elements of compensation and any applicable performance conditions, can be found in the CD&A. Information regarding specific grants and arrangements is provided below.
STIP Awards
Information regarding the terms and basis of 2025 STIP awards can be found in the CD&A.
Performance Shares
Performance shares granted in 2025 will vest, if at all, upon the third anniversary of the grant date, following and based on results during a three-year performance period from January 1, 2025, to December 31, 2027. Upon vesting, PSUs are settled in shares of PG&E Corporation common stock, net of the number of shares having a value equal to applicable withholding taxes. The specific
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payout formulas are discussed in the CD&A. All PSUs may be subject to earlier vesting or forfeiture upon certain events, in accordance with the terms of the grant.
Each time that a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of PSUs granted to the recipient will be accrued on behalf of the recipient. At the end of the vesting period, the amount of any accrued dividend equivalents will be increased or decreased by the same payout factor used to increase or decrease the number of vested PSUs for the period, and the recipient will receive a cash payment equal to the amount of any accrued dividends.
Outstanding Equity Awards at Fiscal Year End – 2025
This table provides additional information regarding performance shares, stock options, and RSUs that were held as of December 31, 2025, by the NEOs, including awards granted prior to 2025. Any awards described below that were granted in 2025 also are reflected in the “Grants of Plan-Based Awards” table on page 75.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Right That Have Not Vested ($)(4)
P. K. Poppe	—	—	—	—	1,111,737	17,865,614	1,198,920	23,131,335
J. M. Glickman	—	—	—	—	177,623	2,854,402	179,983	3,487,367
M. M. Santos	—	—	—	—	263,895	4,240,793	297,522	5,895,143
S. Singh	—	—	—	—	263,895	4,240,793	267,402	5,181,201
C. J. Burke	—	—	—	—	177,601	2,854,048	185,124	3,586,969
S. N. Williams	2,738	—	41.26	3/1/2028	45,676	734,013	44,776	861,063
J. R. Simon	43,989	—	41.26	3/1/2028	249,913	4,016,102	179,983	3,487,367
A. T. Vallejo	3,715	—	41.26	3/1/2028	48,007	771,472	51,178	876,723
A. Waghray	—	—	—	—	101,502	1,631,137	132,968	2,706,726

(1)	Consists of unexercised stock options from awards granted in 2018.
(2)	As of December 31, 2025, no unvested stock options were outstanding.
(3)
Consists of unvested RSUs and unvested PSUs granted in 2023 for which the performance period ended on December 31, 2025. Earned, but not vested PSUs are shown in the table below as Earned PSUs. See the CD&A for additional details regarding awards granted in 2025.

(4)	Market value is based upon the $16.07 closing price of PG&E Corporation common stock on December 31, 2025.
(5)
Consists of unvested PSUs granted in 2024 and 2025. Consistent with SEC rules, the number of shares is presented assuming maximum performance for 2024 awards using operational measures and threshold performance for 2024 awards using measures based on TSR, and assuming target performance for 2025 awards using operational measures and threshold performance for 2025 awards using measures based on TSR.

Outstanding Equity Awards at Fiscal Year End – 2025 (Continued)
This table provides additional information regarding the vesting schedule for the RSU awards, earned (but not vested) PSUs, and unearned PSU awards as described in the table above.

Name	Grant Date	Award Type	Applicable Vesting Schedule	Units #	Total
Poppe	3/3/2025	RSU	3/3/2026	72,307
Poppe	3/3/2025	RSU	3/3/2027	72,307
Poppe	3/3/2025	RSU	3/3/2028	72,307	216,921
Glickman	3/3/2025	RSU	3/3/2026	10,651
Glickman	3/3/2025	RSU	3/3/2027	10,651
Glickman	3/3/2025	RSU	3/3/2028	10,652	31,954
Santos	3/3/2025	RSU	3/3/2026	15,825
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Name	Grant Date	Award Type	Applicable Vesting Schedule	Units #	Total
Santos	3/3/2025	RSU	3/3/2027	15,825
Santos	3/3/2025	RSU	3/3/2028	15,825	47,475
Singh	3/3/2025	RSU	3/3/2026	15,825
Singh	3/3/2025	RSU	3/3/2027	15,825
Singh	3/3/2025	RSU	3/3/2028	15,825	47,475
Burke	3/3/2025	RSU	3/3/2026	10,955
Burke	3/3/2025	RSU	3/3/2027	10,956
Burke	3/3/2025	RSU	3/3/2028	10,956	32,867
Williams	3/3/2025	RSU	3/3/2026	2,739
Williams	3/3/2025	RSU	3/3/2027	2,739
Williams	3/3/2025	RSU	3/3/2028	2,739	8,217
Simon	3/1/2024	RSU	3/1/2026	36,145
Simon	3/1/2024	RSU	3/1/2027	36,145
Simon	3/3/2025	RSU	3/3/2026	10,651
Simon	3/3/2025	RSU	3/3/2027	10,651
Simon	3/3/2025	RSU	3/3/2028	10,652	104,244
Vallejo	3/1/2024	RSU	3/1/2026	2,711
Vallejo	3/1/2024	RSU	3/1/2027	2,711
Vallejo	3/1/2023	RSU	3/1/2026	2,563
Vallejo	3/3/2025	RSU	3/3/2026	2,739
Vallejo	3/3/2025	RSU	3/3/2027	2,739
Vallejo	3/3/2025	RSU	3/3/2028	2,739
Vallejo	10/28/2025	RSU	10/28/2026	1,861
Vallejo	10/28/2025	RSU	10/28/2027	1,861
Vallejo	10/28/2025	RSU	10/28/2028	1,862	21,786
Waghray	3/3/2025	RSU	3/3/2026	6,086
Waghray	3/3/2025	RSU	3/3/2027	6,087
Waghray	3/3/2025	RSU	3/3/2028	6,087	18,260
Poppe	3/1/2023	Earned PSU	3/1/2026	894,816
Poppe	3/1/2024	Unearned PSU	3/1/2027	692,772
Poppe	3/3/2025	Unearned PSU	3/3/2028	506,148	2,093,736
Glickman	3/1/2023	Earned PSU	3/1/2026	145,669
Glickman	3/1/2024	Unearned PSU	3/1/2027	105,423
Glickman	3/3/2025	Unearned PSU	3/3/2028	74,560	325,652
Santos	3/1/2023	Earned PSU	3/1/2026	216,420
Santos	3/1/2024	Unearned PSU	3/1/2027	186,748
Santos	3/3/2025	Unearned PSU	3/3/2028	110,774	513,942
Singh	3/1/2023	Earned PSU	3/1/2026	216,420
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Name	Grant Date	Award Type	Applicable Vesting Schedule	Units #	Total
Singh	3/1/2024	Unearned PSU	3/1/2027	156,628
Singh	3/3/2025	Unearned PSU	3/3/2028	110,774	483,822
Burke	3/16/2023	Earned PSU	3/16/2026	144,734
Burke	3/1/2024	Unearned PSU	3/1/2027	108,434
Burke	3/3/2025	Unearned PSU	3/3/2028	76,690	329,858
Williams	3/1/2023	Earned PSU	3/1/2026	37,459
Williams	3/1/2024	Unearned PSU	3/1/2027	25,603
Williams	3/3/2025	Unearned PSU	3/3/2028	19,173	82,235
Simon	3/1/2023	Earned PSU	3/1/2026	145,669
Simon	3/1/2024	Unearned PSU	3/1/2027	105,423
Simon	3/3/2025	Unearned PSU	3/3/2028	74,560	325,652
Vallejo	3/1/2023	Earned PSU	3/1/2026	14,987
Vallejo	8/1/2023	Earned PSU	8/1/2026	11,234
Vallejo	3/1/2024	Unearned PSU	3/1/2027	18,977
Vallejo	3/3/2025	Unearned PSU	3/3/2028	19,173
Vallejo	10/28/2025	Unearned PSU	10/28/2028	13,028	77,399
Waghray	3/1/2023	Earned PSU	3/1/2026	83,242
Waghray	3/1/2024	Unearned PSU	3/1/2027	90,362
Waghray	3/3/2025	Unearned PSU	3/3/2028	42,606	216,210
Option Exercises and Stock Vested during 2025
This table provides additional information regarding the amounts received during 2025 by NEOs upon vesting or transfer of restricted stock and other stock-based awards.

	Option Awards (2)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
P. K. Poppe	—	—	950,044	15,585,472
J. M. Glickman	—	—	175,012	2,871,072
M. M. Santos	—	—	260,014	4,265,530
S. Singh	—	—	175,012	2,871,072
C. J. Burke	—	—	12,377	208,491
S. N. Williams	—	—	25,132	412,290
J. R. Simon	—	—	193,084	3,167,362
K. H. Awada	—	—	30,139	485,087
A. T. Vallejo	—	—	26,817	439,906
A. Waghray	—	—	85,007	1,394,540

(1)
Reflects stock awards that vested on February 27, 2025, March 1, 2025 and March 16, 2025 which were valued using the closing stock prices on the day immediately before each such vesting date which were $16.04, $16.34, and $16.78 respectively. It also includes the value of dividends upon vesting. Aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of the underlying shares on the applicable vesting date.

(2)	None of the NEOs exercised stock options during 2025.
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Pension Benefits – 2025
This table provides information for each NEO relating to accumulated benefits as of December 31, 2025, under any plan that provides for payments or other benefits at, after, or relating to retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
P. K. Poppe	Pacific Gas and Electric Company Retirement Plan	4.99	124,303	—
J. M. Glickman	Pacific Gas and Electric Company Retirement Plan	4.66	91,331	—
M. M. Santos	Pacific Gas and Electric Company Retirement Plan	4.80	144,249	—
S. Singh	Pacific Gas and Electric Company Retirement Plan	23.64	1,015,832	—
C.J. Burke	Pacific Gas and Electric Company Retirement Plan	2.80	75,799	—
S. N. Williams	Pacific Gas and Electric Company Retirement Plan	15.36	515,819	—
J. R. Simon	Pacific Gas and Electric Company Retirement Plan	18.71	3,594,975	—
J. R. Simon	PG&E Corporation Supplemental Executive Retirement Plan	18.71	3,506,944	—
K. H. Awada	Pacific Gas and Electric Company Retirement Plan	1.70	0	—
A. T. Vallejo	Pacific Gas and Electric Company Retirement Plan	15.26	594,423	—
A. T. Vallejo	Pacific Gas and Electric Company Retirement Excess Benefit Plan	15.26	1,306	—
A. Waghray	Pacific Gas and Electric Company Retirement Plan	5.28	148,645	—

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Additional information regarding compensation reported in the “Pension Benefits” table, and any associated policies, can be found in the CD&A. The present value of accumulated benefits as of December 31, 2025, is determined assuming that the NEOs retire at the earliest unreduced retirement age, using mortality and interest assumptions consistent with those used in preparing PG&E Corporation’s and the Utility’s financial statements. The PRI-2012 “Employees” mortality table was used without collar or amount adjustments. Rates were projected on a generational basis using MP-2021. Interest discount rates of 5.58 percent and 5.30 percent were used for the Pacific Gas and Electric Company Retirement Plan (Retirement Plan) and the non-qualified PG&E Corporation Supplemental Executive Retirement Plan (SERP), respectively.
For 2025, the pension benefits described in the above table are provided to officers under three plans. The Utility provides retirement benefits to its eligible employees, including its officers, under the Retirement Plan, which is a tax-qualified defined benefit pension plan. The Retirement Plan historically also has provided benefits to a significant number of PG&E Corporation’s employees and officers. Since April 1, 2007, all PG&E Corporation employees and officers are eligible to participate in the Retirement Plan.
The Retirement Plan has two forms of benefit formula: a final pay formula and a cash balance formula. With respect to the Retirement Plan’s final pay benefit formula, a participating officer may begin receiving tax-qualified pension benefits at age 55, but benefits will be reduced unless the individual has at least 35 years of service and subject to adjustment for actuarial factors, including if an individual commences retirement after becoming eligible for an unreduced pension. At age 65, a participant becomes eligible for an unreduced pension, irrespective of the years of service. Between age 55 and age 65, any pension benefit may be reduced based on the number of years of service, and in accordance with the Retirement Plan’s early retirement reduction factors. The normal benefit formula is 1.7 percent of the average annual salary for the last 36 consecutive months of service multiplied by years of credited service. The default form of benefit is a single-life annuity for participants who are unmarried at retirement or a 50 percent joint spousal annuity for married participants. However, other types of joint pensions are available, and participants may designate non-spousal joint pensioners (subject to spousal consent).
Effective January 1, 2013, a cash balance formula was added to the Retirement Plan. Employees hired or re-hired after a break in employment on or after January 1, 2013, participate in the cash balance benefit. Employees hired before January 1, 2013, were given a one-time opportunity during 2013 to irrevocably select to switch to the cash balance benefit on a going-forward basis, effective January 1, 2014, or to retain the final pay benefit to which they were otherwise entitled. On the last day of each year (or on the date of benefit commencement, if earlier), an employee’s cash balance account is credited with pay credits based on a point system of age plus service and eligible pay during the year. At the end of each calendar quarter, the account is credited with interest credits, based on an average of the 30-year Treasury rates for the three months before the calendar quarter. Special interest credit rules apply in the quarter in which the benefit payment commences. The default forms of payment are similar to those under the final pay benefit formula.
Additionally, however, a cash balance participant may elect a lump-sum payout that is eligible for rollover into an Individual Retirement Account or other tax-advantaged employer plan. Cash balance participants may elect to receive their vested benefit when they leave employment with any participating employer, regardless of whether they have attained age 55. The cash balance benefit does not include an early retirement reduction. No current NEOs elected to switch to the cash balance benefit.
The Pacific Gas and Electric Company Retirement Excess Benefit Plan (Excess Benefit Plan) is a nonqualified supplemental pension plan that provides benefits to eligible employees whose benefits under the Company’s Retirement Plan are limited by Internal Revenue Code Sections 415 and 401(a)(17). The plan is designed to restore the portion of pension benefits that would otherwise be payable under the Retirement Plan but for these statutory limits. Benefits under the Excess Benefit Plan are calculated based on the same pension formulas and assumptions applicable under the Retirement Plan and are payable upon separation from service or attainment of age 55, subject to applicable Internal Revenue Code Section 409A requirements. Participation in the plan ceases upon an employee’s eligibility to participate in PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (DC-ESRP), at which time accrued benefits are frozen.
PG&E Corporation’s SERP provides benefits to certain officers and key employees. The SERP benefit formula is 1.7 percent of the average of the three highest combined salary and annual STIP payments during the last 10 years of service, multiplied by years of credited service, less the amount of the participant’s benefit from the Retirement Plan. Payments are in the form of a single-life annuity or, at the election of the officer, a joint spousal annuity. Normal retirement age is 65. Benefits may begin earlier, on the later of the NEOs reaching age 55 or separation from service with the companies, subject to reduction depending on years of credited service, in accordance with the Retirement Plan’s early retirement reduction factors.
Effective January 1, 2013, the SERP was closed to new participants. Individuals who do not participate in the SERP but who are newly hired or promoted to officer after January 1, 2013, may be eligible to participate in the 2013 PG&E Corporation Defined Contribution Executive Supplemental Retirement Plan (DC-ESRP), a non-tax-qualified deferred compensation plan. All NEOs with the exception of Mr. Simon participate in the DC-ESRP. See the table “Non-qualified Deferred Compensation—2025” below and the accompanying narrative for additional DC-ESRP details.
At December 31, 2025, Mr. Simon was eligible for early retirement under the Retirement Plan and the SERP. If Mr. Simon had retired on December 31, 2025, his benefit under both plans would have been subject to an early retirement reduction of 3 percent.

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Non-Qualified Deferred Compensation – 2025
This table provides information for 2025 for each NEO regarding such individual’s accounts in non-qualified defined contribution plans and other deferred compensation plans as of December 31, 2025. The table presents balances from both the PG&E Corporation Supplemental Retirement Savings Plan for deferrals made prior to January 1, 2005, and the PG&E Corporation 2005 Supplemental Retirement Savings Plan (together, the SRSP Plans) for deferrals made on and after January 1, 2005, and from the PG&E Corporation DC-ESRP. The below descriptions pertain to 2025.

Name	Plan	Executive Contributions in Last FY($)(1)	Registrant Contributions in Last FY($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE($)(4)
P. K. Poppe	SRSP Plan	—	70,500	136,444	—	1,064,881
	DC-ESRP	—	245,216	211,496	—	1,517,971
J. M. Glickman	SRSP Plan	—	6,715	10,687	—	72,292
	DC-ESRP	—	97,494	88,899	—	556,905
M. M. Santos	SRSP Plan	—	48,658	24,009	—	255,207
	DC-ESRP	—	128,818	93,949	—	747,936
S. Singh	SRSP Plan	—	29,477	18,263	—	141,498
	DC-ESRP	—	128,818	42,708	—	851,608
C. J. Burke	SRSP Plan	—	28,617	6,549	—	79,138
	DC-ESRP	—	94,532	35,285	—	283,706
S. N. Williams	SRSP Plan	—	4,519	677	—	8,732
	DC-ESRP	—	42,135	49,268	—	306,733
J. R. Simon	SRSP Plan	—	25,454	202,605	—	2,761,448
	DC-ESRP	—	—	—	—	—
K. H. Awada	SRSP Plan	160,024	16,837	15,061	—	214,084
	DC-ESRP	—	75,825	13,161	—	138,643
A. T. Vallejo	SRSP Plan	57,931	13,927	33,765	—	261,567
	DC-ESRP	—	54,057	45,035	—	290,132
A. Waghray	SRSP Plan	28,022	26,585	17,029	—	165,030
	DC-ESRP	—	91,395	58,426	—	496,765

(1)	Represents contributions made in 2025.
(2)	The amounts shown were earned and reported for 2025 as compensation in the Summary Compensation Table.
(3)
Represents earnings from the SRSP Plans and the DC-ESRP described below. Includes the following amounts that were reported for 2025 as compensation in the Summary Compensation Table: Mr. Simon $1,161 and Mr. Singh $4,317.

(4)
Includes the following amounts that were reported as compensation in the Summary Compensation Table for 2025 and prior years: Ms. Poppe (SRSP Plans) $357,517, Ms. Poppe (DC-ESRP) $1,133,126, Mr. Glickman (SRSP Plans) $47,917, Mr. Glickman (DC-ESRP) $415,324, Ms. Santos (SRSP Plans) $217,985, Ms. Santos (DC-ESRP) $567,582, Mr. Singh (SRSP Plans) $133,370, Mr. Singh (DC-ESRP) $455,366, Ms. Burke (SRSP Plans) $71,167, Ms. Burke (DC-ESRP) $236,649, Ms. Williams (SRSP Plans) $7,040, Ms. Williams (DC-ESRP) $129,011, Mr. Simon (SRSP Plans) $2,139,689, Mr. Awada (SRSP Plans) $38,999, Mr. Awada (DC-ESRP) $123,881, Mr. Vallejo (SRSP Plans) $13,297, Mr. Vallejo (DC-ESRP) $54,507, Mr. Waghray (SRSP Plans) $48,969, and Mr. Waghray (DC-ESRP) $197,295.

Under the SRSP Plans, officers may defer up to 75 percent of their base salary, and all or part of their STIP payment, and PSU award if settled in cash.
PG&E Corporation also will contribute an amount equal to any employer contributions due under the 401(k) plan that were not made due to limitations under Internal Revenue Code Sections 401(m), 401(a)(17), or 415. Under the SRSP Plans, officers may elect deferrals to be distributed in 1 to 10 installments commencing in January of the year following termination of employment. For deferrals
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made in 2005 and thereafter, distributions may commence seven months after termination of employment or in January of a year specified by the officer. Earlier distributions may be made in the case of an officer’s death. The plan administrator may, in its discretion, permit earlier withdrawals as requested by participants to meet unforeseen emergencies.
Under the DC-ESRP, each time salary or STIP is paid, PG&E Corporation credits the participant’s account with an amount equal to 7 percent of the payment. Benefits vest after three years of cumulative service with the companies, and benefits are paid in a single lump sum upon the officer’s separation from service commencing as soon as reasonably practicable, following a date seven months after the separation from service. Officers may also elect deferrals to be distributed in 2 to 10 equal annual installments. Earlier distributions may be made in the case of an officer’s death.
Earnings on amounts in participant accounts under the SRSP Plans and the DC-ESRP are calculated based on the performance of the following funds available in the 401(k) plan:

Fund Name	2025 Return(%)
Bond Index Fund	7.19%
International Stock Index Fund	32.64%
Large Company Stock Index Fund	17.87%
Money Market Investment Fund	4.29%
Retirement Income Fund	11.59%
Small Company Stock Index Fund	12.64%
Target Date Fund 2020	11.59%
Target Date Fund 2025	13.62%
Target Date Fund 2030	16.15%
Target Date Fund 2035	18.13%
Target Date Fund 2040	19.32%
Target Date Fund 2045	20.25%
Target Date Fund 2050	20.99%
Target Date Fund 2055	21.36%
Target Date Fund 2060	21.37%
Target Date Fund 2065	21.32%
U.S. Government Bond Index Fund	6.45%
Other available measures are the PG&E Corporation Phantom Stock Fund, which mirrors an investment in PG&E Corporation common stock (2025 return of -19.73 percent), and the AA Utility Bond Fund. The AA Utility Bond Fund accrues interest based on the long-term corporate bond yield average for AA utilities reported by Moody’s Investors Service (yields reported during 2025 ranged from 5.43 percent to 5.87 percent). Pre-2005 deferrals under the SRSP Plans are limited to the Large Company Stock Index Fund, the PG&E Corporation Phantom Stock Fund, and the AA Utility Bond Fund. In general, the earnings measures are selected by the officer for the SRSP Plans and independent from such selections in the 401(k) plan, and may be reallocated subject to restrictions imposed by regulations of the SEC. However, deferrals of Special Incentive Stock Ownership Premiums received under the prior Executive Stock Ownership Program before December 31, 2013, may only be invested in the PG&E Corporation Phantom Stock Fund and may not be reallocated.

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Potential Payments Upon Resignation, Retirement, Termination, Change in Control, Death, or Disability
The NEOs are eligible to receive certain benefits upon termination, or when a Change in Control occurs and either (1) the officer’s employment is terminated (including constructive termination by the officer for good reason) in connection with the Change in Control, or (2) the acquiring company does not continue or assume outstanding LTIP awards or substitute the LTIP awards with substantially equivalent awards.
The following table estimates potential payments for each NEO as if, effective December 31, 2025, that individual’s employment was terminated or an acquiror did not assume, continue, or grant substitute awards for LTIP awards previously granted by PG&E Corporation. Estimates assume that the value of any stock-based compensation received was $16.07 per share, which was the closing price of PG&E Corporation common stock on December 31, 2025. The table generally excludes (1) payments for services already rendered (such as unpaid and earned salary), which would be due to the NEO even if the individual had remained employed with the companies, (2) post-retirement benefits that would be available to employees generally, and (3) any deferred compensation that was previously earned but would become payable due to the termination (these deferred amounts are reflected in the table entitled “Non-Qualified Deferred Compensation” on page 82).
The value of actual cash and equity received on or shortly after December 31, 2025, would be less than the “total” amount listed below because (1) pension benefits are paid over time in the form of a life annuity, and (2) stock awards reflected in the table will be payable only after vesting, which may occur in subsequent years.

Name	Resignation / Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Disability ($)	Death ($)	Change in Control ($)(1)
Patricia K. Poppe
Value of Accumulated Pension Benefits	130,271	130,271	130,271	130,271	130,271	130,271
Value of Stock Awards Vesting(2)	-	-	22,775,919	34,549,722	34,549,722	34,549,722
Severance Payment	-	-	7,000,000	-	-	10,500,000
Short-Term Incentive Plan Award(3)	-	-	2,919,000	2,919,000	2,919,000	2,100,000
Health Care Insurance	-	-	45,081	-	-	45,081
Career Transition	-	-	19,500	-	-	19,500
Total	130,271	130,271	32,889,770	37,598,993	37,598,993	47,344,574
Jason M. Glickman
Value of Accumulated Pension Benefits	105,562	105,562	105,562	105,562	105,562	105,562
Value of Stock Awards Vesting(2)	-	-	3,565,622	5,318,310	5,318,310	5,318,310
Severance Payment	-	-	1,398,323	-	-	2,796,646
Short-Term Incentive Plan Award(3)	-	-	828,631	828,631	828,631	599,281
Health Care Insurance	-	-	36,977	-	-	36,977
Career Transition	-	-	19,500	-	-	19,500
Total	105,562	105,562	5,954,614	6,252,503	6,252,503	8,876,276
Marlene M. Santos
Value of Accumulated Pension Benefits	144,249	144,249	144,249	144,249	144,249	144,249
Value of Stock Awards Vesting(2)	-	-	5,629,432	8,396,917	8,396,917	8,396,917
Severance Payment	-	-	1,847,685	-	-	3,695,370
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Name	Resignation / Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Disability ($)	Death ($)	Change in Control ($)(1)
Short-Term Incentive Plan Award(3)	-	-	1,210,172	1,210,172	1,210,172	875,219
Health Care Insurance	-	-	45,081	-	-	45,081
Career Transition	-	-	19,500	-	-	19,500
Total	144,249	144,249	8,896,119	9,751,339	9,751,339	13,176,336
Sumeet Singh
Value of Accumulated Pension Benefits	978,332	978,332	978,332	978,332	695,425	978,332
Value of Stock Awards Vesting(2)	-	-	5,297,464	7,901,443	7,901,443	7,901,443
Severance Payment	-	-	1,847,686	-	-	3,695,372
Short-Term Incentive Plan Award(3)	-	-	1,210,173	1,210,173	1,210,173	875,220
Health Care Insurance	-	-	61,516	-	-	61,516
Career Transition	-	-	19,500	-	-	19,500
Total	978,332	978,332	9,414,672	10,089,948	9,807,041	13,531,383
Carolyn J. Burke
Value of Accumulated Pension Benefits	78,611	78,611	78,611	78,611	78,611	78,611
Value of Stock Awards Vesting(2)	-	-	3,603,688	5,406,450	5,406,450	5,406,450
Severance Payment	-	-	1,355,834	-	-	2,711,668
Short-Term Incentive Plan Award(3)	-	-	803,452	803,452	803,452	581,072
Health Care Insurance	-	-	20,543	-	-	20,543
Career Transition	-	-	19,500	-	-	19,500
Total	78,611	78,611	5,881,628	6,288,513	6,288,513	8,817,843
Stephanie N. Williams
Value of Accumulated Pension Benefits	528,894	528,894	528,894	528,894	247,885	528,894
Value of Stock Awards Vesting(2)	-	-	900,299	1,342,823	1,342,823	1,342,823
Severance Payment	-	-	622,646	-	-	622,646
Short-Term Incentive Plan Award(3)	-	-	305,494	305,494	305,494	220,939
Health Care Insurance	-	-	61,516	-	-	61,516
Career Transition	-	-	19,500	-	-	19,500
Total	528,894	528,894	2,438,349	2,177,210	1,896,201	2,796,318
John R. Simon
Value of Accumulated Pension Benefits	7,101,919	7,101,919	7,101,919	7,101,919	3,786,854	7,101,919
Value of Stock Awards Vesting(2)	3,565,622	-	4,152,978	6,500,251	6,500,251	6,500,251
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Name	Resignation / Retirement ($)	Termination For Cause ($)	Termination Without Cause ($)	Disability ($)	Death ($)	Change in Control ($)(1)
Severance Payment	-	-	1,596,381	-	-	3,192,762
Short-Term Incentive Plan Award(3)	945,998	-	945,998	945,998	945,998	684,163
Health Care Insurance	-	-	45,081	-	-	45,081
Career Transition	-	-	19,500	-	-	19,500
Payment in Lieu of Post-Retirements Life Insurance	396,321	396,321	396,321	-	-	396,321
Total	12,009,860	7,498,240	14,258,178	14,548,168	11,233,103	17,939,998
Alejandro T. Vallejo
Value of Accumulated Pension Benefits	703,956	703,956	703,956	703,956	357,915	703,956
Value of Stock Awards Vesting(2)	-	-	875,161	1,533,510	1,533,510	1,533,510
Severance Payment	-	-	833,250	-	-	1,666,500
Short-Term Incentive Plan Award(3)	-	-	411,531	411,531	411,531	328,250
Health Care Insurance	-	-	61,516	-	-	61,516
Career Transition	-	-	19,500	-	-	19,500
Total	703,956	703,956	2,904,915	2,648,997	2,302,956	4,313,232
Ajay Waghray
Value of Accumulated Pension Benefits	154,797	154,797	154,797	154,797	154,797	154,797
Value of Stock Awards Vesting(2)	2,369,494	-	2,369,494	3,534,555	3,534,555	3,534,555
Severance Payment	-	-	1,310,978	-	-	2,621,956
Short-Term Incentive Plan Award(3)	776,871	-	776,871	776,871	776,871	561,848
Health Care Insurance	-	-	45,081	-	-	45,081
Career Transition	-	-	19,500	-	-	19,500
Total	3,301,162	154,797	4,676,721	4,466,223	4,466,223	6,937,737
(1)    Payments made in connection with a Change in Control may require shareholder approval, pursuant to the PG&E Corporation Golden Parachute Restriction Policy, discussed below. If excise taxes are levied in connection with Internal Revenue Code Section 4999, the aggregate benefits shown may be reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis.
(2)    Reflects the value of outstanding equity awards for which vesting is continued or accelerated due to the termination event. Unearned PSUs granted in 2024 and 2025 are included assuming a target payout (100 percent).
(3)    Assumes 2025 STIP performance scores as determined by the Boards of PG&E Corporation and the Utility and the People and Compensation Committee as disclosed in the CD&A.
The following describes post-service payment arrangements effective as of December 31, 2025, and does not address changes that will apply after January 1, 2026.

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Pension Benefits in General
If any NEO is terminated for any reason, that officer generally is entitled to receive accrued and vested pension benefits, as described in the narrative accompanying the “Pension Benefits” table on page 80. The value of the pension benefit will be paid out over time in the form of an annuity, consistent with payment elections made by the NEO. The qualified plan trust is funded by contributions from both PG&E Corporation and the Utility. Payments from the non-qualified plan are paid by PG&E Corporation and are reduced by any benefit payable from the qualified plan.
The value of pension benefits reported in the table above is identical in all termination scenarios, except if an NEO’s employment is terminated due to that officer’s death. In that case, if (1) the officer was at least 55 years of age, or (2) the combined total of his or her age and the number of years worked exceeded 70, then the officer’s surviving spouse or beneficiary would be entitled to an immediate commencement of payment of 50 percent of the single-life pension benefit that would otherwise have been available to the officer at age 65. For all other officers, the value of this pre-retirement survivor’s benefit would be 50 percent of the single life pension benefit that would otherwise have been available to the officer at age 55, and the benefit would commence on the first of the month after the day that officer would have reached age 55.
Officer Severance Policy
The Officer Severance Policy provides for severance payments, treatment of STIP, and the treatment of certain LTIP awards upon termination with cause, termination without cause, and termination in connection with a Change in Control. Benefits under the Officer Severance Policy are paid by the individual’s former employer. Certain award agreements provide that if there is a conflict between it and the Officer Severance Policy, then the award agreement’s terms control.
Potential Payments – Resignation/Retirement
LTIP Awards
Unvested PSUs, stock options, and RSUs generally are cancelled upon resignation, unless the holder’s resignation qualifies as a “retirement.” For these purposes, “retirement” means a termination of employment, other than for cause, when an employee is at least 55 years old and has been employed for at least the last five consecutive years immediately before termination. If the holder “retires,” then:
•Unvested PSUs vest pro-rata, based on the number of months the holder was employed during the performance period. Any vested PSUs are settled, if at all, at the end of the applicable performance period, in the same manner as for active employees.
•Unvested annual RSU awards continue to vest for 12 months after retirement (unless retirement occurs within two years following a Change in Control, in which case unvested RSUs that would have vested in the next 12 months will vest and be paid out within 60 days following the retirement).
•Unvested annual stock options continue to vest for 12 months after retirement and may be exercised for the shorter of the remaining term or five years (unless retirement occurs within two years following a Change in Control, in which case all options vest immediately and may be exercised for the shorter of the remaining term or five years).
Mr. Simon and Mr. Waghray are retirement eligible under the LTIP as of December 31, 2025.
STIP
For STIP awards, if an NEO resigns before March 1 after a performance year, potential STIP payments for the previous performance year are generally forfeited. However, if the NEO is at least 55 years of age and has completed at least 5 consecutive years of service at the time of resignation, then potential STIP payments will be treated in the same manner as for a “retirement.”
If an NEO retires during a performance year or before March 1 after a performance year, then the People and Compensation Committee may, in its discretion, approve providing the retired NEO with a lump-sum STIP payment for the performance year. Any such STIP payment generally would reflect actual earnings and thus be prorated to reflect the amount of time the retired NEO was employed during the performance period.
Any STIP payment generally would reflect the STIP performance score applicable to active employees and would be paid by the former employer at the same time as for active employees.
Post-Retirement Life Insurance Benefits
Upon retirement (as defined under the qualified pension plan), all employees of PG&E Corporation, the Utility, and certain subsidiaries are eligible to receive a life insurance coverage benefit under the Post-Retirement Life Insurance Plan of Pacific Gas and Electric Company. If an employee retires at age 55 or older with at least 15 years of service (qualifying retirement) with the companies and their respective subsidiaries, the employee may qualify for a different “benefit level” and the value of the benefit may increase. Each retiree’s applicable “benefit level” is determined based on factors such as the participant’s position with the company at retirement and the date of hire or promotion. Prior to December 31, 2008, upon qualifying retirement, certain benefit levels also permitted the retiree to elect to receive the benefit in the form of a lump-sum cash payment equal to the present value of the insurance coverage benefit. Participants no longer may elect the cash payment upon retirement, but certain individuals who were employees as of December 31, 2008, and who were likely upon retirement to qualify for the benefit levels that previously offered the cash alternative were given the opportunity to make a one-time election as to whether to receive future benefits (if any) as insurance coverage or in the form of a lump-sum cash payment. Benefits are paid by the former employer.
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Upon qualifying retirement, Mr. Simon would receive a lump-sum cash benefit equal to the present value of a post-retirement life insurance policy with coverage equal to his last 12 months of salary. Upon qualifying retirement, Mses. Poppe, Santos, Burke, and Williams and Messrs. Glickman, Singh, Vallejo, and Waghray each would be entitled to receive a life insurance benefit in the amount of $50,000.
Potential Payments – Termination for Cause
If an officer is terminated for cause, all outstanding PSUs and unvested RSUs are cancelled, stock options are forfeited, no severance payment is available, and the officer is not eligible to receive a STIP payment for that year.
As provided in the Officer Severance Policy, in general, an officer is terminated “for cause” if the employer determines in good faith that the officer has engaged in, committed, or is responsible for:
•Serious misconduct, gross negligence, theft, or fraud against PG&E Corporation and/or the officer’s employer,
•Refusal or unwillingness to perform his or her duties,
•Inappropriate conduct in violation of the Corporation’s equal employment opportunity policy,
•Conduct that reflects adversely upon, or making any remarks disparaging of, the Corporation, its Board, officers, or employees, or its affiliates or subsidiaries,
•Insubordination,
•Any willful act that is likely to injure the reputation, business, or business relationship of the Corporation or its subsidiaries or affiliates, or
•Violation of any fiduciary duty, or breach of any duty of loyalty.
Ms. Poppe’s November 13, 2020 offer letter, as amended from time to time (“Ms. Poppe’s Offer Letter”), provides that “cause” for purposes of defining eligibility for severance payments has the definition used for determining “constructive termination” in connection with a Change in Control (see discussion under “Potential Payments-Severance In Connection with a Change in Control”).
With respect to vesting of LTIP awards, “cause” generally is determined in the sole discretion of PG&E Corporation, and typically includes dishonesty, a criminal offense, or violation of a work rule.
Potential Payments – Termination Without Cause
LTIP Awards
Termination provisions are described in the Officer Severance Policy, LTIP award agreements, and individual arrangements as described below.
•Unvested PSUs generally vest proportionately based on the number of months during the performance period that the officer was employed divided by 36 months. Any vested PSUs are settled, if at all, at the end of the applicable performance period, in the same manner as for active employees.
•Unvested RSUs generally continue to vest for 12 months.
•Unvested stock options that would have vested over the 12 months following termination will continue to vest. Vested stock options may be exercised for the shorter of one year or the remaining term.
If the officer is at least 55 years of age with at least five years of service, his or her termination without cause is treated as a retirement under the terms of the LTIP award agreement, rather than as described in this section. (Please see the section entitled “Potential Payments—Resignation/ Retirement” for a discussion of vesting provisions).
Mr. Simon and Mr. Waghray are retirement eligible under the LTIP as of December 31, 2025.
Severance Payment
All NEOs would be entitled to a lump-sum payment of one times annual base salary and STIP target, except Ms. Poppe who, as the PG&E Corporation CEO, would receive a lump sum payment of two times annual base salary and STIP target.
Ms. Poppe’s Offer Letter also provides that “termination without cause” for Ms. Poppe includes “constructive termination” as otherwise defined in connection with a Change in Control (see discussion under “Potential Payments-Severance In Connection with a Change in Control”).
STIP
If an officer is terminated without cause before December 31 of a given year, the officer is eligible, subject to the discretion of the People and Compensation Committee, to receive a prorated lump-sum STIP award for that year. If approved by the People and Compensation Committee, such STIP payment generally would reflect the STIP performance score applicable to active employees and would be prorated to reflect the amount of time that the officer was employed during the performance period. Payments would be paid by the former employer and at the same time as for active employees.
Miscellaneous Benefits
The officer is entitled to receive a lump-sum cash payment equal to the estimated value of 18 months of COBRA premiums, based on the officer’s benefit levels at the time of termination (with such payment subject to taxation under applicable law), and a lump sum payment equal to the estimated reasonable value of career transition services.

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Covenants
In consideration for severance benefits other than those relating to LTIP awards, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, unless required or permitted by law, (2) the officer agrees that during a period of 12 months following severance, the officer will refrain from soliciting customers and employees, (3) the officer agrees to assist in legal proceedings as reasonably required during this period, (4) the officer must sign a release of claims, and (5) the officer must agree not to compete with the companies during the period to the extent permitted by law.
Potential Payments – Severance in Connection with Change in Control
Benefits in connection with a Change in Control require a “double trigger” and are not payable based on a Change in Control event alone. Benefits in connection with a Change in Control are provided by the Officer Severance Policy, the LTIP, and related LTIP award agreements and guidelines. Benefits may be limited by the PG&E Corporation Golden Parachute Restriction Policy, which is discussed further below.
Definition of Change in Control
Pursuant to the Officer Severance Policy and the LTIP, a Change in Control occurs upon any of the following events:
•Any person or entity (excluding employee benefit plans or a plan fiduciary) becomes the direct or indirect owner of more than 30 percent of PG&E Corporation’s outstanding common stock;
•Over any two-year period, a majority of the PG&E Corporation directors in office at the beginning of the period are no longer in office (unless each new director was elected or nominated for shareholder election by at least two-thirds of the remaining active directors who also were in office at the beginning of the period or who were elected or nominated by at least two-thirds of the active directors at the time of election or nomination);
•Following any shareholder-approved consolidation or merger of PG&E Corporation, the former Corporation shareholders own less than 70 percent of the voting power in the surviving entity (or parent of the surviving entity);
•Consummation of the sale, lease, exchange, or other transfer of all or substantially all of PG&E Corporation’s assets; or
•Shareholder approval of a plan of liquidation or dissolution of PG&E Corporation.

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LTIP Awards
Following a Change in Control, LTIP award agreements generally accelerate or automatically vest if either (a) the successor company fails to assume, continue, or substitute previously granted awards in a manner that preserves the value of those awards, or (b) the award recipient is terminated (including constructive termination) in connection with a Change in Control during a set period of time before or after the Change in Control. Specific acceleration, vesting, and settlement provisions are as follows (subject to any delays necessary to comply with Internal Revenue Code Section 409A).
Treatment of Unvested LTIP Awards Upon a Change in Control (CIC)

	CIC Occurs and Acquiror Does Not Assume, Continue, or Grant Substitute LTIP Awards	Termination in Connection with CIC: Within Three Months Before CIC; Awards Are Assumed, Continued, or Substituted	Termination in Connection with CIC: Within Two Years After CIC; Awards Are Assumed, Continued, or Substituted
Performance Shares	Vest upon CIC and settle as soon as practicable following date of the CIC; performance for all measures deemed to have been achieved at target payout percentage	Vest and settle upon termination; performance for all measures deemed to have been achieved at target payout percentage	Vest and settle upon termination; performance for all measures deemed to have been achieved at target payout percentage
RSUs	Vest upon CIC, settled as soon as practicable following date of CIC	Vest upon CIC, settled as soon as practicable following termination, taking into account any acceleration on account of termination or a CIC	Vest upon termination, settled within 60 days
Stock Options(1)	Vest upon CIC and will be cancelled in exchange for fair value	Vest upon CIC; may be exercised within shorter of remaining term or one year	Vest upon termination; may be exercised within shorter of remaining term or one year

(1)	As of December 31, 2025, no unvested stock options were outstanding.
The Officer Severance Policy provides that, unless otherwise set forth in an award agreement, if an award is not assumed or continued by an acquiror, and an officer is terminated between three months before and two years after a Change in Control, all outstanding LTIP awards vest in full, all performance conditions are deemed satisfied at target, and are settled within 30 days of the Change in Control.
Severance Payment
The Officer Severance Policy provides enhanced severance benefits to “covered officers” who are in positions of SVP or above and are terminated in connection with a Change in Control. Such covered officers include all NEOs except Ms. Williams. If Ms. Williams is terminated without cause in connection with a Change in Control, she will be eligible for standard severance benefits as discussed in the section entitled “Potential Payments —Termination Without Cause.”
If a covered officer is terminated without cause or is constructively terminated within three months before and two years after a Change in Control, the officer generally would be eligible for a lump-sum payment equal to the total of:
•Unpaid base salary earned through the termination date,
•Any accrued but unpaid vacation pay, and
•Two times (or three times for Ms. Poppe, as PG&E Corporation CEO) the sum of (a) target STIP for the fiscal year in which termination occurs, and (b) the officer’s annual base salary in effect immediately before either the date of termination or the Change in Control, whichever amount is greater.
However, in connection with the elimination of reimbursement payments for excise taxes levied in connection with Internal Revenue Code Section 4999, eligible officers either (1) are responsible for paying any such excise taxes, or (2) have their aggregate Change-in-Control benefits reduced to a level that does not trigger the excise tax, but only if doing so would be more beneficial to the officer on an after-tax basis.
For these purposes, “cause” means:
•The covered officer’s willful and continued failure to substantially perform the officer’s duties with PG&E Corporation or one of its affiliates, after a written Board demand for substantial performance is delivered to the officer, or
•The willful engagement in illegal conduct or gross misconduct that is materially injurious to PG&E Corporation.
Constructive termination includes resignation in connection with conditions that constitute Good Reason as defined in the Officer Severance Policy (which includes, among other things, a material diminution in duties, authority, or base compensation).
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STIP
If a covered officer (all NEOs except Ms. Williams) is terminated without cause or is constructively terminated in connection with a Change in Control, the Officer Severance Policy provides that the officer will receive a lump-sum payment equal to the officer’s prorated target STIP calculated for the fiscal year in which termination occurs. If Ms. Williams is terminated in connection with a Change in Control, she will be eligible for STIP payments consistent with the discussion in the section entitled “Potential Payments — Termination Without Cause” on page 88.
Miscellaneous Benefits
The officer is entitled to receive a lump-sum cash payment equal to the estimated value of 18 months of COBRA premiums, based on the officer’s benefit levels at the time of termination (with such payment subject to taxation under applicable law), and a lump sum payment equal to the estimated reasonable value of career transition services.
Covenants
In consideration for severance benefits other than those relating to LTIP awards, (1) the officer agrees not to divulge any confidential or privileged information obtained during his or her employment, unless required or permitted by law, (2) the officer agrees that during a period of 12 months following severance, the officer will refrain from soliciting customers and employees, (3) the officer agrees to assist in legal proceedings as reasonably required during this period, (4) the officer must sign a release of claims, and (5) the officer must agree not to compete with the companies during the period to the extent permitted by law.
PG&E Corporation Golden Parachute Restriction Policy
The Golden Parachute Restriction Policy requires shareholder approval of executive severance payments provided in connection with any change in control, to the extent that those payments exceed 2.99 times the sum of a covered officer’s base salary and target annual bonus. This Policy was adopted by the PG&E Corporation Board in February 2006.
The policy applies to the value of cash, special benefits, or perquisites that are due to the executive following or in connection with both (1) a change in control, and (2) the termination or constructive termination of an officer of PG&E Corporation, the Utility, or their respective subsidiaries at the level of SVP or higher. It does not apply to the value of benefits that would be triggered by a change in control without severance, or to the value of benefits that would be triggered by severance in the absence of a change in control. The Golden Parachute Restriction Policy also does not apply to certain enumerated payments, including, among others, compensation for services rendered prior to termination, tax restoration payments, and accelerated vesting or settlement of equity awards.
Potential Payments – Termination Due to Death or Disability
LTIP Awards
If an officer’s employment is terminated due to death or disability, LTIP awards are treated as follows:
•Unvested PSUs vest immediately. Upon death, vested shares are payable immediately at target. Upon termination due to disability, vested shares are payable, if at all, as soon as practicable after completion of the performance period relevant to the PSUs, in the same manner as for active employees.
•If a participant’s death or disability (as defined under Internal Revenue Code Section 409A) occurs while employed, unvested RSUs vest immediately and will be settled within 60 days.
•If a participant’s death or disability (as defined under Internal Revenue Code Section 409A) occurs while employed, unvested stock options vest immediately. Vested stock options may be exercised within the shorter of one year or the remaining term.
Vested LTIP awards are payable to the officer’s designated beneficiary(ies) in the case of death, or otherwise in accordance with the officer’s instructions or by law.
STIP
If an officer’s employment is terminated due to death or disability before December 31 of the STIP performance year, a prorated portion of the target STIP award will become payable to the officer, or, in the case of death, to the officer’s beneficiary(ies), by the former employer and at the same time as STIP payments are made to active employees.

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Principal Executive Officers’ (PEO) Pay Ratio – 2025
The PG&E Corporation PEO’s 2025 total compensation was $19,812,481. The total compensation of the median employee was $198,261. The ratio of PEO pay to median worker pay for PG&E Corporation was 100:1.
The Utility PEOs’ 2025 total compensation was $4,422,337. The total compensation of the median employee was $198,261. The ratio of PEO pay to median worker pay for the Utility was 22:1.
The companies identified the same individual as the “median employee” on December 31, 2025 for purposes of disclosures in the 2025 Joint Proxy Statement as was identified on December 31, 2024 for the 2024 Joint Proxy Statement, given that since December 31, 2024 there have been no changes to either company’s employee population or employee compensation arrangements that would result in significant changes to the pay ratio disclosure. Medicare wages from tax records were utilized to identify the “median employee” on December 31, 2024. At that time, of the companies’ total of approximately 28,000 employees, an insignificant number (10) were employed by PG&E Corporation, so the same employee was used as the “median employee” for both PG&E Corporation and the Utility. After identifying the median employee, all the elements of compensation, including cash compensation and change in pension value, for 2025 were combined in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K.
As of December 31, 2025, Ms. Poppe was PEO of PG&E Corporation.
As of December 31, 2025, Mr. Glickman, Ms. Santos, and Mr. Singh were PEOs of the Utility. The calculated Utility PEO total compensation is an average of the annual total compensation amounts for the three PEOs as of December 31, 2025. Mr. Glickman, Ms. Santos, and Mr. Singh served as PEO of the Utility for the entirety of 2025. Their compensation is reflected in the Summary Compensation Table.
These ratios are reasonable estimates calculated in a manner consistent with Item 402(u) of Regulation S-K.

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2025 Pay Versus Performance Tables and Supporting Narrative
The following tables and supporting narrative contain information regarding Compensation Actually Paid (CAP) to our NEOs and the relationship to company performance.
Pay Versus Performance Tables (PVP)

PG&E Corporation PEOs/NEOs (1)
Year	SCT Total for PEO #1 ($)	CAP to PEO #1 ($)	SCT Total for PEO #2 ($)	CAP to PEO #2 ($)	ASCT Total for Non-PEO NEOs ($)	ACAP to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Non-GAAP Core EPS ($)(3)
							TSR ($)	Peer Group TSR ($)(2)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	19,812,481	7,193,982	Not an NEO	Not an NEO	4,127,493	1,689,180	130	145	2,593	1.50
2024	15,823,939	21,556,432	Not an NEO	Not an NEO	4,707,164	5,191,697	163	129	2,475	1.36
2023	16,994,840	22,616,942	Not an NEO	Not an NEO	3,881,976	2,111,037	145	112	2,242	1.23
2022	14,119,861	27,957,027	Not an NEO	Not an NEO	3,249,730	5,861,192	130	119	1,800	1.10
2021	51,235,000	55,442,358	361,605	159,676	3,087,062	2,871,276	97	117	(102)	1.00

Utility PEOs/NEOs(1)
Year	SCT Total for PEO #1 ($)	CAP to PEO #1 ($)	SCT Total for PEO #2 ($)	CAP to PEO #2 ($)	SCT Total for PEO #3 ($)	CAP to PEO #3 ($)	SCT Total for PEO #4 ($)	CAP to PEO #4 ($)	ASCT Total for Non-PEO NEOs ($)	ACAP to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Non-GAAP Core EPS ($)(3)
											TSR ($)	Peer Group TSR ($)(2)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	4,967,673	2,108,164	3,433,318	1,371,571	4,866,019	1,512,668	Not an NEO	Not an NEO	2,021,807	283,668	130	145	2,593	1.50
2024	4,691,181	6,022,186	3,309,513	4,353,133	5,229,955	6,608,250	Not an NEO	Not an NEO	2,997,875	3,453,143	163	129	2,475	1.36
2023	5,340,021	6,388,002	3,748,529	4,882,561	5,397,418	6,990,446	296,755	(7,485,884)	1,263,826	(517,761)	145	112	2,242	1.23
2022	Not an NEO	Not an NEO	3,319,458	4,773,078	4,788,022	7,257,976	4,709,106	7,132,385	2,334,877	3,595,303	130	119	1,800	1.10
2021	1,619,095	1,630,236	3,074,861	3,147,964	7,484,086	7,525,239	6,508,160	6,875,783	1,503,306	1,434,284	97	117	(102)	1.00

Legend
1) SCT	–	Summary Compensation Table	3) CAP	–	Compensation Actually Paid	5) TSR	–	Total Shareholder Return
2) ASCT	–	Average Summary Compensation Table	4) ACAP	–	Average Compensation Actually Paid	6) EPS	–	Earnings Per Share

(1) The individuals listed below are included as indicated in the tables above as PEOs and non-PEO NEOs. NEOs that have served as both a Utility PEO and as a Corporation non-PEO NEO in the same year, are included only once as a PEO in the Utility table and do not appear in the PG&E Corporation table.
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Year	Corporation PEOs	Utility PEOs	Corporation Non-PEO NEOs	Utility Non-PEO NEOs
2025	1. Patricia K. Poppe	1. Sumeet Singh	Carolyn J. Burke	Stephanie N. Williams
		2. Jason M. Glickman	John R. Simon	Kaled H. Awada
		3. Marlene M. Santos		Ajay Waghray
Alejandro T. Vallejo
2024	1. Patricia K. Poppe	1. Sumeet Singh	Carolyn J. Burke	Stephanie N. Williams
		2. Jason M. Glickman	John R. Simon	Kaled H. Awada
		3. Marlene M. Santos		Ajay Waghray

2023	1. Patricia K. Poppe	1. Sumeet Singh	Carolyn J. Burke	Stephanie N. Williams
		2. Jason M. Glickman	John R. Simon	David S. Thomason
		3. Marlene M. Santos	Christopher A. Foster	Julius Cox
4. Adam L. Wright
2022	1. Patricia K. Poppe	2. Jason M. Glickman	Christopher A. Foster	David S. Thomason
		3. Marlene M. Santos	John R. Simon	Sumeet Singh
		4. Adam L. Wright		Julius Cox
2021	1. Patricia K. Poppe	1. Sumeet Singh	Christopher A. Foster	David S. Thomason
	2. William L. Smith	2. Jason M. Glickman	John R. Simon	James M. Welsch
3. Marlene M. Santos
4. Adam L. Wright

(2)     Dow Jones Utility Index is used to determine the peer group for TSR purposes in the PVP and is used for purposes of the performance graph in PG&E Corporation’s and the Utility’s Joint Annual Report.
(3)     Non-GAAP core EPS is identified as our company-selected measure and included in column (i) of both tables. Details of the reconciliation to our audited financial statements can be found in Exhibit A of the Proxy for each respective year. Non-GAAP core EPS for the full year 2021 was $1.00 per share on a fully diluted basis and $1.08 using a basic share count. The impact of dilution was $(0.08) per share.

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			Deductions from SCT Total Pay		Additions to SCT Total Pay
PEO	Year	SCT Total ($)	Amounts Reported in the Summary Compensation Table for Stock Awards ($)	Amounts Reported in the Summary Compensation Table for Pension Value ($)	Fair Value of Equity Awards Calculated in Accordance with Compensation Actually Paid Requirements ($)(a)	Value of Service Cost and Prior Service Cost under the Pension Plans ($)	CAP ($)
P. K. Poppe	2025	19,812,481	11,155,472	27,348	(1,459,104)	23,426	7,193,982
S. Singh	2025	4,967,673	2,441,458	170,087	(292,676)	44,712	2,108,164
J. M. Glickman	2025	3,433,318	1,643,292	24,190	(412,977)	18,712	1,371,571
M. M. Santos	2025	4,866,019	2,441,458	36,671	(895,286)	20,063	1,512,668
Average for non-PEO Corporation NEOs	2025	4,127,493	1,666,765	641,005	(276,216)	145,674	1,689,180
Average for non-PEO Utility NEOs	2025	2,021,807	926,653	59,738	(777,984)	26,236	283,668
(a) The following elements comprise the equity fair values included in CAP.

PEO	Year	Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding ($)	Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding ($)	Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during FY ($)	Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY ($)	Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Adjustments Reflected in CAP ($)
P. K. Poppe	2025	10,811,906	(8,684,578)	(3,648,185)	—	—	61,753	(1,459,104)
S. Singh	2025	2,366,266	(1,998,270)	(672,048)	—	—	11,376	(292,676)
J. M. Glickman	2025	1,592,682	(1,344,987)	(672,048)	—	—	11,376	(412,977)
M. M. Santos	2025	2,366,266	(2,279,982)	(998,470)	—	—	16,901	(895,286)
Average for non-PEO Corporation NEOs	2025	1,615,432	(1,506,472)	(391,763)	—	—	6,587	(276,216)
Average for non-PEO Utility NEOs	2025	501,882	(414,235)	(185,277)	—	(682,988)	2,633	(777,984)
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Compensation Actually Paid Versus Company Performance

The following charts provide a clear, visual comparison, for each of 2025, 2024, 2023, 2022, and 2021, between SCT paid to our PEOs, CAP to our PEOs, the average SCT paid to our non-PEO NEOs, and CAP to our non-PEO NEOs, to PG&E’s TSR and the peer group’s TSR for each of those years. In addition, the charts illustrate how PG&E’s TSR compares to our PVP peer group’s TSR.

Total Corporation PEO Pay Versus TSR 2021-2025
Indexed Total Shareholder Return
$200
$150
$100
$50
$0
SCT/CAP ($mm)
$60
$50
$40
$30
$20
$10
$0
2020
2021
2022
2023
2024
2025
SCT - PEO (Aggregate)
CAP - PEO (Aggregate)
PG&E TSR
Dow Jones Utility Average Index TSR

Average Corporation NEO Pay Versus TSR 2021-2025
Indexed Total Shareholder Return
$200
$150
$100
$50
$0
SCT/CAP ($mm)
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
2020
2021
2022
2023
2024
2025
SCT - NEO (Average)
CAP - PEO (Average)
PG&E TSR
Dow Jones Utility Average Index TSR

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Total Utility PEO Pay Versus TSR 2021-2025
Indexed Total Shareholder Return
$200
$150
$100
$50
$0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
SCT/CAP ($mm)
2020
2021
2022
2023
2024
2025
SCT - PEO (Aggregate)
CAP - PEO (Aggregate)
PG&E TSR
Dow Jones Utility Average Index TSR

Average Utility NEO Pay versus TSR 2021-2025
Indexed Total Shareholder Return
$200
$150
$100
$50
$0
SCT/CAP ($mm)
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-$1.0
2020
2021
2022
2023
2024
2025
SCT - NEO (Average)
CAP - NEO (Average)
PG&E TSR
Dow Jones Utility Average Index TSR

TSR is used as a performance measure in our LTIP program, applicable to PSUs, but the peer group of companies against which LTIP TSR performance is compared and the calculation for determining the LTIP TSR performance score are different than what is shown in the above charts. Additionally, TSR has a 35% weighting in our LTIP and, accordingly, it has limited impact on the CAP. However, as LTIP awards make up a large portion of total compensation, it is a factor that impacts the value of outstanding and vested awards and thereby the CAP.
Our company-selected measure is non-GAAP core EPS, which accounts for 20% of the outcome under our STIP. Given the relatively small weight of this measure in our incentive framework, non-GAAP core EPS has a very limited relationship with CAP. We do not use GAAP net income in our incentive plans, although it is a component of non-GAAP core EPS. Accordingly, net income, like non-GAAP core EPS, has a very limited relationship with CAP. While financial measures are not heavily weighted, PG&E emphasizes many quantifiable non-financial performance measures in our incentive plans, based on operational customer and safety metrics. Details of these can be found in the Compensation Discussion & Analysis.
Tabular List of Company Performance Measures
For the fiscal year ending December 31, 2025, non-GAAP core EPS is the most important financial performance measure in linking CAP to PG&E Corporation and Utility’s performance and is included in the PVP tables. The other two most important measures for PVP purposes consists of the remaining financial measures identified in our Compensation Discussion & Analysis for 2025. The following table lists the collective ‘most important’ financial measures alphabetically.

Tabular List of Most Important Measures
(1) Operating Cash Flow
(2) Non-GAAP Core EPS
(3) Relative TSR
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Proposal 3:
Ratification of the Appointment of the Independent Registered Public Accounting Firm for PG&E Corporation and Pacific Gas and Electric Company

Board Recommendation
What are you voting on?
PG&E Corporation and the Utility each asks its respective shareholders to ratify the appointment of Deloitte & Touche LLP as that company’s independent auditor for the year ending December 31, 2026.

Vote “FOR”
The Audit Committees of PG&E Corporation and the Utility each have selected and appointed Deloitte & Touche LLP (Deloitte & Touche) as the independent auditor for that company to audit the consolidated financial statements as of and for the year ending December 31, 2026, and to audit the effectiveness of internal control over financial reporting as of December 31, 2026. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has served as the independent auditors for PG&E Corporation and the Utility since 1999.
One or more representatives of Deloitte & Touche are expected to be present at the annual meetings. They will have the opportunity to make a statement if they wish and are expected to be available to respond to questions from shareholders. Each company’s Board believes that the appointment of Deloitte & Touche is in the best interests of that company and its shareholders.
PG&E Corporation and the Utility are not required to submit these appointments to a vote of their shareholders. However, each Board believes that requesting shareholder ratification of this selection is a good corporate governance practice. If the shareholders of either PG&E Corporation or the Utility do not ratify the appointment, the applicable Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment. Even if a company’s shareholders ratify the selection, the applicable Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of that company and its shareholders.

Report of the Audit Committees

The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are comprised of independent directors and operate under written charters adopted by their respective Boards. The members of the Audit Committees of PG&E Corporation and the Utility are identical. At both PG&E Corporation and the Utility, management is responsible for internal controls and the integrity of the financial reporting process.
The Audit Committees reviewed and discussed the audited consolidated financial statements of PG&E Corporation and the Utility with management and the independent auditor. The Audit Committees also discussed with the independent auditor the matters that are required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
Deloitte & Touche LLP was the independent auditor for PG&E Corporation and the Utility in 2025. Deloitte & Touche LLP provided to the Committees the written disclosures and letter required by applicable requirements of the PCAOB regarding an independent auditor’s communications with an audit committee concerning independence and non-audit services, and the Audit Committees discussed with Deloitte & Touche LLP that firm’s independence.
Based on the Audit Committees’ review and discussions described above, the Audit Committees recommended to the respective Boards and their delegates that the audited consolidated financial statements for PG&E Corporation and the Utility be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.
Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

Benjamin F. Wilson (Chair) Rajat Bahri	Edward G. Cannizzaro Leo P. Denault	Arno L. Harris Carlos M. Hernandez
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Information regarding the independent auditor for PG&E Corporation and
Pacific Gas and Electric Company
Selection and Oversight

Oversight
Each Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the work of the independent auditor. The Audit Committees review the scope of the audit, including the terms of the engagement. The independent auditor reports directly to the Audit Committees; at each Audit Committee meeting, the independent auditor meets separately with the Audit Committees, without management present.

Evaluation
Annually, each Audit Committee also meets without the auditor present to evaluate the independence, qualifications, and performance of the independent auditor, taking into account the opinions of management and the internal auditors. To ensure continuing independence of the independent auditor, the Audit Committees also consider whether there should be rotation of the independent auditor. In accordance with SEC rules, the lead audit partner may provide a maximum number of five consecutive years of service to the companies. Consistent with that requirement, Deloitte & Touche assigned a new lead auditor to lead the integrated audit of PG&E Corporation’s and the Utility’s financial statements, starting in 2022. The Audit Committees reviewed and evaluated the new lead auditor as part of their annual process for reviewing the independent auditor.

Selection
For 2026, the Audit Committees selected Deloitte & Touche as the companies’ independent auditor, following consideration of the following factors and criteria:
• The quality and efficiency of the services Deloitte & Touche provides, including its effectiveness at demonstrating independent judgment, objectivity, and professional skepticism;
• Deloitte & Touche’s judgments on critical accounting matters;
• The quality and candor of Deloitte & Touche’s communications with the Audit Committee and management;
• External data on Deloitte & Touche’s audit quality and performance, including recent PCAOB reports on Deloitte & Touche and its peer firms;
• Deloitte & Touche’s independence and its processes for maintaining its independence;
• Deloitte & Touche’s technical expertise and knowledge of the utility industry, including the size of Deloitte & Touche’s utility practice among the “Big Four” public accounting firms and the experience of the companies’ existing audit engagement team;
• Deloitte & Touche’s strong commitment to supporting supplier diversity;
• The appropriateness of Deloitte & Touche’s fees, including the avoided time and costs that would come with onboarding a new auditor; and
• Deloitte & Touche’s tenure as the companies’ independent registered accounting firm, including its significant institutional knowledge and deep expertise in the companies’ business, accounting policies and practices, and internal control over financial reporting.
The Audit Committees also considered Deloitte & Touche’s (1) quality control report, (2) discussion of its independence, and (3) proposed audit plan (including draft engagement letter) for 2026.

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Fees
The Audit Committees have reviewed the audit and non-audit fees that PG&E Corporation, the Utility, and their respective controlled subsidiaries have been billed for by the independent auditor (including subsidiaries and affiliates), in order to consider whether the nature and relative value of those fees are compatible with maintaining the firm’s independence.
Table 1: Fees Billed to PG&E Corporation
(Amounts include Fees Billed to the Utility and its Subsidiaries shown in Table 2 below)

(in millions)	2025 ($)	2024 ($)
Audit Fees	6.525	6.335
Audit-Related Fees	0.445	0.520
Tax Fees	0	0
All Other Fees	0	0
 Table 2: Fees Billed to the Utility and its Subsidiaries
(Amounts are included in Fees Billed to PG&E Corporation shown in Table 1 above)

(in millions)	2025 ($)	2024 ($)
Audit Fees	5.660	5.305
Audit-Related Fees	0.445	0.510
Tax Fees	0	0
All Other Fees	0	0
Audit Fees
Audit fees billed for 2025 and 2024 relate to services rendered by Deloitte & Touche and its affiliates in connection with reviews of Quarterly Reports on Form 10-Q; certain limited procedures on registration statements; the audits of the annual financial statements of PG&E Corporation and its subsidiaries and the Utility and its subsidiaries; the audits of both PG&E Corporation’s and the Utility’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act; support for statutory or regulatory filings or engagements and regulators’ reviews of auditor workpapers; procedures related to California wildfires, and new accounting standards. The decrease in audit fees billed for 2025 as compared to 2024 is primarily due to decreases in fees for procedures on registration statements and financing reviews, as well as decreases in fees billed in connection with procedures related to California wildfires. The decreases were partially offset by increases in audit fees billed in connection with the audit of the annual financial statements and reviews of Quarterly Reports on Form 10-Q.
Audit-Related Fees
Audit-related fees billed for 2025 and 2024 relate to services rendered by Deloitte & Touche and its affiliates for nuclear decommissioning trust audits, consultations on financial accounting and reporting standards, required agreed-upon procedure reports related to contractual obligations of the Utility and its subsidiaries, and attest services for securitization entities. Audit-related fees billed in 2025 decreased as compared to 2024 primarily due to decreases in fees related to system implementation and fees for securitization entities attestation. These decreases were partially offset by an increase in fees related to consultations on financial accounting and reporting standards.
Tax Fees and All Other Fees
Deloitte & Touche and its affiliates provided no services in these categories during 2025 or 2024.

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Services
Annual Review and Pre-Approval of Services
For each fiscal year, each Audit Committee approves a list of services that will be obtained during that year by the applicable company and its controlled subsidiaries and affiliates from the independent auditor (including its affiliates). The approved services generally are consistent with the descriptions below:

Category	Description
Audit services
Audit and review of annual and quarterly financial statements, expressing opinions on the conformity of the audited financial statements with generally accepted accounting principles, auditing management’s assessment of the effectiveness of internal control over financial reporting, and services that only the independent auditor reasonably can provide (e.g., comfort letters, statutory and regulatory audits, attest services, consents, assistance with and review of documents filed with the SEC, and assistance with new accounting standards, laws, and regulations).

Audit-related services
Assurance and related services that traditionally are performed by the independent auditor (e.g., agreed-upon procedure reports related to contractual obligations and financing activities, nuclear decommissioning trust audits, and attest services).

Tax services	Advice relating to compliance, tax strategy, tax appeals, and specialized tax issues, all of which also must be permitted under the Sarbanes-Oxley Act.
Non-audit services	None.
The Audit Committees also approve maximum fee amounts for each type of approved service. As part of the review process, the Audit Committees assess, among other things, the impact of that service on the independent auditor’s independence. During 2018, management adopted a policy of retaining Deloitte & Touche, Deloitte Consulting, or their subsidiaries or affiliates (together, “Deloitte”) for non-audit services only if the services (1) do not impair Deloitte & Touche’s independence, in fact or appearance, and are permitted by any rules regarding auditor independence and (2) when aggregated, total amounts paid per year by the companies to Deloitte for “tax services” and “other services” (non-audit services) will be no more than 20 percent of the expected amounts that the companies will pay to Deloitte for “audit services” and “audit-related services.”
Mid-Year Monitoring and Approval of Additional Services
During the year, management periodically updates each Audit Committee as to the extent to which the approved services have already been provided. The Audit Committees also must approve (1) any proposed new services that were not approved during the annual review and (2) any increase in authorized fee amounts for previously approved services.
Delegation of Pre-Approval Authority
Each Audit Committee has delegated to its Committee Chair, or to any other independent Committee member if the Chair is not available, the authority to pre-approve services provided by the applicable company’s independent auditor. These pre-approvals must be presented to the full Audit Committee at its next regularly scheduled Committee meeting.
Services Provided During 2025 and 2024
During 2025 and 2024, all services provided by Deloitte & Touche to PG&E Corporation, the Utility, and their consolidated affiliates were approved consistent with the applicable pre-approval procedures.
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User Guide
Defined terms

“2014 LTIP” refers to the PG&E Corporation 2014 Long-Term Incentive Plan.
“2021 LTIP” refers to the PG&E Corporation 2021 Long-Term Incentive Plan.
“2025 Annual Report” refers to the PG&E Corporation and Pacific Gas and Electric Company 2025 Joint Annual Report to Shareholders.
“2026 Annual Meetings” refers to the 2026 annual meetings of shareholders of PG&E Corporation and the Utility, which will be held concurrently on May 21, 2026.
“2026 Proxy Materials” refers to this Proxy Statement, Joint Notice, Proxy Card or Voting Instruction Card, and the 2025 Annual Report.
“401(k) Plan” refers to the PG&E Corporation Retirement Savings Plan or the PG&E Corporation Retirement Savings Plan for Union-Represented Employees.
“AB 1054” refers to California Assembly Bill 1054 relating to California utilities and wildfire protections.
“Board” refers to the Board of Directors of either PG&E Corporation or the Utility, as applicable.
“CD&A” refers to the section of the Proxy Statement entitled “Compensation Discussion and Analysis.”
“CEO” refers to the position of Chief Executive Officer.
“CFO” refers to the position of Chief Financial Officer of PG&E Corporation or the Utility, as appropriate.
“Chapter 11” refers to Chapter 11 of Title 11 of the U.S. Code.
“Corporation” refers to PG&E Corporation.
“PG&E Corporation Board” refers to the Board of Directors of PG&E Corporation.
“CPUC” refers to the California Public Utilities Commission.
“CPUC-reportable ignition” is a reportable fire incident that meets the following criteria: ignition is associated with a utility’s powerlines (either transmission or distribution), something other than a utility’s facilities burned, and the resulting fire travelled more than one meter from the ignition point.

“ERG” refers to Employee Resource Group.
“ESG” refers to Environmental, Social, and Governance topics covered in this Proxy Statement.
“EPSS” refers to the Enhanced Powerline Safety Settings, a program to protect public safety by allowing our powerlines to automatically turn off power when a hazard is detected.
“EVP” refers to the position of Executive Vice President.
“GAAP” refers to Generally Accepted Accounting Principles.
“Guidelines” refers to the Corporate Governance Guidelines adopted by the Boards of PG&E Corporation and the Utility.
“HFRA” refers to high fire risk areas.
“HFTD” refers to high fire-threat districts.
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“Independent Auditor” refers to the independent registered public accounting firm.
“Joint Notice” refers to the Joint Notice of Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company.
“LTIP” refers to the 2014 Long-Term Incentive Plan and/or the 2021 Long-Term Incentive Plan.
“NEO” or “Named Executive Officer” refers to an officer who is listed in the Summary Compensation Table of this Proxy Statement.
“Notice of Internet Availability” refers to the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2026, and Notice of Annual Meetings of Shareholders” for PG&E Corporation or the Utility, as applicable, which was mailed to certain shareholders starting on or about April 9, 2026.

“NYSE” refers to the New York Stock Exchange.
“PEO” refers to an officer or officers who serve as “principal executive officer” of PG&E Corporation or Pacific Gas and Electric Company, as appropriate.
“PG&E” refers to both PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, or the “Utility.”
“POR OII” refers to the Plan of Reorganization Order Instituting Investigation proceeding initiated by the CPUC on September 26, 2019.
“Proxy” refers to your authorization for another person or persons to vote your shares at the 2026 Annual Meetings, in the manner indicated on the Proxy. It also may refer to the person or persons so authorized (also called proxy holders).

“Proxy Card” refers to your proxy card, on which you may indicate how you would like the named proxy holders to vote your shares at the 2026 Annual Meetings.
“Proxy Statement” refers to this 2026 Joint Proxy Statement for PG&E Corporation and the Utility.
“PSPS” refers to Public Safety Power Shutoff.
“PSU” refers to a performance share unit (sometimes also called a performance share).
“Record Date” is March 23, 2026. This is the date set by the Boards to determine which shareholders may vote at and attend the 2026 Annual Meetings.
“RSU” refers to restricted stock unit.
“SEC” refers to the United States Securities and Exchange Commission.
“Section 16 Officer” refers to any “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934.
“STIP” refers to the Short-Term Incentive Plan.
“SVP” refers to the position of Senior Vice President.
“TSR” refers to total shareholder return, measured by stock price appreciation and dividends paid, relative to companies in the Performance Comparator Group.
“Utility” refers to Pacific Gas and Electric Company, a subsidiary of PG&E Corporation.
“Utility Board” refers to the Board of Directors of Pacific Gas and Electric Company.
“Voting Instruction Card” refers to the form used by beneficial shareholders or participants in a 401(k) Plan to transmit instructions to the nominee or the plan trustee, respectively, on how to vote any shares for which that shareholder or plan participant has voting rights.

“VP” refers to the position of Vice President.
“WMP” refers to PG&E’s Wildfire Mitigation Plan.
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Website Availability of Governance Documents
Current copies of the following corporate governance documents for the Corporation and the Utility are available online through the Corporate Governance section of PG&E Corporation’s website (pgecorp.com/about/corporate-governance.html).

Governance Documents and Policies
Articles of Incorporation /Bylaws	•	Articles of Incorporation and Bylaws for PG&E Corporation and the Utility, establishing our corporate governance requirements and shareholder rights.
Committee Charters	•
Charters for the standing committees of the PG&E Corporation and Utility Boards of Directors, including the following (under the header “Board Committees”):
• Audit Committees of PG&E Corporation and the Utility
• Executive Committees of PG&E Corporation and the Utility
• Finance and Innovation Committee of PG&E Corporation
• People and Compensation Committee of PG&E Corporation
• Safety and Nuclear Oversight Committees of PG&E Corporation and the Utility
• Sustainability and Governance Committee of PG&E Corporation

Corporate Governance Guidelines	•
Corporate Governance Guidelines for PG&E Corporation and the Utility, which include definitions of “independence” for directors (under the headers “PG&E Corporation Policies and Bylaws” and “Pacific Gas and Electric Company Policies and Bylaws”)

Code of Conduct	•
Current copies of the following codes of conduct, applicable to both companies, are available online through the Compliance and Ethics section of PG&E Corporation’s website (pgecorp.com/about/compliance-and-ethics.html) or in the Corporate Governance section of PG&E Corporation’s website (pgecorp.com/about/corporate-governance.html) (under the headers “PG&E Corporation Policies and Bylaws” and “Pacific Gas and Electric Company Policies and Bylaws”):
• Code of Conduct for Employees (including executive officers)
• Code of Conduct for Directors

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General Information About the 2026 Annual Meetings and Voting
How can I participate in the 2026 Annual Meetings?
The 2026 Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held on May 21, 2026, at 10 a.m., Pacific time. We will host the 2026 Annual Meetings by live video cast; there will not be a physical in-person meeting. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.
To participate in the 2026 Annual Meetings, follow the instructions on your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), Proxy Card (if you received a printed copy of the 2026 Proxy Materials), or Voting Instruction Card. With your 16-digit control number found in these materials, you can access the webcast at:
• Holders of PG&E Corporation common stock—access the 2026 Annual Meetings at virtualshareholdermeeting.com/PCG2026.
• Holders of Utility preferred stock—access the 2026 Annual Meetings at virtualshareholdermeeting.com/PCG-P2026.
• Holders of both PG&E Corporation common stock and Utility preferred stock—in order to vote you are required to log into each company’s website separately, as discussed below in “How do I vote.” You can view the video cast in one browser using either site.
We encourage you to access the 2026 Annual Meetings approximately 15 minutes prior to the start of the meetings to allow ample time to check in. If you encounter any difficulties during the check-in process or meetings, please call the technical support number posted on the 2026 Annual Meetings’ log-in page.
Who can participate in the 2026 Annual Meetings?
Only PG&E Corporation and Utility shareholders who held shares as of the Record Date (March 23, 2026), or their duly appointed legal proxies, may attend and vote in the 2026 Annual Meetings.
How do I vote?
We encourage you to vote by proxy over the Internet, telephone, or mail prior to the 2026 Annual Meetings even if you plan to attend. If your shares are registered to you directly, there are three ways to submit your Proxy:

Over the Internet: You may submit your Proxy and vote your shares over the Internet by going to proxyvote.com. Voting instructions are provided on either your Notice of Internet Access or, if you received your Proxy Materials by mail, your Proxy Card.

By telephone: If you received your 2026 Proxy Materials by mail, you may submit your Proxy and vote your shares by calling the toll-free number on the Proxy Card.

By mail: If you received your 2026 Proxy Materials by mail, you may submit your Proxy and vote your shares by completing, signing, and dating the Proxy Card and mailing it in the postage-paid envelope provided.

You can also vote during the 2026 Annual Meetings with your 16-digit control number. For holders of PG&E Corporation shares, you can access the 2026 Annual Meetings and vote your shares at virtualshareholdermeeting.com/PCG2026. For holders of Utility shares, you can access the 2026 Annual Meetings and vote your shares at virtualshareholdermeeting.com/PCG-P2026.
If you hold shares of both PG&E Corporation and the Utility, we encourage you to vote prior to the 2026 Annual Meetings to ensure that you have time to participate in the meetings. To vote your Corporation and Utility shares at the 2026 Annual Meetings, you will be required to log in with your 16-digit control number to each company’s website separately. You can still view the webcast in one browser.
If your shares are not registered to you directly but are held indirectly through a broker, bank, trustee, nominee, or other third party (broker), follow the instructions provided by your broker to vote your shares. If you do not submit voting instructions to your broker, the broker will not be permitted to vote your shares on any proposal, unless it constitutes a “routine” proposal and your broker is a member of the NYSE and permitted by NYSE rules to vote on “routine” proposals. The election of directors, the Say-on-Pay vote, and equity plan proposals, for example, are “non-routine” proposals.
If you are a 401(k) Plan participant, specific instructions for voting are noted on the Voting Instruction Card.
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What is the voting deadline?
Registered shareholders — If you hold your shares directly and submit your Proxy over the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern time, on Wednesday, May 20, 2026. These Internet and telephone voting procedures comply with California law. If you submit your Proxy by mail, your vote must be received by 10:00 a.m., Pacific time, on Thursday, May 21, 2026.
Plan participants — If you are a participant in a 401(k) Plan, your Voting Instruction Card must be received by 11:59 p.m., Eastern time, on Monday, May 18, 2026, for the 401(k) Plan trustee to vote your shares.
Beneficial shareholders — If your shares otherwise are not registered to you directly but are registered in the name of your nominee (such as a broker, bank, trustee, or other third party), please consult information provided by the nominee.
If you participate in the 2026 Annual Meetings, you can vote your shares with your 16-digit control number until the voting is closed.
Can I change my vote?
If your shares are registered to you directly, you can change your vote or revoke your Proxy any time before it is exercised by doing one of the following before the applicable deadline: (1) returning a signed Proxy Card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary of PG&E Corporation or the Utility, as appropriate, in writing, at 300 Lakeside Drive, Oakland, California 94612, or (4) voting during the 2026 Annual Meetings until voting is closed. Your attendance at the 2026 Annual Meetings will not automatically revoke your Proxy unless you vote again during the 2026 Annual Meetings.
If you are a participant in a 401(k) Plan, you may change your vote at any time prior to 11:59 p.m., Eastern time, on Monday, May 18, 2026. The last vote that the 401(k) Plan trustee receives from you within this timeframe will be the vote that is counted. Participants in a 401(k) Plan are not eligible to vote during the 2026 Annual Meetings.
If your shares otherwise are not registered to you directly but are registered in the name of your nominee (such as a broker, bank, trustee, or other third party), follow the instructions provided by your nominee to change your vote or revoke your voting instructions.
What vote is required to approve each proposal?
A majority voting standard applies to the election of each director nominee under Proposal 1 and to the approval of Proposals 2 and 3. Under a majority voting standard, approval occurs if the shares voted “for” a director nominee or other proposal are a majority of the shares represented and voting at that annual meeting. In addition, the shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at each meeting, which is over 50 percent of the outstanding shares entitled to vote. This means that the shares voting affirmatively, at a minimum, must be greater than 25 percent of the outstanding shares entitled to vote.
In determining whether a majority of the shares represented and voting have elected a director nominee or approved any other proposal, abstentions, votes “withheld,” and, with respect to Proposals 1 and 2, any broker non-votes (see the definition below under “What is a broker non-vote?”) will not be considered and will have no effect. For all matters subject to a majority voting standard, abstentions and broker non-votes that occur with respect to the election of a director nominee or a proposal could prevent the election of a nominee or the approval of a proposal if the number of shares voting affirmatively does not constitute a majority of the required quorum. Abstentions and broker non-votes will be treated as present for the purpose of determining whether a quorum is present at the 2026 Annual Meetings.
Where shareholders are being asked for an advisory vote or for ratification (Proposals 2 and 3), any voting results with respect to these proposals will be non-binding on the affected company but will be considered by that company’s Board.
What is a broker non-vote?
If you hold your shares indirectly through your broker, then your broker is the registered holder of your shares and submits the Proxy to vote your shares. You are the beneficial owner of the shares, and typically you will be asked to provide your broker with instructions as to how you want your shares to be voted. Under the rules of the NYSE, if you fail to provide your broker with voting instructions, your broker can use its discretion to vote your shares on “routine” matters, such as the ratification of the appointment of the Independent Auditor. However, your broker may not use its discretion to vote your shares on “non-routine” matters, such as director elections, advisory votes to approve executive compensation (Say-on-Pay) or the adoption or amendment of an equity plan. When a broker votes your shares on routine matters but is unable to vote your shares on other non-routine matters because you have failed to provide instructions on how to vote any non-routine matters, a “broker non-vote” occurs with respect to these other non-routine matters.
What shares am I entitled to vote?
If you are a PG&E Corporation registered shareholder or a Utility registered shareholder, you are entitled to vote all the shares that you own (or for which you have been given the right to provide instructions as to how such shares should be voted) as of the close of business on the Record Date.
If you are a registered holder of both PG&E Corporation common stock and Utility preferred stock, you are entitled to vote separately on each company’s proposals.
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We encourage shareholders to submit their Proxies in advance of the 2026 Annual Meetings over the Internet, by telephone, or by mail. You can help ensure that your shares are voted at the 2026 Annual Meetings by following the instructions on your Notice of Internet Availability of your Proxy Card (if you received materials by mail) and submitting your votes over the Internet or by telephone, or by completing, signing, dating and returning your Proxy Card.
Is my vote confidential?
PG&E Corporation and the Utility each have adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims. The policy allows the companies to engage shareholders, and to directly or indirectly (1) accept voting information that is voluntarily provided by shareholders, or (2) request and obtain final shareholder voting information that is or will be publicly disclosed pursuant to law, regulation, or similar requirements.
Who will count the votes?
Broadridge Investor Communication Solutions, Inc. (Broadridge) will tabulate the votes and a representative of Carl Hagberg & Associates (Carl Hagberg) will act as inspector of election for the 2026 Annual Meetings. Broadridge and Carl Hagberg are independent of PG&E Corporation and the Utility and their respective directors, officers, and employees. Broadridge will also be the voting instruction tabulator for the 401(k) Plan.
How will the 2026 Annual Meetings be conducted?
The independent non-executive Chair of the Board of PG&E Corporation, or their designee, will preside over the 2026 Annual Meetings and will make any and all determinations regarding the conduct of the meetings.
All proposals described in this Proxy Statement will be deemed presented at the 2026 Annual Meetings.
There will be a general question and answer period. Questions and comments should pertain to corporate performance, proposals for consideration at the 2026 Annual Meetings, or other matters of interest to shareholders generally. The meetings are not a forum to present general economic, political, or other views that are not directly related to the business of the Corporation or the Utility.
Are the 2026 Proxy Materials for the 2026 Annual Meetings available online?
Yes. You can go online at investor.pgecorp.com/financials/annual-reports-and-proxy-statements to access the 2026 Proxy Materials.
How many copies of the 2026 Proxy Materials will I receive?
Registered Holders and 401(k) Plan Participants
You will receive one Notice of Internet Availability for each account, unless you have requested paper copies of the proxy materials, in which case you will receive one copy of the 2026 Proxy Materials for each account.
Beneficial Owners
If you receive your proxy materials through Broadridge, and there are multiple beneficial owners at the same address, you may receive fewer Notices of Internet Availability or fewer copies of the 2026 Proxy Materials than the number of beneficial owners at that address. SEC rules permit Broadridge to deliver only one Notice of Internet Availability or only one copy of the 2026 Proxy Materials to multiple beneficial owners sharing an address unless the applicable company receives contrary instructions from any beneficial owner at that address.
If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the Notice of Internet Availability or only one copy of the 2026 Proxy Materials at a shared address but you wish to receive an additional copy of the Notice of Internet Availability or of the 2026 Proxy Materials or any future notices or proxy materials, or (2) you share an address with other beneficial owners who also receive their separate notices of Internet availability or proxy materials through Broadridge and you wish to request delivery of a single copy of any notice of Internet availability or of the proxy materials to the shared address in the future, please contact Broadridge by calling 1-866-540-7095 or mailing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
What does it mean if I receive more than one Notice of Internet Availability or Proxy Card on or about the same time?
It means that your shares of PG&E Corporation common stock or Utility preferred stock are registered differently or are in more than one account. In order to vote all of your shares, please sign and return each Proxy Card or, if you vote over the Internet, by telephone or during the 2026 Annual Meetings, vote once for each Notice of Internet Availability or Proxy Card you receive.
PG&E Corporation | Pacific Gas and Electric Company 2026 Joint Proxy Statement    110

What if I submit my Proxy or Voting Instruction Card, but I do not specify how I want my shares voted?
For PG&E Corporation’s registered shareholders, the Corporation’s proxy holders will vote your shares in accordance with the PG&E Corporation Board’s recommendations, which are as follows: “For” each of the PG&E Corporation Board’s nominees for director under Proposal 1 and “For” Proposals 2 and 3. For the Utility’s registered shareholders, the Utility’s proxy holders will vote your shares in accordance with the Utility Board’s recommendations, which are as follows: “For” each of the Utility Board’s nominees for director under Proposal 1 and “For” Proposals 2 and 3.
For 401(k) participants, if you sign but do not otherwise complete your Voting Instruction Card, you will be instructing the trustee to vote all shares in accordance with the recommendation of the PG&E Corporation Board of Directors.
What if I do not submit my Proxy or Voting Instruction Card?
If you are a registered shareholder, your shares will not be voted if you do not submit your Proxy or vote during the virtual 2026 Annual Meetings. If you are a participant in a 401(k) Plan, your shares will not be voted if you do not submit your Voting Instruction Card. If you hold your shares through a broker (or other intermediary), your broker may vote your shares in the broker’s discretion on “routine” matters, as discussed above under “What is a broker non-vote?”
Your vote is extremely important. Even if you plan to participate in the 2026 Annual Meetings, we request that you act promptly to vote your shares by completing, signing and dating the enclosed Proxy Card, and returning it in the enclosed postage-paid envelope, or by voting over the Internet or by telephone by following the instructions provided on the enclosed Notice of Internet Availability, Proxy Card or Voting Instruction Card.
How many shares are entitled to vote at the 2026 Annual Meetings?
As of the Record Date, there were 2,202,220,356 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.
As of the Record Date, there were 10,319,782 shares of Utility preferred stock, $25 par value, and 264,374,809 shares of Utility common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote.
How much will this Proxy solicitation cost?
All costs of soliciting Proxies on behalf of PG&E Corporation and the Utility will be borne by PG&E Corporation and the Utility.
PG&E Corporation and the Utility hired D.F. King to assist in the proxy solicitation of votes for a fee of $17,000 plus reasonable out-of-pocket expenses. In addition, the Corporation and the Utility will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. The companies’ solicitation of Proxies also may be made in person, by telephone, or by electronic communications by the companies’ respective directors, officers, and employees, who will not receive additional compensation for those solicitation activities.
How do I correspond with Directors?
Correspondence from shareholders and other interested persons to directors and executive officers should be sent to the applicable company’s principal executive office, in care of the Corporate Secretary. Section 34 of each company’s Guidelines provides more details on these communications.
Consistent with procedures adopted and approved by each company’s Board, the Corporate Secretary will forward to the applicable independent non-executive Chair any communications addressed to either Board as a body or to all of the independent or non-management directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate. The Corporate Secretary also will receive communications directed to individual directors or officers, including each company’s independent non-executive Chair, and will forward those as appropriate. You can reach the principal executive office for each company by:

E-Mail: CorporateSecretary@pge.com	U.S. Mail: Office of the Corporate Secretary PG&E Corporation/ Pacific Gas and Electric Company 300 Lakeside Drive Oakland, CA 94612

2027 Annual Meetings
What is the date of the 2027 annual meetings?
PG&E Corporation and the Utility currently anticipate that the date of their 2027 annual meetings will be roughly one year after the date of the 2026 Annual Meetings. Exact dates will be communicated to shareholders in the proxy materials for those meetings.
Can I submit nominees for inclusion in PG&E’s proxy materials for the 2027 annual meetings?
PG&E Corporation’s bylaws include proxy access provisions. Under these provisions, shareholders of PG&E Corporation who meet the requirements set forth in the bylaws may submit director nominations for inclusion in the Corporation’s proxy materials. Proxy access nominations for the Corporation’s 2027 annual meeting must be provided to the PG&E Corporation Corporate Secretary no earlier than November 10, 2026, and no later than December 10, 2026, and must meet all requirements set forth in the bylaws. However, if the Corporation’s 2027 annual meeting is scheduled on a date that is more than 30 days before or after the anniversary date of the 2026 Annual Meetings, a proxy access nomination for the 2027 meeting generally will be timely if it is received no later than the close of the business on the date that is 180 days prior to the 2027 annual meeting date or the 10th day after the date on which the date of the 2027 annual meeting is disclosed, whichever is later. The Utility did not adopt proxy access bylaw provisions, given the fact that over 95 percent of the Utility’s capital stock is held by PG&E Corporation; no Utility shareholders may submit director nominations via proxy access.
Can shareholders introduce proposals (other than proxy access proposals, but including director nominations) during the 2027 annual meetings?
If you are a shareholder of PG&E Corporation or the Utility and would like to introduce a proposal or other business (including director nominations other than those nominated by the companies) during that company’s 2027 annual meeting, each company’s bylaws require that your proper advance written notice of the matter be received at the principal executive office of the applicable company no earlier than January 21, 2027, and no later than 5:00 p.m., Pacific time, on February 20, 2027. However, if the 2027 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2026 Annual Meetings, your notice will be timely if it is received no later than the 10th day after the date on which that company publicly discloses the date of its 2027 annual meeting. You must also provide information regarding your proposal, and satisfy other requirements as set forth in the applicable company’s bylaws.
If your proposal involves nominating an individual for director during the annual meetings, certain additional information regarding the nominees and the nomination must be provided in your advance written notice regarding the nominee, which must be submitted in accordance with procedures set forth in the applicable company’s bylaws.
In addition, shareholders who intend to solicit proxies in support of director nominees other than either company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 22, 2027.
What is the submission deadline if I want my shareholder proposal to be included in the proxy statement for the 2027 annual meetings?
If you would like to submit a proposal to be included in the proxy statement for PG&E Corporation’s or the Utility’s 2027 annual meeting pursuant to SEC Rule 14a-8, the applicable company’s Corporate Secretary must receive your proposal no later than December 10, 2026.

How and where can I make a submission?
If you wish to submit advance notice of any business to be brought before the 2027 annual meetings (including notice of any proxy access nominees), or a shareholder proposal for inclusion in the 2027 joint proxy statement, you may submit such notice or proposal via e-mail or U.S. mail (shown below). If you submit a notice or proposal via U.S. mail, we recommend that you use a delivery method that indicates when your submission was received at the principal executive office of the applicable company.

E-Mail: CorporateSecretary@pge.com	U.S. Mail: Office of the Corporate Secretary PG&E Corporation/ Pacific Gas and Electric Company 300 Lakeside Drive Oakland, CA 94612

PG&E Corporation

PG&E CORPORATION
ATTN: SHAREHOLDER SERVICES
300 LAKESIDE DRIVE
OAKLAND, CA 94612

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PCG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84663-P42227

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PG&E CORPORATION

The Board of Directors recommends a vote FOR each director in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Rajat Bahri	☐	☐	☐
1b. Cheryl F. Campbell	☐	☐	☐
1c. Edward G. Cannizzaro	☐	☐	☐
1d. Kerry W. Cooper	☐	☐	☐
1e. Leo P. Denault	☐	☐	☐
1f. Jessica L. Denecour	☐	☐	☐
1g. Mark E. Ferguson III	☐	☐	☐
1h. W. Craig Fugate	☐	☐	☐
1i. Arno L. Harris	☐	☐	☐
1j. Carlos M. Hernandez	☐	☐	☐

	For	**Against**	**Abstain**
1k. John O. Larsen	☐	☐	☐
1l. Patricia K. Poppe	☐	☐	☐
1m. William L. Smith	☐	☐	☐
1n. Benjamin F. Wilson	☐	☐	☐
2. Advisory Vote to Approve Executive Compensation	☐	☐	☐
3. Ratification of the Appointment of Deloitte and Touche LLP as the Independent Public Accounting Firm	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 21, 2026:
The Notice, Proxy Statement, Annual Report and Form of Proxy are available at www.proxyvote.com.

V84664-P42227

PG&E CORPORATION
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 21, 2026.

The undersigned hereby appoints Patricia K. Poppe and Brian M. Wong, or either of them severally, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of PG&E Corporation, to be held virtually at www.virtualshareholdermeeting.com/PCG2026 on Thursday, May 21, 2026 at 10:00 a.m. Pacific Time and at any adjournments or postponements thereof, as indicated on this proxy card, and in their discretion to the extent permitted by law, upon all motions and resolutions which may properly come before said meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign but do not otherwise complete the proxy card, this proxy will be voted FOR each director in proposal 1 and FOR proposals 2 and 3.

As an alternative to completing and mailing the proxy card, you may submit your proxy and voting instructions over the Internet at www.proxyvote.com or by touch-tone telephone by calling 1-800-690-6903 (toll-free from the U.S. and Canada). Please have your proxy card in hand when submitting your voting instructions over the Internet or by telephone. These Internet and telephone voting procedures comply with California law. If you do not vote by telephone or Internet, please mark, sign, and date the proxy card, and return it promptly in the postage-paid envelope provided so that these shares may be represented at the meeting.

Continued and to be signed on reverse side